AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 6, 1998
                                                      REGISTRATION NO. 333-51713

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                       MARKET HUB PARTNERS STORAGE, L.P.
                       MARKET HUB PARTNERS FINANCE, INC.
          (EXACT NAMES OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)

              DELAWARE                                 4922                                76-0558052
              DELAWARE                                 4922                                76-0573998
  (STATES OR OTHER JURISDICTIONS OF        (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER IDENTIFICATION NOS.)
   INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBERS)

                              16420 PARK 10 PLACE
                                   SUITE 420
                              HOUSTON, TEXAS 77084
                                 (281) 597-6777
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

 See "Table of Additional Registrants" on the following page for information related to the Subsidiary Guarantors of the securities offered hereby.
                            ------------------------
                                ANTHONY J. CLARK
                              16420 PARK 10 PLACE
                                   SUITE 420
                              HOUSTON, TEXAS 77084
                                 (281) 597-6777
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                    COPY TO:
                               STEPHEN A. MASSAD
                             BAKER & BOTTS, L.L.P.
                                 910 LOUISIANA
                              HOUSTON, TEXAS 77002
                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this registration statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                        TABLE OF ADDITIONAL REGISTRANTS
                                       TO
                                AMENDMENT NO. 2
                                       TO
                        FORM S-4 REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         MOSS BLUFF HUB PARTNERS, L.P.
                        MOSS BLUFF HUB PARTNERS, L.L.C.
                            EGAN HUB PARTNERS, L.P.
                           EGAN HUB PARTNERS, L.L.C.

        DELAWARE                   4922                  76-0458010
        DELAWARE                   4922                  76-0573996
        DELAWARE                   4922                  76-0458004
        DELAWARE                   4922                  76-0573997
    (STATES OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER
    JURISDICTIONS OF            INDUSTRIAL          IDENTIFICATION NOS.)
    INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)              NUMBERS)

                              16420 PARK 10 PLACE
                                   SUITE 420
                              HOUSTON, TEXAS 77084
                                 (281) 597-6777

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                                ANTHONY J. CLARK
                              16420 PARK 10 PLACE
                                   SUITE 420
                              HOUSTON, TEXAS 77084
                                 (281) 597-6777
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                    COPY TO:
                               STEPHEN A. MASSAD
                             BAKER & BOTTS, L.L.P.
                                 910 LOUISIANA
                              HOUSTON, TEXAS 77002

******************************************************************************
*                                                                            *
*   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A    *
*   REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED       *
*   WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT    *
*   BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE          *
*   REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT      *
*   CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR   *
*   SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH   *
*   OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR   *
*   QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.               *
*                                                                            *
******************************************************************************

                   SUBJECT TO COMPLETION, DATED JULY 6, 1998

PROSPECTUS

                       MARKET HUB PARTNERS STORAGE, L.P.
                       MARKET HUB PARTNERS FINANCE, INC.

           OFFER TO EXCHANGE 8 1/4% SENIOR NOTES DUE 2008 FOR ANY AND
                  ALL OUTSTANDING 8 1/4% SENIOR NOTES DUE 2008
                 ($115,000,000 IN PRINCIPAL AMOUNT OUTSTANDING)

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 14, 1998, UNLESS EXTENDED.

     Market Hub Partners Storage, L.P., a Delaware limited partnership ("MHP Storage"), and its wholly owned subsidiary, Market Hub Partners Finance, Inc., a Delaware corporation ("Finance Corp.", and, together with MHP Storage, the "Issuers"), hereby offer (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of their 8 1/4% Senior Notes due 2008 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for each $1,000 principal amount of their outstanding 8 1/4% Senior Notes due 2008 (the "Old Notes" and, together with the Exchange Notes, the "Notes"), of which $115,000,000 principal amount is outstanding as of the date hereof. The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes (which they are intended to replace) except for certain transfer restrictions and registration rights relating to the Old Notes. See "The Exchange Offer". The Exchange Notes will evidence the same debt as the Old Notes (which they are intended to replace) and will be issued under and be entitled to the benefits of the Indenture (the "Indenture") dated March 1, 1998 among the Issuers, the Subsidiary Guarantors (as defined herein) and IBJ Schroder Bank & Trust Company, as Trustee (the "Trustee"), governing the
Notes. See "The Exchange Offer" and "Description of Exchange Notes".

     Interest on the Exchange Notes will be payable semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 1998. The Exchange Notes will mature on March 1, 2008. The Issuers will not be required to make any mandatory sinking fund or redemption payments with respect to the Exchange Notes. The Exchange Notes will be redeemable at the option of MHP Storage, in whole or in part, at any time on or after March 1, 2003, at the redemption prices set forth herein. The Issuers may also redeem up to 35% of the aggregate principal amount of Exchange Notes at MHP Storage's option, at any time on or prior to March 1, 2001, at a redemption price equal to 108.25% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages (as defined herein), if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings (as defined herein); provided, that at least $74.75 million of the aggregate principal amount of Exchange Notes originally issued remains outstanding after such redemption. See "Description of Exchange Notes -- Optional Redemption".

     Upon the occurrence of a Change of Control (as defined herein), the Issuers will be required to make an offer to repurchase all or any part of each holder's Exchange Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the

                                             (COVER TEXT CONTINUED ON NEXT PAGE)
                            ------------------------

     SEE "RISK FACTORS" ON PAGE 17 FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
         OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
               ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is        , 1998.

date of purchase. However, there can be no assurance that the Company will have, or will have access to, sufficient funds, or will be permitted by its other debt agreements, to purchase the Exchange Notes upon the occurrence of a Change of Control. See "Description of Exchange Notes -- Certain Covenants -- Change of Control".

     The Exchange Notes offered hereby (the "Exchange Offering") will be general unsecured joint and several obligations of the Issuers and will be fully and unconditionally guaranteed, on a senior unsecured basis (the "Subsidiary Guarantees"), jointly and severally, by each of the Subsidiary Guarantors (as defined herein) to the extent set forth in the Indenture. The Exchange Notes and each Subsidiary Guarantee will be effectively subordinated to all secured obligations of the Issuers and the applicable Subsidiary Guarantor to the extent of the assets securing such obligations. MHP Storage has entered into the New Credit Facility (as defined herein) pursuant to which MHP Storage is permitted to borrow up to $20.0 million of secured Indebtedness (as defined herein) from time to time. At December 31, 1997, on a pro forma basis assuming that the Old Notes Offering (as defined herein) and the application of the net proceeds therefrom had occurred on such date, the Issuers and the Subsidiary Guarantors would have had no outstanding Indebtedness other than the Old Notes. The Indenture permits MHP Storage and its subsidiaries (including Finance Corp. and the Subsidiary Guarantors) to incur additional indebtedness, subject to certain limitations.

     The Issuers will accept for exchange any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York time, on August 14, 1998, unless extended by the Issuers in their sole discretion (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions. The Old Notes were sold by the Issuers on March 4, 1998 to the Initial Purchaser (as defined herein) in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act. The Initial Purchaser subsequently placed the Old Notes with qualified institutional buyers in reliance upon Rule 144A under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Issuers under the Registration Rights Agreement (as defined herein) entered into by the Issuers in connection with the Old Notes Offering. See "The Exchange Offer".

     Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Issuers believe the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Issuers or of any Subsidiary
Guarantor within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "-- Resale of the Exchange Notes". Each broker-dealer (a "Participating Broker-Dealer") that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Notwithstanding the foregoing, any purchaser of Old Notes who is an "affiliate" of the Issuers or of any Subsidiary Guarantor who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer as a result of market-making activities or other trading activities. The Issuers have agreed that they will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution".

     There has not previously been any public market for the Old Notes or the Exchange Notes. Although the Initial Purchaser has informed the Issuers that it currently intends to make a market in the Exchange Notes, it is not obligated to do so, and any such market-making activities with respect to the Exchange Notes may be discontinued at any time without notice. The Issuers do not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system.

     Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the rights and will be subject to the limitations applicable thereto under the Indenture. Following consummation of the Exchange Offer, the holders of Old Notes will continue to be subject to the existing restrictions upon transfer thereof, and the Issuers will have no further obligation to such holders to provide for registration under the Securities Act of the Old Notes held by such holders. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. See "Risk
Factors -- Exchange Offer Procedures" and "Exchange Offer -- Consequences of Failure to Exchange".

     The Exchange Notes will be available initially only in book-entry form. The Issuers expect that the Exchange Notes issued pursuant to this Exchange Offer will be issued in the form of one or more Global Notes (as defined herein), which will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in a Global Note representing the Exchange Notes will be shown on, and transfers thereof will be effected through, records maintained by the Depositary and its participants. After the initial issuance of the Global Notes, Exchange Notes in certificated form will be issued in exchange for a Global Note only on the terms set forth in the Indenture. See
"Description of Exchange Notes -- Book Entry, Delivery and Form".

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD NOTES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER.

     This Prospectus, together with the Letter of Transmittal, is being sent to
all registered holders of Old Notes as of                   , 1998.

     The Issuers will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. No dealer-manager is being used in connection with this Exchange Offer. The Issuers will pay all expenses incurred by it incident to the Exchange Offer. See "Use of Proceeds" and "Plan of Distribution".

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF THE OLD NOTES IN ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION OR WOULD OTHERWISE NOT BE IN COMPLIANCE WITH ANY PROVISION OF ANY APPLICABLE SECURITY LAW.

                             AVAILABLE INFORMATION

     The Issuers have filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement", which term shall encompass all amendments, exhibits and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Prospectus does not contain all of the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company (as defined herein) and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. With respect to each contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit referred to herein, that is the complete text of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; the Chicago Regional Office, Suite 1400, 500 West Madison Street, Northwest Atrium Center, Chicago, Illinois 60661; and the New York Regional Office, Suite 1300, 7 World Trade Center, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of this site on the Internet is http://www.sec.gov.

     As a result of the filing of the Exchange Offer Registration Statement with the Commission, the Issuers will become subject to the informational requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will be required to file periodic reports and other information with the Commission for so long as they are subject to such requirements. In addition, MHP Storage has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, it will file with the Commission (unless the Commission would not accept such filing) and distribute to holders of the Notes, copies of the annual reports and quarterly reports and other information, documents and reports that MHP Storage would be required to file with the Commission pursuant to Section 13 of the Exchange Act, if it were subject to such requirements. MHP Storage will also make such information available to prospective purchasers of the Old Notes or the Exchange Notes, as applicable, securities analysts and broker-dealers upon their request. In addition, the Issuers and the Subsidiary Guarantors have agreed to furnish to holders of Old Notes, and prospective purchasers of Old Notes designated by such holders, the information required to be delivered pursuant to Rule 144A (d) (4) under the Securities Act, until such time as the Issuers have exchanged such Old Notes for Exchange Notes.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus contains certain forward-looking statements regarding the intent, belief and current expectations of the Company's management. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, expenses, earnings, levels of capital expenditures or other aspects of operating results. The operations of the Company are subject to a number of uncertainties, risks and other influences, many of which are outside the control of the Company and any one of which, or a combination of which, could materially affect the results of the Company's operations and whether the forward-looking statements made by the Company ultimately prove to be accurate. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed in "Risk Factors" and elsewhere in this Prospectus. The Company assumes no obligation to update any forward-looking statements.

                         DEFINITIONS AND OTHER MATTERS

     A "market hub" is a geographic location at which there is a natural gas storage facility and a convergence of multiple pipeline interconnections. The term "Bcf" means billion cubic feet of natural gas; "MMcf" means million cubic feet of natural gas; and "Mcf" means thousand cubic feet of natural gas. The term "MMBtu" means million British Thermal Units. For purposes of this Prospectus, contract amounts assume one million Btu per thousand cubic feet of natural gas. "FERC" is the Federal Energy Regulatory Commission. Injection and withdrawal capacities are presented in average volumes (Mcf, MMcf or Bcf) of natural gas per day. A significant factor affecting injection capacity is the pressure of the natural gas stored in the cavern. The nominal or average injection rates are increased or decreased if actual cavern pressures are below or above pressures used in determining the average injection rates. Withdrawal capacity is limited by the capacity of pipeline metering stations that take natural gas away from the storage facility, which in turn is limited by pipeline operating pressures and sizes. Pad gas is a volume of gas needed as permanent inventory in a salt cavern storage facility to maintain adequate pressure for deliverability rates and cavern integrity. Storage capacities of salt caverns are estimated by sonar and various other techniques and are presented herein on an estimated basis.

                                    SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL DATA, INCLUDING THE FINANCIAL STATEMENTS AND NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE STATED HEREIN, REFERENCES TO THE "COMPANY" SHALL MEAN MARKET HUB PARTNERS STORAGE, L.P. ("MHP STORAGE") TOGETHER WITH MHP STORAGE'S SUBSIDIARIES, MARKET HUB PARTNERS FINANCE, INC. ("FINANCE CORP."), MOSS BLUFF HUB PARTNERS, L.P. ("MOSS BLUFF"), EGAN HUB PARTNERS, L.P.
("EGAN") AND THE GENERAL PARTNERS OF MOSS BLUFF AND EGAN, TAKEN AS A WHOLE; REFERENCES TO THE "ISSUERS" SHALL MEAN MHP STORAGE AND FINANCE CORP., COLLECTIVELY; AND REFERENCES TO THE "SUBSIDIARY GUARANTORS" SHALL MEAN MOSS BLUFF, EGAN AND THEIR RESPECTIVE GENERAL PARTNERS, COLLECTIVELY.

THE COMPANY

     The Company believes it is the largest owner and operator of high deliverability salt cavern natural gas storage capacity in North America. The Company's Moss Bluff and Egan facilities, located near Houston, Texas and in Acadia Parish, Louisiana, respectively, are strategically positioned at industry-recognized market hubs near the convergence of major natural gas pipelines and serve as aggregation points for natural gas collected along the Texas and Louisiana Gulf Coast. Both of the Company's facilities have bidirectional interconnects to five pipelines, which form hub and spoke systems and enable the Company to provide its customers with storage and other services that allow better management of their variable gas load requirements. At December 31, 1997, the Company's two facilities maintained approximately 16.0 Bcf of natural gas storage capacity, 94% of which was leased under storage contracts with major utilities, pipeline companies, local distribution companies, natural gas producers and natural gas marketers. These storage contracts provide a minimum level of revenues regardless of usage by the customer. The Company supplements these revenues by providing a variety of load management services ("hub services"). For the year ended December 31, 1997, the Company had revenues of $27.5 million and Adjusted EBITDA (as defined herein) of $19.1 million.

     The Company is a wholly owned subsidiary of Market Hub Partners, L.P. ("MHP"), which was formed in December 1994. MHP is owned by subsidiaries of PacifiCorp, NIPSCO Industries, Inc., DPL Inc. and Public Service Enterprise Group, Inc., all of which are large utilities or utility holding companies. MHP's owners currently lease approximately 50% of the Company's storage capacity. The remaining storage capacity is leased to third parties under contracts with, among others, subsidiaries or divisions of Houston Industries Incorporated, El Paso Natural Gas Company, The Coastal Corporation and Consolidated Natural Gas Company. In order to accommodate the current market demand for the Company's services, the Company has recently commenced additional construction at both of its facilities to expand the aggregate working gas capacity from approximately 16.0 Bcf to approximately 24.0 Bcf. The Company believes that incremental capacity expansions result in high rates of return due to the relatively low capital expenditures required to add new capacity and deliverability and the relatively low incremental costs associated with operating the new capacity.

     The Company's salt cavern storage facilities offer significant advantages over conventional reservoir natural gas storage facilities. In conventional reservoir storage, which includes both depleted natural gas reservoirs and aquifers, natural gas is injected for approximately 200 to 250 days per year when demand is lower and withdrawn during the 100 to 150 days per year in the winter months when demand is higher. While a reservoir storage facility typically converts from injection to withdrawal once or twice a year, a salt cavern facility is capable of switching from injection to withdrawal several times a day. In addition, each of the Company's salt cavern facilities is designed to permit withdrawal of all the working gas in such facility in periods as short as ten days. Conventional storage facilities are typically depleted oil and gas reservoirs which, depending on their size and permeability, permit withdrawal of all working gas in periods ranging from 80 to 150 days. This flexibility allows salt cavern storage customers to better manage unpredictable load variances throughout the year, including short duration load swings, such as those attributable to intraday heating and air conditioning demand, and to serve peak demand during major supply interruption events, such as hurricanes and the loss of production due to extremely cold weather.

INDUSTRY

     The demand for the storage services provided by the Company has been enhanced by the partial deregulation of the natural gas industry. In 1985, the Federal Energy Regulatory Commission ("FERC") commenced restructuring the regulation of interstate pipelines, requiring them to grant transportation access to any creditworthy shipper, including producers and other marketers, on an open access, nondiscriminatory basis. In April 1992, the FERC issued Order 636, which enabled a user to purchase natural gas from a number of sources and arrange for transportation and delivery to one or more pipelines which act as open access carriers and which do not take title to the natural gas transported. This unbundling of services has created significant opportunities for the Company to compete with pipelines and other providers of storage of natural gas and has created opportunities for those who can help gas move most efficiently to where it is needed. Strategic interconnects combined with storage in the pipeline grid, or "market hubs", enhance transmission efficiency. Gas produced can flow to a market hub, from which it can be dispatched to a variety of locations. Since not all markets peak at the same time, serving the combined peak loads of pipelines as a group requires substantially less total deliverability than serving the peak deliverability needs of pipelines individually.

BUSINESS STRATEGY

     The Company plans to continue to grow its revenue base and to improve its profitability and cash flow through the implementation of the following key business strategies:

o    OFFER SUPERIOR DELIVERABILITY AND FLEXIBILITY

     The Company's marketing strategy emphasizes the high deliverability and flexibility of its salt cavern storage facilities relative to conventional reservoir natural gas storage and targets those customers whose storage and delivery needs are more variable. For example, salt cavern storage can be used by utilities as "peaking" facilities to rapidly meet short-swing surges in demand. Salt cavern storage can allow local distribution companies to reserve a supply of natural gas at a storage facility that can be delivered quickly, reducing the need to purchase gas on short notice at peak prices. Natural gas marketing companies and natural gas production companies can use salt cavern facilities to store natural gas when prices are low and withdraw natural gas when prices increase. A salt cavern's flexible injection and withdrawal capabilities can allow pipeline companies to increase operating efficiencies and reduce compressor fuel usage through physically balancing pipeline receipts and deliveries.

o    GENERATE STABLE REVENUES AND CASH FLOWS THROUGH DEMAND STORAGE CONTRACTS

     The Company's primary source of revenues is demand storage contracts, in which the Company leases storage capacity to customers on a firm basis for periods ranging from one year to 20 years. Prices per Bcf of storage capacity and the amount of storage capacity to be leased are generally fixed at the inception of the contract. Accordingly, these storage contracts, which have a remaining weighted average life of approximately
     7.7 years as of December 31, 1997, provide a relatively stable source of revenues and cash flows, since the customer is required to pay a minimum level of storage fees regardless of usage. In 1997, approximately 86% of the Company's total revenues were generated from the minimum fees under demand storage contracts.

o    OPTIMIZE REVENUES AND OPERATING EFFICIENCIES BY OFFERING HUB SERVICES

     The Company offers a variety of load management services to its customers on a short-term and "interruptible" basis to supplement its storage revenues. These hub services include: (i) balancing services, which allow customers to borrow or park gas for a limited time, (ii) wheeling services, which allow customers to transfer gas from one pipeline to another through the Company's surface interconnects, (iii) title transfer services, which allow customers to effect the transfer of natural gas from one storage facility or pipeline to another without incurring unnecessary transportation charges, (iv) imbalance services, which allow customers to trade imbalances on a particular pipeline or between pipelines and (v) loaning services, which allow customers to borrow natural gas from the Company.

     Since the Company's storage customers generally do not utilize 100% of storage and/or withdrawal and injection capacities at all times, hub services allow the Company to optimize revenues and operating efficiencies through the use of unutilized and unsubscribed capacity. Hub services also provide an opportunity to attract new customers and market longer-term demand-type storage contracts to these new customers.

o    CAPITALIZE ON FAVORABLE EXPANSION ECONOMICS BY SELECTIVELY EXPANDING
     CAPACITY

     Due to the favorable economics associated with capacity expansion, the Company evaluates increasing capacity at its current facilities when it has leased close to 100% of storage capacity and demand for additional capacity remains strong. The Company has previously expanded capacity six times. The Company plans to use approximately $20.0 million of the proceeds of the Old Notes Offering to expand capacity by 50%, from approximately 16.0 Bcf to approximately 24.0 Bcf, and approximately $6.0 million to purchase incremental pad gas associated with such expansion. The Company believes that incremental capacity expansions result in high rates of return due to the relatively low capital expenditures required to add new capacity and deliverability and the relatively low incremental costs associated with operating the new capacity. For example, approximately $158.4 million has been invested in fixed assets to develop the Company's approximately 16.0 Bcf of existing storage capacity, or approximately $9.9 million per Bcf. The Company's current expansion plan projects an increase in capacity by
     8.0 Bcf for $20.0 million, requiring only $2.5 million per Bcf of additional capacity.

o    CONTINUE DEVELOPMENT OF INNOVATIVE TECHNOLOGY TO IMPROVE OPERATING
     EFFICIENCIES

     The Company plans to maintain its focus on developing salt cavern storage techniques that it believes to be state-of-the-art. Through a subsidiary of its majority owner, PacifiCorp, the Company has maintained an extensive technical relationship with Sandia National Laboratories, a leading source of technology for hydrocarbon storage, and previously had an extensive technical relationship with Gaz de France, a world leader in natural gas related research and development. The cooperative effort in technology has been primarily focused on salt cavern design, construction and operation. The use of Solution Mining Under Gas ("SMUG") technology, which allows the expansion of existing caverns without interrupting operations, provides the Company with what it believes are cost and safety advantages.

                             THE OLD NOTES OFFERING

OLD NOTES............................... The Old Notes were sold by the
                                         Issuers on March 4, 1998 to SBC
                                         Warburg Dillon Read Inc. (the
                                         "Initial Purchaser") pursuant to a
                                         Purchase Agreement (the "Purchase
                                         Agreement") dated February 27, 1998
                                         (the "Old Notes Offering" and,
                                         together with the Exchange Offering,
                                         the "Offering"). The Initial
                                         Purchaser subsequently resold the Old
                                         Notes in the United States to
                                         qualified institutional buyers in
                                         reliance upon Rule 144A under the
                                         Securities Act.

REGISTRATION RIGHTS AGREEMENT........... Pursuant to the Purchase Agreement,
                                         the Issuers, the Subsidiary
                                         Guarantors and the Initial Purchaser
                                         entered into a Registration Rights
                                         Agreement dated March 4, 1998 (the
                                         "Registration Rights Agreement"),
                                         which grants the holders of the Old
                                         Notes certain exchange and
                                         registration rights. The Exchange
                                         Offer is intended to satisfy such
                                         exchange rights, which terminate upon
                                         the consummation of the Exchange
                                         Offer.

                               THE EXCHANGE OFFER

SECURITIES OFFERED...................... $115,000,000 aggregate principal amount of 8 1/4% Senior Notes due
                                         2008 (the "Exchange Notes"). The
                                         form and terms of the Exchange Notes
                                         are identical in all material
                                         respects to the form and terms of the
                                         Old Notes except that the Exchange
                                         Notes have been registered under the
                                         Securities Act and will not contain
                                         certain transfer restrictions and
                                         hence are not entitled to certain
                                         rights under the Registration Rights
                                         Agreement, including the provisions
                                         providing for the payment of
                                         liquidated damages in certain
                                         circumstances. The Exchange Notes
                                         will evidence the same debt as the
                                         Old Notes and will be issued under
                                         and be entitled to the benefits of
                                         the Indenture governing the Old
                                         Notes. See "Description of Exchange
                                         Notes".

THE EXCHANGE OFFER...................... $1,000 principal amount of the
                                         Exchange Notes in exchange for each
                                         $1,000 principal amount of
                                         outstanding Old Notes. As of the date
                                         hereof, $115,000,000 aggregate
                                         principal amount of Old Notes are
                                         issued and outstanding. The Issuers
                                         will issue the Exchange Notes to
                                         holders of Old Notes on or promptly
                                         after the Expiration Date.

RESALE.................................. Based on interpretations by the staff of the Commission set forth in
                                         no-action letters issued to third
                                         parties, and subject to the
                                         immediately following sentence, the
                                         Issuers believe that Exchange Notes
                                         issued pursuant to the Exchange Offer
                                         in exchange for Old Notes may be
                                         offered for resale, resold and
                                         otherwise transferred by any holder
                                         thereof (other than (i) a broker-
                                         dealer who purchased such Old
                                         Notes directly from the Issuers for
                                         resale pursuant to Rule 144A or any
                                         other available exemption under the
                                         Securities Act or (ii) a person that
                                         is an "affiliate" of the Issuers or
                                         of any Subsidiary Guarantor within
                                         the meaning of Rule 405 under the
                                         Securities Act) without compliance
                                         with the registration and prospectus
                                         delivery provisions of the Securi-
                                         ties Act, provided that the holder is
                                         acquiring such Exchange Notes in its
                                         ordinary course of business and does
                                         not intend to participate in, and has
                                         no arrangement or understanding with
                                         any person to participate in, the
                                         distribution of such Exchange Notes.
                                         However, any purchaser of Notes who
                                         is an affiliate of the Issuers or of
                                         any Subsidiary Guarantor or who
                                         intends to participate in the
                                         Exchange Offer for the purpose of
                                         distributing the Exchange Notes, or
                                         any broker-dealer who purchased the
                                         Old Notes from the Issuers to resell
                                         pursuant to Rule 144A or any other
                                         available exemption under the
                                         Securities Act, (i) will not be able
                                         to rely on the interpretations by the
                                         staff of the Commission set forth in
                                         the above-mentioned no-action
                                         letters, (ii) will not be able to
                                         tender its Old Notes in the Exchange
                                         Offer and (iii) must comply with the
                                         registration and prospectus delivery
                                         requirements of the Securities Act in
                                         connection with any sale or transfer
                                         of the Notes unless such sale or
                                         transfer is made pursuant to an
                                         exemption from such requirements. The
                                         Issuers do not intend to seek their
                                         own no-action letter, and there is no
                                         assurance that the staff of the
                                         Commission would make a similar
                                         determination with respect to the
                                         Exchange Notes as it has in such
                                         no-action letters to third parties.
                                         See "The Exchange Offer -- Resale of
                                         Exchange Notes" and "Plan of
                                         Distribution".

EXPIRATION DATE......................... 5:00 p.m., New York time, on August
                                         14, 1998, unless the Exchange Offer
                                         is extended, in which case the term
                                         "Expiration Date" means the latest
                                         date and time to which the Exchange
                                         Offer is extended. See "The Exchange
                                         Offer -- Expiration Date; Extensions;
                                         Amendments".

INTEREST ON THE NOTES................... Each Exchange Note will bear interest from the most recent date to which
                                         interest has been paid or duly
                                         provided for on the Old Note
                                         surrendered in exchange for such
                                         Exchange Note or, if no interest has
                                         been paid or duly provided for on
                                         such Old Note, from March 4, 1998.
                                         Interest on the Exchange Notes is
                                         payable semi-annually on each March 1
                                         and September 1, commencing on
                                         September 1, 1998. Holders of Old
                                         Notes whose Old Notes are accepted
                                         for exchange will not receive
                                         interest that is accrued and unpaid
                                         on such Old Notes for any period from
                                         and after the last date to which
                                         interest has been paid or duly
                                         provided for on the Old Notes prior
                                         to the original issue date of the
                                         Exchange Notes or, if no such
                                         interest has been paid or duly
                                         provided for, will not receive any
                                         accrued interest on such Old Notes,
                                         and will be deemed to have waived the
                                         right to receive any interest on such
                                         Old Notes, accrued from and after
                                         March 4, 1998. See "The Exchange
                                         Offer -- Interest on the Exchange
                                         Notes".

ACCEPTANCE OF OLD NOTES AND DELIVERY OF
  EXCHANGE NOTES........................ The Issuers will accept for exchange, subject to the conditions described
                                         under "The Exchange Offer --
                                         Conditions", any and all Old
                                         Notes which are properly tendered
                                         in the Exchange Offer prior to 5:00
                                         p.m., New York time, on the
                                         Expiration Date. The Exchange Notes
                                         issued pursuant to the Exchange Offer
                                         will be delivered promptly following
                                         the Expiration Date. See "The
                                         Exchange Offer -- Terms of the
                                         Exchange Offer".
PROCEDURES FOR TENDERING
  OLD NOTES............................. Each holder of Old Notes wishing to accept the Exchange Offer must
                                         complete, sign and date the
                                         accompanying Letter of Transmittal,
                                         or a facsimile thereof, in accordance
                                         with the instructions contained
                                         herein and therein, and mail or
                                         otherwise deliver such Letter of
                                         Transmittal, or such facsimile,
                                         together with the Old Notes and any
                                         other required documentation to the
                                         Exchange Agent (as defined herein) at
                                         the address set forth in the Letter
                                         of Transmittal. By executing the
                                         Letter of Transmittal, each holder
                                         will represent to the Issuers that,
                                         among other things, (i) it is not an
                                         affiliate of the Issuers or of any
                                         Subsidiary Guarantor, (ii) it is not
                                         engaged in, and does not intend to
                                         engage in, and has no arrangement or
                                         understanding with any person to
                                         participate in, a distribution of the
                                         Exchange Notes, (iii) it is acquiring
                                         the Exchange Notes in its ordinary
                                         course of business and (iv) that any
                                         person participating in the Exchange
                                         Offer with the intention or for the
                                         purpose of distributing the Exchange
                                         Notes must comply with the
                                         registration and prospectus delivery
                                         requirements of the Securities Act,
                                         and of the rules and regulations
                                         promulgated thereunder, in connection
                                         with a secondary resale of the
                                         Exchange Notes acquired by such
                                         person and cannot rely on the
                                         position of the staff of the
                                         Commission. See "The Exchange
                                         Offer -- Purpose and Effect of the
                                         Exchange Offer" and "-- Procedures
                                         for Tendering".

SPECIAL PROCEDURES FOR BENEFICIAL
  HOLDERS............................... Any beneficial holder whose Old Notes are registered in the name of a
                                         broker, dealer, commercial bank,
                                         trust company or other nominee and
                                         who wishes to tender in the Exchange
                                         Offer should contact the registered
                                         holder promptly and instruct such
                                         registered holder to tender on such
                                         beneficial holder's behalf. If such
                                         beneficial holder wishes to tender on
                                         such beneficial holder's own behalf,
                                         such beneficial holder must, prior to
                                         completing and executing the Letter
                                         of Transmittal and delivering its Old
                                         Notes, either make appropriate
                                         arrangements to register ownership of
                                         the Old Notes in such beneficial
                                         holder's name or obtain a properly
                                         completed bond power from the
                                         registered holder. The transfer of
                                         registered ownership may take
                                         considerable time. The Issuers will
                                         keep the Exchange Offer open for not
                                         less than twenty days in order to
                                         provide for the transfer of
                                         registered ownership. See "The
                                         Exchange Offer -- Procedures for
                                         Tendering".

GUARANTEED DELIVERY PROCEDURES.......... Holders of Old Notes who wish to tender their Old Notes and (i) whose
                                         Old Notes are not immediately
                                         available, (ii) who cannot deliver
                                         their Old Notes, the Letter of
                                         Transmittal or any other required
                                         documents to the Exchange Agent or
                                         (iii) who cannot complete the
                                         procedures for book-entry transfer,
                                         prior to the Expiration Date, must
                                         tender their Old Notes according to
                                         the guaranteed delivery procedures
                                         set forth in "The Exchange
                                         Offer -- Guaranteed Delivery Pro-
                                         cedures".

WITHDRAWAL RIGHTS....................... Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New
                                         York time, on the Expiration Date,
                                         unless previously accepted for
                                         exchange. See "The Exchange
                                         Offer -- Withdrawal of Tenders".

UNTENDERED OLD NOTES.................... Following the consummation of the
                                         Exchange Offer, holders of Old Notes
                                         eligible to participate but who do
                                         not tender their Old Notes will not
                                         have any further exchange rights, and
                                         such Old Notes will continue to be
                                         subject to certain restrictions on
                                         transfer. Accordingly, the liquidity
                                         of the market for such Old Notes
                                         could be adversely affected. See
                                         "The Exchange Offer -- Purpose and
                                         Effect of the Exchange Offer".

CONSEQUENCES OF FAILURE
  TO EXCHANGE........................... The Old Notes that are not exchanged pursuant to the Exchange Offer will
                                         remain restricted securities.
                                         Accordingly, such Old Notes may be
                                         resold only (i) to the Issuers, (ii)
                                         pursuant to an effective registration
                                         statement under the Securities Act,
                                         (iii) pursuant to Rule 144A or Rule
                                         144 under the Securities Act, (iv)
                                         outside the United States to a
                                         foreign person pursuant to the
                                         requirements of Rule 904 under the
                                         Securities Act, (v) to an
                                         institutional "accredited investor"
                                         as defined in Rule 501(a)(1), (2),
                                         (3) or (7) under the Securities Act
                                         who furnishes the Trustee with a
                                         letter containing certain
                                         representations and agreements and,
                                         in the case of any transfer of
                                         aggregate principal amount of Old
                                         Notes of $100,000 or less, an opinion
                                         of counsel, if the Issuers so
                                         request, or (vi) pursuant to some
                                         other exemption under the Securities
                                         Act (and based on an opinion of
                                         counsel, if the Issuers so request).
                                         See "The Exchange
                                         Offer -- Consequences of Failure to
                                         Exchange".

USE OF PROCEEDS......................... There will be no cash proceeds to the
                                         Issuers from the exchange pursuant to
                                         the Exchange Offer.

EXCHANGE AGENT.......................... IBJ Schroder Bank and Trust Company,
                                         the Trustee under the Indenture, is
                                         serving as exchange agent (the
                                         "Exchange Agent") in connection
                                         with the Exchange Offer. The mailing
                                         address of the Exchange Agent is IBJ
                                         Schroder Bank & Trust Company, P.O.
                                         Box 84, Bowling Green Station, New
                                         York, New York 10274-0084. The
                                         address for deliveries by overnight
                                         courier and for hand deliveries is
                                         IBJ Schroder Bank & Trust Company,
                                         One State Street, New York, New York
                                         10004, Attn: Securities Processing
                                         Window, Subcellar One (SC-1). For
                                         assistance and requests for
                                         additional copies of this Prospectus,
                                         the Letter of Transmittal or the
                                         Notice of Guaranteed Delivery, the
                                         telephone number for the Exchange
                                         Agent is (212) 858-2103, and the
                                         facsimile number for the Exchange
                                         Agent is (212) 858-2611.


                               THE EXCHANGE NOTES

GENERAL................................. The form and terms of the Exchange
                                         Notes are the same as the form and
                                         terms of the Old Notes (which they
                                         are intended to replace) except that:
                                         (i) the Exchange Notes have been
                                         registered under the Securities Act
                                         and, therefore, will not bear legends
                                         restricting the transfer thereof and
                                         (ii) the holders of Exchange Notes
                                         will not be entitled to certain
                                         rights under the Registration Rights
                                         Agreement, including the provision
                                         providing for an increase in the
                                         interest rate on the Old Notes in
                                         certain circumstances relating to the
                                         timing of the Exchange Offer, which
                                         rights will terminate when the
                                         Exchange Offer is consummated. See
                                         "The Exchange Offer -- Purpose and
                                         Effect of the Exchange Offer". The
                                         Exchange Notes will evidence the same
                                         debt as the Old Notes and will be
                                         entitled to the benefits of the
                                         Indenture. See "Description of
                                         Exchange Notes". The Old Notes and
                                         the Exchange Notes are referred to
                                         herein collectively as the "Notes".

SECURITIES OFFERED...................... $115,000,000 aggregate principal amount of 8 1/4% Senior Notes due
                                         2008.

INTEREST RATE AND PAYMENT DATES......... The Exchange Notes will bear interest at a rate of 8 1/4% per annum.
                                         Interest on the Exchange Notes will
                                         accrue from the date of issuance
                                         thereof or from the most recent
                                         Interest Payment Date (as defined
                                         herein) to which interest has been
                                         paid or provided for, payable
                                         semi-annually in cash in arrears on
                                         March 1 and September 1 of each year,
                                         commencing September 1, 1998.

MATURITY DATE........................... March 1, 2008.

RANKING................................. The Exchange Notes will be senior unsecured joint and several
                                         obligations of the Issuers and will
                                         rank PARI PASSU in right of payment
                                         with all other existing and future
                                         unsecured and unsubordinated
                                         Indebtedness (as defined herein) of
                                         the Issuers and senior to all
                                         existing and future Subordinated
                                         Indebtedness (as defined herein) of
                                         the Issuers. Each Subsidiary
                                         Guarantee (as defined herein) will be
                                         a senior unsecured obligation of the
                                         applicable Subsidiary Guarantor and
                                         will rank PARI PASSU in right of
                                         payment with all other existing and
                                         future unsecured and unsubordinated
                                         Indebtedness of such Subsidiary
                                         Guarantor, and senior to all existing
                                         and future Subordinated Indebtedness
                                         of the applicable Subsidiary
                                         Guarantor. The Exchange Notes and
                                         Subsidiary Guarantees, however, will
                                         be effectively subordinated to
                                         secured Indebtedness of the Issuers
                                         and the Subsidiary Guarantors with
                                         respect to the assets securing that
                                         Indebtedness. At December 31, 1997,
                                         on a pro forma basis assuming that
                                         the Old Notes Offering and the
                                         application of the net proceeds
                                         therefrom had occurred on such date,
                                         the Issuers and the Subsidiary
                                         Guarantors would have had no
                                         Indebtedness outstanding other than
                                         the Old Notes. It is contemplated,
                                         however, that MHP Storage may incur
                                         Indebtedness under the New Credit
                                         Facility (as defined herein) which
                                         would be secured by a lien on
                                         substantially all the assets of MHP
                                         Storage and certain of its
                                         Subsidiaries (as defined herein).
                                         Subject to certain limitations, the
                                         Issuers and their Subsidiaries
                                         (including the Subsidiary Guarantors)
                                         may incur additional Indebtedness in
                                         the future. See "Description of
                                         Exchange Notes -- Ranking" and
                                         " -- Certain Covenants -- Limitation
                                         on Indebtedness and Disqualified
                                         Equity Interests".

SUBSIDIARY GUARANTORS................... The Exchange Notes will be unconditionally guaranteed on a
                                         senior unsecured basis by Moss Bluff,
                                         Egan and their respective general
                                         partners.

OPTIONAL REDEMPTION..................... The Issuers may, at the option of MHP
                                         Storage, redeem the Exchange Notes in
                                         whole or from time to time in part,
                                         on or after March 1, 2003, at the
                                         redemption prices set forth herein,
                                         together with accrued and unpaid
                                         interest thereon and Liquidated
                                         Damages (as defined herein), if any,
                                         to the date of redemption. At any
                                         time on or prior to March 1, 2001,
                                         the Issuers may redeem up to 35% of
                                         the aggregate principal amount of
                                         Exchange Notes originally issued from
                                         the Net Cash Proceeds (as defined
                                         herein) of one or more Public Equity
                                         Offerings (as defined herein), at a
                                         redemption price equal to 108.25% of
                                         the principal amount thereof,
                                         together with accrued and unpaid
                                         interest thereon and Liquidated
                                         Damages, if any, to the date of
                                         redemption, PROVIDED, that at least
                                         $74.75 million of the aggregate
                                         principal amount of Exchange Notes
                                         originally issued remains outstanding
                                         immediately after that redemption.
                                         See "Description of Exchange
                                         Notes -- Optional Redemption".

CHANGE OF CONTROL....................... If a Change of Control (as defined herein) occurs, the Issuers must make
                                         an offer to purchase all the
                                         then-outstanding Exchange Notes, and
                                         purchase all such Exchange Notes
                                         validly tendered pursuant to such
                                         offer, at a purchase price equal to
                                         101% of the principal amount thereof,
                                         together with accrued and unpaid
                                         interest thereon and Liquidated
                                         Damages, if any, to the date of pur-
                                         chase. However, there can be no
                                         assurance that the Company will have,
                                         or will have access to, sufficient
                                         funds, or will be permitted by its
                                         other debt agreements, to purchase
                                         the Exchange Notes upon the
                                         occurrence of a Change of Control.
                                         See "Description of Exchange
                                         Notes -- Certain Covenants -- Change
                                         of Control".

CERTAIN COVENANTS....................... The Indenture contains certain covenants, including covenants that
                                         limit (i) incurrence of certain
                                         Indebtedness, (ii) issuance of Dis-
                                         qualified Equity Interests (as
                                         defined herein), (iii) issuance of
                                         Preferred Equity Interests (as
                                         defined herein) by Restricted Sub-
                                         sidiaries (as defined herein), (iv)
                                         Restricted Payments (as defined
                                         herein), (v) issuances and sales of
                                         equity interests by Restricted
                                         Subsidiaries, (vi) sale/leaseback
                                         transactions, (vii) transactions with
                                         affiliates, (viii) liens, (ix) asset
                                         sales, (x) dividend and other payment
                                         restrictions by Restricted
                                         Subsidiaries, (xi) conduct of
                                         business, (xii) activities of Finance
                                         Corp. and (xiii) mergers,
                                         consolidations and sales of assets.
                                         See "Description of Exchange
                                         Notes -- Certain Covenants" and
                                         "-- Merger, Consolidation and Sale
                                         of Assets".

                                  RISK FACTORS

     See "Risk Factors" beginning on page 17 for a discussion of certain factors that investors should consider before making an investment in the Exchange Notes.

                 SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED
                             FINANCIAL INFORMATION

     The following summary financial information for each of the years in the period ended December 31, 1997 is derived from the audited Consolidated Financial Statements of Market Hub Partners Storage, L.P. The summary financial information for the period from December 21, 1994 (inception) to December 31, 1994 was derived from the unaudited financial statements of the Company for this period. The summary financial information for the three month periods ended March 31, 1998 and 1997 is derived from the unaudited Condensed Consolidated Financial Statements of the Company for these periods. Such unaudited financial statements have been prepared on a basis consistent with the audited financial statements and in management's opinion contains all adjustments necessary to fairly present such financial statements. The audited Consolidated Financial Statements for MHP Storage, as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 and related notes thereto and the unaudited Condensed Consolidated Financial Statements as of March 31, 1998 and for the three month periods ended March 31, 1998 and 1997 and notes thereto appear elsewhere in this Prospectus. The operating data is derived from the historical operating records of the Company. The selected pro forma income statement data for the year ended December 31, 1997 and the three months ended March 31, 1998 give effect to the completion of the Old Notes Offering and the application of the net proceeds therefrom as if the Old Notes Offering had been consummated on January 1, 1997 and January 1, 1998, respectively. The selected pro forma balance sheet data as of December 31, 1997 gives effect to the completion of the Old Notes Offering and the application of the net proceeds therefrom as if the Old Notes Offering had been consummated on December 31, 1997. Neither the summary historical financial data nor the summary pro forma financial data are necessarily indicative of either the future results of operations or the results of operations that would have occurred if those events had been consummated on the indicated dates. The following summary financial information should be read in conjunction with, and is qualified by reference to, the unaudited Pro Forma Condensed Consolidated Financial Statements of the Company and notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations", and the Consolidated Financial Statements of the Company and notes thereto and other financial information included elsewhere in this Prospectus.

                                                                                                       THREE MONTHS
                                                                                                          ENDED
                                                          YEARS ENDED DECEMBER 31,                      MARCH 31,
                                           ------------------------------------------------------  --------------------
                                           1993(11)    1994(11)     1995     1996(10)     1997       1997       1998
                                           --------    --------   ---------  ---------  ---------  ---------  ---------
                                                       (DOLLARS IN THOUSANDS, EXCEPT
                                                           OPERATING INFORMATION)                      (UNAUDITED)
INCOME STATEMENT DATA:
Revenues................................   $ 2,320     $ 4,670    $   7,874  $  18,586  $  27,486  $   6,026  $   7,648
Operating expenses......................     2,186       2,849        6,138     10,171     13,931      2,975      3,112
                                           --------    --------   ---------  ---------  ---------  ---------  ---------
Operating income (loss).................       134       1,821        1,736      8,415     13,555      3,051      4,536
Interest expense........................       133         764          664      2,544      3,605      1,093      1,033
Interest income.........................        24          53           98        139         99         13        207
Extraordinary item(1)...................     --          --          --           (452)    --         --         (6,702)
                                           --------    --------   ---------  ---------  ---------  ---------  ---------
Net income (loss).......................        25       1,110        1,170      5,558     10,049      1,971     (2,992)
                                           ========    ========   =========  =========  =========  =========  =========
SELECTED FINANCIAL DATA:
EBITDA(2)...............................   $   707     $ 2,665    $   3,356  $  12,272  $  18,483  $   4,231  $   5,842
EBITDA margin(3)........................      30.5 %      57.1 %       42.6%      66.0%      67.2%      70.2%      76.4%
Cash flows from operating activities....       395       2,182        1,438      5,192     18,068      4,943      1,857
Cash flows from investing activities....    (3,419)     (3,383)     (26,755)   (37,598)   (29,785)    (4,436)    (3,989)
Cash flows from financing activities....     2,827       1,577       25,002     31,887     13,544       (808)    33,402
Depreciation and amortization(4)........       523         844        1,620      3,857      4,928      1,180      1,306
Capital expenditures....................     3,419       3,568       26,755     37,598     29,785      4,436      3,989
Ratio of earnings to fixed charges(5)...     --            2.2 x        1.5x       3.0x       3.1x       2.6x       3.4x

                                             (TABLE CONTINUED ON FOLLOWING PAGE)

                                                                                                       THREE MONTHS
                                                                                                          ENDED
                                                          YEARS ENDED DECEMBER 31,                      MARCH 31,
                                           ------------------------------------------------------  --------------------
                                           1993(11)    1994(11)     1995     1996(10)     1997       1997       1998
                                           --------    --------   ---------  ---------  ---------  ---------  ---------
                                                       (DOLLARS IN THOUSANDS, EXCEPT
                                                           OPERATING INFORMATION)                      (UNAUDITED)
SELECTED PRO FORMA DATA:
Adjusted EBITDA(6)......................                                                   19,083                 5,842
Cash interest expense(7)................                                                    9,488                 2,372
Adjusted EBITDA/cash interest expense...                                                      2.0x                  2.5x
Total debt/Adjusted EBITDA..............                                                      6.0x                 19.7x
Net debt/Adjusted EBITDA(8).............                                                      4.1x                 14.0x
Ratio of earnings to fixed charges(5)...                                                      1.5x                  2.1x
OPERATING DATA (AT END OF PERIOD;
  UNAUDITED)(9):
Working gas storage capacity (Bcf)......      2.75        2.75         7.35      11.95      16.00      13.30      17.60
Injection capacity (MMcf/d).............        50          70          270        600        800        700        800
Withdrawal and wheeling capacity
  (MMcf/d)..............................       225         225        1,650      2,500      3,350      2,720      3,350
BALANCE SHEET DATA (AT END OF PERIOD):
Working capital (deficiency)............   $   398     $ 4,793    $  (6,824) $  (4,245) $  (3,324) $  (3,027) $  39,673
Property and equipment, net.............    19,914      57,721       82,228    123,116    147,973    126,371    150,656
Total assets............................    22,254      74,183       88,184    131,916    159,887    134,093    197,388
Total debt..............................    12,500      11,200        9,814     57,692     53,492     52,382    115,000
Partners' capital.......................     8,989      41,436       68,994     68,487     99,913     74,326     79,304

------------
 (1) Charge relating to early extinguishment of debt.

 (2) EBITDA is defined as net income before extraordinary items plus interest expense (net of interest income) plus depreciation and amortization. EBITDA is presented not as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles), but rather to provide additional information related to the debt servicing ability of the Company. Interest expense as reflected on the Company's financial statements includes amortization of deferred financing fees.

 (3) EBITDA margin means EBITDA divided by revenues.

 (4) Excludes amortization of deferred financing costs, which amounts are included in interest expense.

 (5) For purposes of calculating the ratio of earnings to fixed charges, fixed charges include interest expense (plus capitalized interest) and that portion of non-capitalized rental expense deemed to be the equivalent of interest. Earnings represent income from continuing operations before income taxes and fixed charges. The deficiency in earnings during 1993 to cover fixed charges was $498,000.

 (6) Adjusted EBITDA is EBITDA plus $600,000 for the year ended December 31, 1997, the amount of a special bonus payment to executives in connection with the development of the Moss Bluff and Egan facilities.

 (7) Cash interest expense represents the interest cost of the Old Notes, which represented the entire amount of debt outstanding upon consummation of the Old Notes Offering, at an interest rate of 8.25%.

 (8) Net debt means total debt less cash and cash equivalents assuming the consummation of the Old Notes Offering and the application of the net proceeds therefrom as of such date.

 (9) Operating data capacities represent capacities attributable to the Company and, for December 31, 1994 and 1995, include only 50% of total capacity at the Moss Bluff facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Capacity Expansions".

(10) On July 3, 1996, MHP acquired the 50% remaining partnership interest in Moss Bluff Gas Storage Systems owned by CMS Energy Corporation, the financing for which was provided through the issuance of $60 million of senior secured notes in a private placement offering. See "Management's Discussion and Analysis of Financial Condition and Results of
     Operations -- Capacity Expansions". The results of operations related to the additional 50% interest acquired are reflected in the income statement data since July 3, 1996. Had the acquisition occurred on January 1, 1995, the Company would have had revenues of $21,168 and $13,221 for 1996 and 1995, respectively, and would have had net income of $6,440 and $2,125 for 1996 and 1995, respectively.

(11) MHP was formed on December 31, 1994. The information presented for 1993 and 1994 contains what would have been MHP's proportionate share of a full year of operations from the underlying assets ultimately contributed to the Company had MHP been in existence during that time.

                                  RISK FACTORS

     AN INVESTMENT IN THE EXCHANGE NOTES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. THE FOLLOWING FACTORS, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, SHOULD BE CAREFULLY CONSIDERED IN EVALUATING AN INVESTMENT IN THE EXCHANGE NOTES OFFERED HEREBY.

SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE DEBT

     The Company is highly leveraged and has significant debt service requirements. At December 31, 1997, on a pro forma basis assuming that the Old Notes Offering and the application of the net proceeds therefrom had occurred on such date, the total consolidated indebtedness of the Company would have been $115 million and the ratio of total consolidated indebtedness to total capitalization would have been 60.3%. The degree to which the Company is leveraged will have important consequences to holders of the Exchange Notes, including: (i) the ability of the Company to obtain additional financing, whether for working capital, capital expenditures or other purposes, may be impaired; (ii) a substantial portion of the Company's cash flow from operations will be required for debt service, thereby reducing funds available to the Company for its operations; (iii) the Company's flexibility in planning for or reacting to changes in market conditions may be limited; (iv) the Company may be more vulnerable upon a downturn in its business; and (v) to the extent that the Company incurs any indebtedness at variable rates, including under the New Credit Facility (as defined herein), the Company will be vulnerable to increases in interest rates.

     The Exchange Notes will be senior unsecured obligations of the Issuers. The Exchange Notes will rank PARI PASSU with all other unsecured and unsubordinated indebtedness of the Issuers, but will be effectively subordinated to secured indebtedness of the Issuers, including any amounts that may be borrowed by MHP Storage under the New Credit Facility. At December 31, 1997, on a pro forma basis assuming that the Old Notes Offering and the application of the net proceeds therefrom had occurred on such date, the Issuers would have had no Indebtedness outstanding other than the Old Notes. Future borrowings under the New Credit Facility will be permitted, subject to the applicable terms, conditions and limitations thereof and to the provisions of the Indenture. Borrowings under the New Credit Facility will be secured by substantially all the assets of MHP Storage and its subsidiaries. Accordingly, the Exchange Notes will be effectively subordinated to the extent of such security interests. See "Description of New Credit Facility" and "Description of Exchange
Notes -- Ranking".

     Based on current operations, the Company expects that it will be able to meet the debt service requirements on its indebtedness, meet its working capital needs and fund its capital expenditures and other operating expenses out of cash flow from operations, proceeds of the Old Notes Offering and available borrowings under the New Credit Facility. However, there can be no assurance that the Company's business will generate cash flow at levels sufficient to meet these requirements. If the Company is unable to generate sufficient cash flow from operations to service its debt obligations and to meet other cash requirements, it may be required to sell assets, reduce capital expenditures, refinance all or a portion of its existing debt (including the Exchange Notes) or obtain additional financing. There can be no assurance that any such asset sales or refinancing would be possible or that any additional financing would be available on terms acceptable to the Company. The Company's ability to meet its debt service obligations will be dependent upon its future performance which, in turn, will be subject to future economic conditions and to financial, business and other factors, many of which are beyond the Company's control.

DEPENDENCE ON SUBSIDIARIES; HOLDING COMPANY STRUCTURE

     MHP Storage is a holding company whose assets consist of ownership interests in its subsidiaries. Consequently, MHP Storage's ability to repay its indebtedness, including the Exchange Notes, depends on the earnings of its subsidiaries and on its ability to receive funds from such subsidiaries through dividends, repayment of intercompany notes or other payments. The ability of MHP Storage's subsidiaries to pay dividends, repay intercompany notes or make other advances to MHP Storage is subject to restrictions imposed by applicable law, tax considerations and the terms of the partnership agreements or other instruments governing the subsidiaries. Finance Corp. was organized solely for the purpose of serving as a co-issuer of the Exchange Notes in order to facilitate the Offering. Neither Finance Corp. nor the general partner of MHP Storage has any meaningful operations or assets and should not be considered as a source of revenues to pay the debt service requirements on the Exchange Notes.

RESTRICTIONS IMPOSED BY CERTAIN COVENANTS

     The Company has entered into an agreement with a bank providing for a revolving loan facility to fund working capital requirements and for general business purposes of the Company (the "New Credit Facility"). The New Credit Facility and the Indenture contain a number of significant covenants that, among other things, restrict the ability of the Company to dispose of assets, incur additional indebtedness, incur liens on property or assets, repay other indebtedness, pay dividends, enter into certain investments or transactions, repurchase or redeem equity, engage in mergers or consolidations or engage in certain transactions with subsidiaries and affiliates and otherwise restrict business activities. There can be no assurance that such restrictions will not adversely affect the Company's ability to finance its future operations or capital needs or engage in other business activities that may be in the interest of the Company. In addition, the New Credit Facility also requires MHP Storage and the Subsidiary Guarantors to maintain compliance with certain financial ratios. The ability of MHP Storage and the Subsidiary Guarantors to comply with such ratios may be affected by events beyond their control. A breach of any of these covenants or the inability of the Company to comply with the required financial ratios could result in a default under the New Credit Facility. If any such default occurred, the lender under the New Credit Facility could elect to declare all borrowings outstanding under the New Credit Facility, together with accrued interest and other fees, to be due and payable. If MHP Storage and the Subsidiary Guarantors were unable to repay any such borrowings when due, the lender under the New Credit Facility could proceed against the collateral. If the indebtedness under the New Credit Facility or the Exchange Notes were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay such indebtedness in full. Any such default may have a material adverse effect on the Company's financial condition and results of operation. See "Description of New Credit Facility" and "Description of
Exchange Notes".

UNCERTAINTY OF INDUSTRY CONDITIONS

     Prices for natural gas are seasonal and volatile, which has enhanced demand for the Company's storage services. The Company has benefited from large price swings and peaking resulting from seasonal price sensitivity through increased withdrawal charges and demand for nonstorage hub services. There can be no assurance that the market for natural gas will continue to experience volatility and seasonal price sensitivity in the future at the levels previously seen. In the event that volatility and seasonality in the natural gas industry decrease, either as a result of increased storage capacity throughout the pipeline system, increased production capacity or otherwise, the demand for the Company's storage services and, therefore, the prices which the Company will be able to charge for such services may decline.

RISKS OF OPERATIONS

     The Company's operations are subject to all of the risks generally associated with the transportation and storage of natural gas, a highly volatile product, including personal injuries and damage to pipelines, storage facilities, related equipment and surrounding properties caused by hurricanes, weather and other acts of God, fires and explosions, subsidence, as well as leakage of natural gas and spills of liquids and condensate. The Company's facilities incorporate certain primary and backup equipment which, in the event of mechanical failure, might take some time to replace. Any prolonged disruption to the operations of either the Moss Bluff facility or the Egan facility, whether due to mechanical failure, labor difficulties, destruction of or damage to such facilities, severe weather conditions, interruption of transportation or utilities service or other reasons, could have a material adverse effect on the Company's business, results of operations and financial condition. Additionally, certain of the Company's contracts obligate the Company to indemnify the customer for any damage or injury occurring during the period in which the customer's natural gas is in the Company's possession. In order to minimize the effects of any such incident, the Company maintains insurance coverage which includes, but is not limited to, property and business interruption insurance. See "Business -- Insurance". The Company believes that its insurance coverage is adequate; however, there can be no assurance that the proceeds of any such insurance would be paid in a timely manner or be in an amount sufficient to meet the Company's needs if such an event were to occur.

DEPENDENCE ON MAJOR CUSTOMERS

     The Company was a party to storage contracts with 18 customers as of December 31, 1997. For 1997, approximately 56% of the Company's consolidated revenues were derived from its three largest customers, Northern Indiana Public Service Company ("Northern Indiana"), a wholly owned subsidiary of NIPSCO Industries, Inc., TPC Corporation ("TPC"), a wholly owned subsidiary of PacifiCorp, and Channel Industries Gas Company ("Channel"). Northern Indiana, TPC and Channel accounted for 32%, 14% and 10%, respectively, of the Company's consolidated revenues for 1997. The Company believes that the services it provides to its major customers, including partners of MHP, will continue to account for a significant percentage of the Company's total revenues. The loss or material adverse change in the financial condition of one or more of these customers could have a material adverse effect on the Company's financial condition and results of operations.

TERMINATION OR EXPIRATION OF FIRM STORAGE CONTRACTS

     The Company's firm storage contracts expire at various times from 1998 through 2016. Certain of the current contracts provide that the customer has the right to terminate the contract upon the occurrence of certain events of default specified therein. No assurance can be given that these contracts will be extended or that alternative contractual arrangements will be made upon the expiration or termination of such contracts and, if the contracts are extended or new contracts entered into, for what periods, at what prices and on what terms. Accordingly, there can be no assurance that the net revenues generated from customer contractual or other arrangements that the Company may enter into upon termination or expiration of the existing contracts will be sufficient to enable the Company to satisfy its obligations. See "Business -- Description of Significant Contracts".

RISKS RELATED TO CAPITAL EXPANSION AND IMPROVEMENTS

     The Company plans to apply approximately $26.0 million of the proceeds of the Old Notes Offering over a 12-month period to fund the expansion of its Moss Bluff and Egan storage facilities and to purchase incremental pad gas. The Company believes that, after completion of the projects funded with the proceeds of the Old Notes Offering, the Company will experience positive effects on its revenues and operating income. However, there can be no assurance that such capital expenditure plans will be implemented in the anticipated time frame, that actual costs of planned projects will not exceed budgeted amounts or that the projects will have such intended financial benefits. For example, there can be no assurance that the Company will be able to economically lease the increased storage capacity.

     Changes in the economic or regulatory environments or delays in implementing the capital expenditure plans may require modification of such plans, increase the cost to complete such plans or otherwise make the completion of such plans impracticable or uneconomical. In certain circumstances, the Company may be required to obtain additional financing to complete its planned projects, and there can be no assurance that such financing will be available on acceptable terms, if at all.

DEPENDENCE ON PIPELINES

     The Moss Bluff and Egan facilities are dependent on the pipelines to which they have access to transport gas to and from such facilities. These pipelines are owned by parties not affiliated with the Company. Any interruption of service on those pipelines or adverse change in their terms and conditions of service could have a material adverse effect on the ability of the Company and its customers to transport gas to and from the facilities and a corresponding material adverse effect on the Company's revenues. In addition, the rates charged by those interconnected pipelines for transportation to and from the Moss Bluff and Egan facilities affect the utilization and value of the Company's services. Significant changes in the rates charged by those pipelines or the rates charged by other pipelines with which the interconnected pipelines compete could also have a material adverse effect on the Company's revenues.

DEPENDENCE ON KEY PERSONNEL

     The Company believes that its operations depend to a significant degree upon a relatively small group of management and key technical personnel. Although the Company has entered into employment agreements with certain of these individuals, the continued employment of such persons cannot be assured. The loss of the services of certain management personnel or other key employees could have a material adverse effect on the Company's business, financial condition and results of operations. The Company does not maintain key man life insurance for any of its key personnel. See "Management -- Employment Agreements".

OTHER OPERATIONS OF MHP; CONFLICTS OF INTEREST

     MHP, through a subsidiary, is developing a gas storage facility in Tioga County, Pennsylvania. MHP does not have any direct employees. Accordingly, the Company has allocated and will continue to allocate some of its resources, including services of its employees, for the development of the Tioga facility in lieu of allocating such resources to the Company and its operations. In the future, MHP may acquire or develop other facilities. In such event, MHP may elect to develop such facilities through the Company, at the MHP level or through subsidiaries of MHP other than the Company. The development and ownership of additional facilities by MHP independent of the Company, and the possible integration of the operations of such facilities with the Company's facilities in the future, may give rise to conflicts of interest between the Company and MHP or another subsidiary of MHP. Neither MHP nor any of its direct or indirect subsidiaries (other than the Company) will be an obligor on the Exchange Notes.

     A substantial portion of the revenues of the Company is derived from its contracts to provide storage capacity to TPC and to Northern Indiana. TPC, through a wholly owned subsidiary, has a majority ownership and voting interest, and an affiliate of Northern Indiana has a substantial ownership and voting interest, in MHP and its general partner. These interests, combined with existing customer relationships with the Company, may present conflicts of interest. The Indenture prohibits the Company from entering into any material transactions with its affiliates unless certain conditions are satisfied. See "Description of Exchange Notes -- Certain Covenants -- Limitations on Transactions with Affiliates". In addition, the partnership agreements and other governing documents of MHP, the Company and their respective general partners contain provisions that require disinterested persons to act for such entities in certain situations involving conflicts of interest with TPC.

GOVERNMENT REGULATION

     The Company's business activities are, and will continue to be, affected by government regulation. Historically, pipelines acted as wholesalers of natural gas, purchasing it from producers and reselling it primarily to local distribution companies, electric utilities and others. In 1985, the FERC commenced restructuring the regulation of interstate pipelines, requiring those who chose to perform transportation service to grant transportation access to any creditworthy shipper, including producers and other marketers of natural gas, on an open access, nondiscriminatory basis. In the current market, a user may purchase natural gas from a number of sources, and arrange for transportation and delivery on one or more pipelines which act as open access carriers and which do not take title to the natural gas transported. The unbundling of services brought about by this restructuring has created significant opportunities for the Company. The scope and nature of future benefits to the Company of restructuring, however, depend on the manner in which restructuring evolves. The continued course of restructuring or other future regulatory actions cannot be predicted at this time and is likely to be beyond the control of the Company.

     The Company's operations at the Moss Bluff facility involve both intrastate and interstate services. The Moss Bluff facility's intrastate services are not subject to FERC regulation. These activities are, however, subject to Texas Railroad Commission ("TRC") regulation. Pursuant to the Texas Gas Utility Regulatory Act, intrastate rates are deemed to be just and reasonable and approved by the TRC if they have been negotiated at arm's length with pipeline companies or large industrial customers. Moss Bluff's interstate services are subject to FERC regulation, but the FERC has issued an order permitting the Moss Bluff facility to charge market-based rates for all services provided in interstate commerce.

     The Company's Egan facility received all necessary permits and approvals from the State of Louisiana allowing it to commence operations in September 1995. Additionally, in October 1996, Egan received a certificate of public convenience and necessity from FERC authorizing construction and operation of the Egan facility and market-based pricing of its services. FERC subsequently authorized expansion of Egan's facilities.

     There is no assurance that the orders permitting the Moss Bluff and Egan Facilities to charge market-based rates will not be modified or revoked and, if the Company constructs new facilities providing interstate services, the Company may be subject to more extensive FERC regulation. For a more detailed description of the effect of government regulation on the Company's business, see "Business -- Regulation and Environmental Considerations".

ENVIRONMENTAL REGULATION

     Certain aspects of the Company's activities are also subject to environmental regulation. The cost of compliance with environmental laws that affect the Company can be substantial and could have a materially adverse effect on the Company's financial condition. Environmental regulations frequently impose "strict liability" on property owners, facility operators and certain other persons, which means that in some situations the Company could be liable for cleanup costs resulting from improper conduct or conditions caused by previous property owners, operators, lessees or other persons not associated with the Company. In the event of an accident or breakage in any of the Company's natural gas storage facilities, the Company could be liable for substantial cleanup costs for resulting spills or leaks of condensate or other damage to the environment or other property. While the Company maintains insurance it believes to be adequate for such claims, no assurance can be given that the Company will not incur liability in excess of the policy limits of such policies. See "Business -- Regulation and Environmental Considerations".

COMPETITION

     The Company's current competitors include affiliates of major interstate and intrastate pipelines and natural gas storage operators of varying size, financial resources and experience. Additionally, an increase in competition in the market could arise from new ventures or expanded operations from existing competitors. Many of these current and potential competitors, particularly those affiliated with interstate and intrastate pipeline companies, have financial and other resources substantially greater than those of the Company. See
"Business -- Competition".

CHANGE OF CONTROL

     Upon a Change of Control (as defined herein), the Issuers must make an offer to purchase all the then-outstanding Exchange Notes, and purchase all such Exchange Notes validly tendered pursuant to such offer, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of purchase. There can be no assurance that the Company will have, or will have access to, sufficient funds, or will be permitted by its other debt agreements, to purchase the Exchange Notes upon the occurrence of a Change of Control. In addition, a Change of Control may require the Company to offer to purchase other outstanding indebtedness and may cause a default under the New Credit Facility. The inability to purchase all of the tendered Exchange Notes would constitute an Event of Default (as defined herein) under the Indenture. See "Description of Exchange Notes -- Change of Control".

ABSENCE OF PUBLIC MARKET

     Prior to the Exchange Offer, there has not been any public market for the Old Notes. The Old Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Notes by holders who are entitled to participate in the Exchange Offer. The holders of Old Notes (other than any such holder that is an "affiliate" of the Issuers or of any Subsidiary Guarantor within the meaning of Rule 405 under the Securities Act) who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and the Issuers and the Subsidiary Guarantors are required to file a Shelf Registration Statement with respect to such Old Notes.

     The Exchange Notes will constitute a new issue of securities with no established trading market. The Exchange Notes will not be listed on any securities exchange. The Company has been advised by the Initial Purchaser that it intends to make a market in the Exchange Notes; however, the Initial Purchaser is not obligated to do so, and any such market making activities may be discontinued at any time without notice. In addition, such market making activity may be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer and the pendency of the Shelf Registration Statement. Therefore, there can be no assurance that an active market for the Exchange Notes will develop or as to liquidity of a trading market for the Exchange Notes. The liquidity of, and trading market for, the Exchange Notes may also be materially and adversely affected by declines in the market for high-yield securities generally. Such a decline may materially and adversely affect such liquidity trading independent of the financial performance of, and prospects for, the Company.

EXCHANGE OFFER PROCEDURES

     Issuance of the Exchange Notes in exchange for the Old Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Issuers of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Notes desiring to tender such Old Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Issuers are under no duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, registration rights under the Registration Rights Agreement generally will terminate. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transactions. Each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution". To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. See "The Exchange Offer".

FRAUDULENT CONVEYANCE; UNENFORCEABILITY OF SUBSIDIARY GUARANTEES

     The Company believes that the indebtedness represented by the Subsidiary Guarantees is being incurred for proper purposes and in good faith and each Subsidiary Guarantor is, and after the consummation of the Exchange Offering will be, solvent, will have sufficient capital for carrying on its business and will be able to pay its debts as they mature. Revenues of the Subsidiary Guarantors accounted for 100% of the Company's consolidated revenues for 1997, and the assets of such Subsidiary Guarantors represented approximately 100% of the assets of the Company on a consolidated basis. If a court of competent jurisdiction in a suit by a creditor or representative of creditors of any Subsidiary Guarantor (such as a trustee in bankruptcy or a debtor-in-possession) were to find that, at the time of the incurrence of the indebtedness represented by the Subsidiary Guarantee, such Subsidiary Guarantor was insolvent, was rendered insolvent by reason of the incurrence of such guarantee, was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital, intended to incur, or believes that it would incur, debts beyond its ability to pay such debts as they matured, or intended to hinder, delay or defraud its creditors, and that the indebtedness was incurred for less than fair consideration or reasonably equivalent value, then such court could, among other things, (i) void all or a portion of such Subsidiary Guarantor's obligations to the holders of the Notes, the effect of which could be that the holders of Notes may not be repaid in full and/or (ii) subordinate such Subsidiary Guarantor's obligations to the holders of the Notes to other existing and future indebtedness of such Subsidiary Guarantor, the effect of which would be to entitle such other creditors to be paid in full before any payment could be made on the Notes. The guarantee of the Notes by a Subsidiary Guarantor will be released in certain circumstances. See "Description of Exchange Notes -- Subsidiary Guarantees".

                    MARKET HUB PARTNERS, L.P. AND THE COMPANY

     MARKET HUB PARTNERS, L.P. In December 1994, TPC (then-named Tejas Power Corporation) formed Market Hub Partners, L.P. ("MHP") with subsidiaries of NIPSCO Industries, Inc. ("NIPSCO"), DPL Inc. ("DPL"), Public Service
Enterprise Group, Inc. ("PSEG") and one other company. TPC contributed to MHP its interest in the market hub assets and facilities, market hub locations, development plans, permits, leases and signed storage service contracts relating to its five market hub projects, including the Moss Bluff and Egan facilities. TPC's four partners contributed in the aggregate the agreed-upon sum of $45.0 million in cash to MHP over the period from 1994 through July 1996. In April 1997, TPC was acquired by PacifiCorp, an electric utility, and currently operates as a wholly owned subsidiary of PacifiCorp. In addition to its interest in MHP, TPC is principally engaged in gas marketing. Also in 1997, DPL acquired the ownership interest of the original fifth partner in MHP. Direct and indirect subsidiaries of PacifiCorp, NIPSCO, DPL and PSEG are the limited partners of MHP and own the stock of the general partner of MHP.

     In addition to the Company, MHP owns a subsidiary which is developing a
10.0 Bcf salt cavern storage facility in Tioga County, Pennsylvania. It is anticipated that the Tioga facility will become operational in the year 2000. The Company believes that the affiliation of its market hub facilities with the Tioga facility or with other market hub facilities developed by MHP in the future will benefit the Company by allowing it to offer services related to an integrated system of market hubs.

     THE COMPANY. MHP Storage was formed on December 31, 1997, at which time MHP contributed its interest in Moss Bluff and Egan to MHP Storage. MHP Storage, Moss Bluff and Egan are Delaware limited partnerships and their respective general partners are Delaware limited liability corporations. The Company's principal executive offices are located at 16420 Park Ten Place, Suite 420, Houston, Texas 77084, and its main telephone number is (281) 597-6777.

     The following chart illustrates the relationships among MHP Storage, its subsidiaries, MHP and MHP's owners, subsidiaries of PacifiCorp, DPL, NIPSCO and PSEG. For purposes of this Prospectus, except as otherwise specified under the caption "Description of Exchange Notes", references to the "Company" mean the entities inside the dotted line below, taken as a whole. Only the entities inside the dotted line are issuers or guarantors of the Notes, and the other entities shown are neither issuers nor guarantors.

                                USE OF PROCEEDS

     The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement.

     The net proceeds from the Old Notes Offering were approximately $111.4 million. Of such amount, the Company used approximately $59.3 million to repay the entire outstanding principal amount of certain secured indebtedness owed to third parties (the "Secured Notes"), including accrued interest and prepayment penalties. Approximately $26.0 million will be dedicated to capital expenditures for the continued expansion and development of its facilities and to purchase incremental pad gas. On March 5, 1998, the Company distributed to MHP approximately $17.6 million of the net proceeds from the Old Notes Offering, which proceeds were used by MHP to repay debt owed by MHP to its partners, including accrued interest. In March 1998, the company loaned $4.0 million of the net proceeds of the Old Notes Offering to a subsidiary of MHP to develop another project. The Company intends to loan an additional $1.0 million to this subsidiary in the future. All remaining proceeds from the Old Notes Offering will be used to fund the Company's working capital requirements and for other general business purposes. In the interim, the Company has invested unused proceeds in short-term, interest-bearing investments.

                  SELECTED FINANCIAL AND OTHER OPERATING DATA

     The following selected financial information for each of the years in the period ended December 31, 1997 is derived from the audited Consolidated Financial Statements of Market Hub Partners Storage, L.P. The selected financial information for the period from December 21, 1994 (inception) to December 31, 1994 was derived from the unaudited financial statements of the Company for this period. The selected financial information for the three month periods ended March 31, 1998 and 1997 is derived from the unaudited Condensed Consolidated Financial Statements of the Company for these periods. Such unaudited financial statements have been prepared on a basis consistent with the audited financial statements and in management's opinion contains all adjustments necessary to fairly present such financial statements. The audited Consolidated Financial Statements for MHP Storage, as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 and related notes thereto and the unaudited Condensed Consolidated Financial Statements as of March 31, 1998 and for the three month periods ended March 31, 1998 and 1997 and notes thereto appear elsewhere in this Prospectus. The operating data is derived from the historical operating records of the Company. The selected pro forma income statement data for the year ended December 31, 1997 and the three month period ended March 31, 1998 give effect to the completion of the Old Notes Offering and the application of the net proceeds therefrom as if the Old Notes Offering had been consummated on January 1, 1997 and January 1, 1998, respectively. The selected pro forma balance sheet data as of December 31, 1997 gives effect to the completion of the Old Notes Offering and the application of the net proceeds therefrom as if the Old Notes Offering had been consummated on December 31, 1997. Neither the summary historical financial data nor the summary pro forma financial data are necessarily indicative of either the future results of operations or the results of operations that would have occurred if those events had been consummated on the indicated dates. The following summary financial information should be read in conjunction with, and is qualified by reference to, the unaudited Pro Forma Condensed Consolidated Financial Statements of the Company and notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations", and the Consolidated Financial Statements of the Company and notes thereto and other financial information included elsewhere in this Prospectus.

                                                                                                  THREE MONTHS ENDED
                                                        YEARS ENDED DECEMBER 31,                      MARCH 31,
                                          -----------------------------------------------------  --------------------
                                          1993(11)   1994(11)     1995     1996(10)     1997       1997       1998
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                         (DOLLARS IN THOUSANDS,
                                                       EXCEPT OPERATING EXPENSES)                    (UNAUDITED)
INCOME STATEMENT DATA:
Revenues................................  $   2,320  $   4,670  $   7,874  $  18,586  $  27,486      6,026      7,648
Operating expenses......................      2,186      2,849      6,138     10,171     13,931      2,975      3,112
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating income (loss).................        134      1,821      1,736      8,415     13,555      3,051      4,536
Interest expense........................        133        764        664      2,544      3,605      1,093      1,033
Interest income.........................         24         53         98        139         99         13        207
Extraordinary item(1)...................         --         --         --       (452)        --         --     (6,702)
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss).......................         25      1,110      1,170      5,558     10,049      1,971     (2,992)
                                          =========  =========  =========  =========  =========  =========  =========
SELECTED FINANCIAL DATA:
EBITDA(2)...............................  $     707  $   2,665  $   3,356  $  12,272  $  18,483      4,231      5,842
EBITDA margin(3)........................       30.5%      57.1%      42.6%      66.0%      67.2%      70.2%      76.4%
Cash flows from operating activities....        395      2,182      1,438      5,192     18,068      4,943      1,857
Cash flows from investing activities....     (3,419)    (3,383)   (26,755)   (37,598)   (29,785)    (4,436)    (3,989)
Cash flows from financing activities....      2,827      1,577     25,002     31,887     13,544       (808)    33,402
Depreciation and amortization(4)........        523        844      1,620      3,857      4,928      1,180      1,306
Capital expenditures....................      3,419      3,568     26,755     37,598     29,785      4,436      3,989
Ratio of earnings to fixed charges(5)...         --        2.2x       1.5x       3.0x       3.1x       2.6x       3.4x
SELECTED PRO FORMA DATA:
Adjusted EBITDA(6)......................                                                 19,083                 5,842
Cash interest expense(7)................                                                  9,488                 2,372
Adjusted EBITDA/cash interest expense...                                                    2.0x                  2.5x
Total debt/Adjusted EBITDA..............                                                    6.0x                 19.7x
Net debt/Adjusted EBITDA(8).............                                                    4.1x                 14.0x
Ratio of earnings to fixed charges(5)...                                                    1.5x                  2.1x
OPERATING DATA (AT END OF PERIOD;
  UNAUDITED)(9)
Working gas storage capacity (Bcf)......       2.75       2.75       7.35      11.95      16.00      13.30      17.60
Injection capacity (MMcf/d).............         50         70        270        600        800        700        800
Withdrawal and wheeling capacity
  (MMcf/d)..............................        225        225      1,650      2,500      3,350      2,720      3,350
BALANCE SHEET DATA (AT END OF PERIOD):
Working capital (deficiency)............  $     398  $   4,793  $  (6,824) $  (4,245) $  (3,324) $  (3,027) $  39,673
Property and equipment, net.............     19,914     57,721     82,228    123,116    147,973    126,371    150,656
Total assets............................     22,254     74,183     88,184    131,916    159,887    134,093    197,388
Total debt..............................     12,500     11,200      9,814     57,692     53,492     52,382    115,000
Partners' capital.......................      8,989     41,436     68,994     68,487     99,913     74,326     79,304

                                                   (FOOTNOTES ON FOLLOWING PAGE)

------------
 (1) Charge related to early extinguishment of debt.

 (2) EBITDA is defined as net income before extraordinary items plus interest expense (net of interest income) plus depreciation and amortization. EBITDA is presented not as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles), but rather to provide additional information related to the debt servicing ability of the Company. Interest expense as reflected on the Company's financial statements includes amortization of deferred financing fees.

 (3) EBITDA margin means EBITDA divided by revenues.

 (4) Excludes amortization of deferred financing costs, which amounts are included in interest expense.

 (5) For purposes of calculating the ratio of earnings to fixed charges, fixed charges include interest expense (plus capitalized interest) and that portion of non-capitalized rental expense deemed to be the equivalent of interest. Earnings represent income from continuing operations before income taxes and fixed charges. The deficiency in earnings during 1993 to cover fixed charges was $498,000.

 (6) Adjusted EBITDA is EBITDA plus $600,000 for the year ended December 31, 1997, the amount of a special bonus payment to executives in connection with the development of the Moss Bluff and Egan facilities.

 (7) Cash interest expense represents the interest cost of the Old Notes, which represented the entire amount of debt outstanding upon consummation of the Old Notes Offering, at an interest rate of 8.25%.

 (8) Net debt means total debt less cash and cash equivalents assuming the consummation of the Old Notes Offering and the application of the net proceeds therefrom as of such date.

 (9) Operating data capacities represent capacities attributable to the Company and, for December 31, 1994 and 1995, include only 50% of total capacity at the Moss Bluff facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Capacity Expansions".

(10) On July 3, 1996, MHP acquired the 50% remaining partnership interest in Moss Bluff Gas Storage Systems owned by CMS Energy Corporation, the financing for which was provided through the issuance of $60 million of senior secured notes in a private placement offering. See "Management's Discussion and Analysis of Financial Condition and Results of
     Operations -- Capacity Expansions". The results of operations related to the additional 50% interest acquired are reflected in the income statement data since July 3, 1996. Had the acquisition occurred on January 1, 1995, the Company would have had revenues of $21,168 and $13,221 for 1996 and 1995, respectively, and would have had net income of $6,440 and $2,125 for 1996 and 1995, respectively.

(11) MHP was formed on December 31, 1994. The information presented for 1993 and 1994 contains what would have been MHP's proportionate share of a full year of operations from the underlying assets ultimately contributed to the Company had MHP been in existence during that time.

                         UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared based on the historical financial statements of the Company for the year ended December 31, 1997 and for the three month period ended March 31, 1998. The pro forma financial statements give effect to the issuance of the Old Notes including interest expense on the Old Notes which replaces interest expense historically recognized.

     The Pro Forma Condensed Consolidated Income Statements were prepared assuming the Old Notes were issued on January 1, 1997 and give effect to events directly attributable to the issuance of the Old Notes which are expected to have a continuing impact on the Company. The Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the audited consolidated financial statements and unaudited condensed consolidated financial statements of the Company included elsewhere in this Prospectus. The Pro Forma Condensed Consolidated Financial Statements are presented for illustrative purposes only and are not necessarily indicative of actual results that would have been achieved had the issuance of the Old Notes been consummated on January 1, 1997, and are not necessarily indicative of future results.

                       MARKET HUB PARTNERS STORAGE, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                         UNAUDITED PRO FORMA CONDENSED
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1998
                                 (IN THOUSANDS)

                                                                   COMPANY
                                          ACTUAL    ADJUSTMENT    PRO FORMA
                                          ------    ----------    ---------
Revenues:
     Salt cavern storage revenues....     $6,504                   $ 6,504
     Hub services revenues...........      1,144                     1,144
                                          ------                  ---------
     Total revenues..................      7,648                     7,648
Operating expense:
     Operations and maintenance......        470                       470
     Plant administrative............        212                       212
     Property taxes..................        240                       240
     Royalty payments................         68                        68
     General and administrative......        816                       816
     Depreciation....................      1,306                     1,306
                                          ------                  ---------
     Total operating expenses........      3,112                     3,112
                                          ------                  ---------
Operating income.....................      4,536                     4,536
Interest expense.....................      1,033        (809)(1)     1,923
                                                       1,699(2)
Interest income......................        207                       207
                                          ------    ----------    ---------
Net income...........................     $3,710      $ (890)      $ 2,820
                                          ======    ==========    =========
Ratio of earnings to fixed charges...        3.4x                      2.1x
                                          ======                  =========

                       MARKET HUB PARTNERS STORAGE, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                         UNAUDITED PRO FORMA CONDENSED
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                                       COMPANY
                                           ACTUAL      ADJUSTMENT     PRO FORMA
                                          ---------    ----------     ---------
Revenues:
     Salt cavern storage revenues.......  $  23,743                    $23,743
     Hub services revenues..............      3,743                      3,743
                                          ---------                   ---------
     Total revenues.....................     27,486                     27,486
Operating expense:
     Operations and maintenance.........      2,196                      2,196
     Plant administrative...............      2,996                      2,996
     Property taxes.....................        810                        810
     Royalty payments...................        203                        203
     General and administrative.........      2,798                      2,798
     Depreciation.......................      4,928                      4,928
                                          ---------                   ---------
     Total operating expenses...........     13,931                     13,931
                                          ---------                   ---------
Operating income........................     13,555                     13,555
Interest expense........................      3,605       (4,752)(1)     8,699
                                                           9,846(2)
Interest income.........................         99                         99
                                          ---------    ----------     ---------
Net income..............................  $  10,049     $ (5,094)      $ 4,955
                                          =========    ==========     =========
Ratio of earnings to fixed charges......        3.1x                       1.5x
                                          =========                   =========

                       MARKET HUB PARTNERS STORAGE, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     (1) Adjustment to record the elimination of interest expense incurred on the Secured Notes, which were retired with proceeds from the Offering. For purposes of the pro forma condensed consolidated financial statements, it is assumed the outstanding balance of $57,692 of the Secured Notes, which bear interest at a rate of 8.10% per annum, was repaid on January 1, 1997.

     (2) Adjustment to record the interest expense related to the Old Notes Offering and amortization of pro forma debt issuance costs, detailed as follows:

                                                                          3 MONTH PERIOD
                                                       YEAR ENDED              ENDED
                                                    DECEMBER 31, 1997    MARCH 31, 1998(3)
                                                    -----------------    -----------------
Principal of the Old Notes
  offering...........................  $  115,000
Multiplied by interest rate..........        8.25%
Pro forma interest expense...........                     9,488                1,637
Debt issuance costs..................       3,587
Divided by term of Old Notes
  (years)............................          10
                                       ----------
Pro forma amortization(4)............                       359                   62
                                                         ------               ------
Total adjustment.....................                     9,846                1,699
                                                         ======               ======

No adjustment has been made to the historical actual capitalized interest of $1.1 million and $.5 million for the year ended December 31, 1997 and the three month period ended March 31, 1998, respectively, as the calculation of such capitalized interest using the interest rate of the Old Notes as compared to using the interest rate on actual debt outstanding, applied to average construction in progress balances, does not result in a material fluctuation.

     (3) The adjustments for the three month period ended March 31, 1998 have been calculated for 63 days (using a 365-day year), which represents the period of time from January 1, 1998 to March 4, 1998 (the date the proceeds from the Old Notes Offering were received.)

     (4) The pro forma amortization of debt issuance costs is determined using the straight line method, which materially equates to the interest method.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     The Company markets its natural gas storage services to utilities, pipeline companies, local distribution companies, producers and natural gas marketers. The Company receives fees for use of its salt cavern storage facilities, which generally include a contractual demand charge for the reservation of storage space and, in some instances, injection and withdrawal fees for the actual use of the space. A relatively stable source of revenues exists from several long-term, demand charge contracts with customers at the Company's two operating facilities. These contracts provide a minimum level of revenue regardless of usage by the customer. Salt cavern storage revenues as a percentage of total revenues for the years ended December 31, 1995, 1996 and 1997 were 95%, 84% and 86%, respectively, and for the three month periods ended March 31, 1997 and 1998 were 90% and 85%, respectively.

     The Company also offers short-term firm and interruptible hub services to its customers. These services include balancing, wheeling, title transfer, imbalance trading and loaning natural gas. See "Business -- Description of Services". The Company is currently using hub services to generate incremental revenue and to provide existing and potential long-term customers with an inexpensive way to incorporate these services in their natural gas portfolios. The Company believes that hub service transactions may lead to additional long-term storage contracts over time. Short-term hub services were provided to over 35 customers in 1997. Hub services revenues as a percentage of total revenues for the years ended December 31, 1995, 1996 and 1997 were 5%, 16% and 14%, respectively, and for the three month periods ended March 31, 1997 and 1998 were 10% and 15%, respectively.

CAPACITY EXPANSIONS

     The Company's financial condition and results of operations are directly related to the working storage capacity of the Company's storage facilities. The Company has increased capacity at its facilities six times to meet market demand for storage services. As of March 31, 1998, capacity at the Moss Bluff facility was approximately 9.9 Bcf, and capacity at the Egan facility was approximately
7.7 Bcf, for a total storage capacity of 17.6 Bcf. This compares to working gas storage capacity at March 31, 1997 of approximately 8.3 Bcf at the Moss Bluff facility and approximately 5.0 Bcf at the Egan facility, for a total of 13.3 Bcf. As of December 31, 1997, capacity at the Moss Bluff facility was approximately 9.5 Bcf, and capacity at the Egan facility was approximately 6.5 Bcf, for a total storage capacity of approximately 16.0 Bcf. The Company is currently in the process of expanding the capacity of the Moss Bluff and Egan facilities. See "Business -- Storage Facilities".

     At the time of the formation of MHP, the Moss Bluff facility was held by Moss Bluff Gas Storage Systems ("MBGSS"), a partnership controlled by MHP and owned 50% by MHP and 50% by CMS Energy Corporation ("CMS"). On July 3, 1996, MHP acquired (the "MBGSS Transaction") the 50% partner interest in MBGSS owned by CMS for a net cash payment of approximately $26.6 million and the assumption of liabilities of approximately $6.4 million. The amount paid by MHP in the MBGSS Transaction was recorded using the purchase method of accounting and approximated the historical cost of the assets at the time of sale. The MBGSS Transaction effectively doubled the storage capacity at the Moss Bluff facility attributable to the Company.

     As a result of the MBGSS Transaction and the continued expansion of the Moss Bluff and Egan facilities, average storage capacity attributable to the Company has increased each year since the formation of MHP. Storage capacity attributable to the Company was approximately 7.35 Bcf, 11.95 Bcf and 16.00 Bcf as of December 31, 1995, 1996 and 1997, respectively, and approximately 13.3 Bcf and 17.6 Bcf as of March 31, 1997 and 1998, respectively.

RESULTS OF OPERATIONS

     MHP Storage was formed by MHP on December 31, 1997 to hold the equity interests of Moss Bluff, Egan and their respective general partners. Financial and operating data for the periods presented have been restated to reflect the financial position and results of operations as if the formation of MHP Storage had occurred at the beginning of the earliest period presented.

     The following table sets forth a summary of material income statement line items as a percentage of total revenues for the years ended December 31, 1995, 1996 and 1997 and for the three months ended March 31, 1997 and 1998.

                                           YEAR ENDED DECEMBER 31,        THREE MONTHS       THREE MONTHS
                                       -------------------------------        ENDED              ENDED
                                         1995       1996       1997      MARCH 31, 1997     MARCH 31, 1998
                                       ---------  ---------  ---------   ---------------    ---------------
Revenues
     Salt cavern storage revenues....       94.5%      83.6%      86.4%        89.8%              85.0%
     Hub services revenues...........        5.5       16.4       13.6         10.2               15.0
                                       ---------  ---------  ---------   ---------------    ---------------
          Total revenues.............      100.0      100.0      100.0        100.0              100.0
Operating expenses...................       78.0       54.7       50.7         49.4               40.7
                                       ---------  ---------  ---------   ---------------    ---------------
Operating income.....................       22.0       45.3       49.3         50.6               59.3
Net interest expense.................        7.2       12.9       12.8         17.9               10.8
                                       ---------  ---------  ---------   ---------------    ---------------
Net income before extraordinary
item.................................       14.8%      32.4%      36.5%        32.7%              48.5%
                                       =========  =========  =========   ===============    ===============

     COMPARISON OF THREE MONTHS ENDED MARCH 31, 1998 AND 1997

     REVENUES. Revenues for the first three months of 1998 were $7.6 million compared to $6.0 million for the first three months of 1997, an increase of $1.6 million, or 27%. This $1.6 million increase is attributable to a $1.1 million increase in salt cavern storage revenues and to a $0.5 million increase in hub services revenues. The increase in salt cavern storage revenues is principally due to an increase in working storage capacity from 13.3 Bcf at March 31, 1997 to 17.6 Bcf at March 31, 1998. Increased hub services revenues are a result of increased activity at the Company's operating facilities due to a greater number of customers and due to the increased working storage capacity.

     OPERATING EXPENSES. Operating expenses were $3.1 million for the first quarter of 1998 compared to $3.0 million for the first quarter of 1997, an increase of $0.1 million, or 3%. The increase is a result of increased activities at the operating facilities and working storage capacity expansions.

     OPERATING INCOME. As a result of the factors described above, operating income for the first quarter 1998 increased to $4.5 million from $3.1 million in the first quarter 1997, an increase of $1.4 million, or 45%.

     NET INTEREST EXPENSE. Net interest expense was $0.8 million for the first three months of 1998 compared to $1.1 million for the first three months of 1997, a decrease of $0.3 million, or 27%. This decrease is the result of issuance of $115 million in aggregate principal amount of the Old Notes in March 1998. The increase in interest expense associated with the issuance is more than offset by a $0.2 million increase in interest income associated with a higher cash balance.

     COMPARISON OF 1997 AND 1996

     REVENUES. Revenues were $27.5 million in 1997 compared to $18.6 million in 1996, an increase of $8.9 million, or 48%. This $8.9 million increase was attributable to an $8.2 million increase in salt cavern storage revenues and to a $0.7 million increase in hub services revenues. The increase in salt cavern storage revenues is due to the effects of the MBGSS Transaction, which added approximately 4.0 Bcf of capacity to the Moss Bluff facility in July 1996, along with other storage cavern expansions at Moss Bluff and Egan totaling 4.05 Bcf in 1997. Increased hub services revenues reflect increased marketing of such services and capital expansions of surface infrastructure at the Company's facilities, which have increased the capacity to provide such services to its customers.

     OPERATING EXPENSES. Operating expenses were $13.9 million in 1997 compared to $10.2 million in 1996, an increase of $3.7 million, or 36%. The majority of this increase related to the transfer of the CMS interest in the Moss Bluff facility pursuant to the MBGSS Transaction in July 1996. Depreciation expense increased $1.1 million as a result of capital expenditures and the MBGSS Transaction.

     OPERATING INCOME. As a result of the factors described above and the economies of scale associated with capacity expansions, operating income increased to $13.6 million in 1997 from $8.4 million in 1996, an increase of $5.2 million, or 62%, and also increased as a percentage of total revenues to 49% in 1997 from 45% in 1996.

     NET INTEREST EXPENSE. Net interest expense was $3.5 million in 1997 compared to $2.4 million in 1996, an increase of $1.1 million, or 46%, resulting from a full year's interest on the Secured Notes in 1997.

     COMPARISON OF 1996 AND 1995

     REVENUES. Revenues were $18.6 million in 1996 compared to $7.9 million in 1995, an increase of $10.7 million, or 135%. Of such increase, $8.1 million was attributable to increased salt cavern storage revenues and $2.6 million was attributable to increased hub services revenues. Significant events contributing to these increases during the period were (i) the commencement of operations at the Egan facility, which came on line in September 1995 with 3.6 Bcf of working gas capacity and contributed $5.4 million to the total increase in salt cavern storage revenues and (ii) the MBGSS Transaction in July 1996, an event which increased working gas capacity net to the Company from the Moss Bluff facility from 3.75 Bcf at the end of 1995 to 7.75 Bcf at the end of 1996 and contributed $2.7 million to the total increase in salt cavern storage revenues. Increased hub services revenues reflect increased provision of such services and expanded surface infrastructure at the Company's facilities.

     OPERATING EXPENSES. Operating expenses were $10.2 million in 1996 compared to $6.1 million in 1995, an increase of $4.1 million, or 67%. This increase was attributable to a $2.2 million increase in depreciation as a result of increased capital expenditures relating to capacity expansions and a $0.8 million increase in operations and maintenance expense that were primarily related to the commencement of operations at the Egan facility in September 1995 and the MBGSS Transaction in July 1996.

     OPERATING INCOME. As a result of the factors described above, operating income increased to $8.4 million in 1996 from $1.7 million in 1995, an increase of $6.7 million, or 394%, and also increased as a percentage of total revenues to 45.3% in 1996 from 22.0% in 1995.

     NET INTEREST EXPENSE. Net interest expense was $2.4 million in 1996 compared to $0.6 million in 1995, an increase of $1.8 million, or 300%. This increase was attributable to the issuance of $60.0 million principal amount of Secured Notes in a private placement transaction on July 3, 1996. Proceeds of the private placement were distributed to MHP and used to facilitate the acquisition of the remaining 50% interest in the Moss Bluff facility owned by a third party, to retire an outstanding bank loan on the Moss Bluff facility and to repay a portion of the promissory note owed by MHP to TPC.

LIQUIDITY AND CAPITAL RESOURCES

     GENERAL

     The Company's working capital and capital expenditure requirements have historically been funded from contributions of partners' capital, the issuance of debt securities and net cash provided by operations. In connection with the formation of MHP, TPC contributed to MHP its market hub assets, development plans, permits, leases and storage contracts, and MHP's partners contributed to MHP the agreed-upon sum of $45.0 million in the aggregate in cash over the period from December 1994 through July 1996.

     In 1993, to fund the development of the Moss Bluff facility, MBGSS, a partnership then owned 50% by TPC and 50% by CMS, entered into a project financing facility (the "Construction Facility") with a third-party lender for $25.0 million. Borrowings under this facility provided construction financing for the first two salt caverns at the Moss Bluff facility and for related surface equipment. At the time of the MBGSS Transaction on July 3, 1996, Moss Bluff and Egan completed the issuance of $60.0 million of Secured Notes in a private placement transaction. Proceeds of the offering of the Secured Notes were used primarily to facilitate the acquisition of CMS's 50% interest in MBGSS for $26.6 million, to retire the outstanding balance of the Construction Facility of $16.7 million and to repay intercompany indebtedness of Egan to MHP in the amount of $14.1 million. Proceeds received from the Old Notes Offering were used, in part, by the Company to repay the entire outstanding principle amount of the Secured Notes of $53.5 million, with accrued interest of approximately $0.7 million and prepayment penalties of approximately $5.1 million.

     MHP has from time to time borrowed money from TPC and the other partners of MHP to finance capital expenditures for the development of the Moss Bluff and Egan facilities. On March 5, 1998, the Company distributed approximately $17.6 million of the net proceeds from the Old Notes Offering to MHP, which MHP used to repay the outstanding principal amount of $17.0 million of the Partner Notes issued by MHP to its partners, together with accrued interest thereon of $0.6 million. There are no remaining amounts owed to the partners of MHP by MHP or the Company.

     In April 1998, the Company executed a credit facility (the "New Credit Facility") with BankOne, Texas, N.A. that expires December 2000. The New Credit Facility provides for revolving credit borrowings up to $20.0 million in the aggregate outstanding at any time. Borrowings under the credit facility will bear interest at a rate per annum, at the Company's option, equal to: (i) the bank's prime rate or (ii) the London Interbank Offered Rate plus 2%. The New Credit Facility is secured by substantially all the assets of the Company and includes certain covenants applicable to the Company, including requirements that the Company comply with certain financial ratios.

     CASH FLOWS

     COMPARISON OF THREE MONTHS ENDED MARCH 31, 1998 AND 1997. Net cash provided by operating activities was $1.9 million for the first quarter of 1998 and $4.9 million for the first quarter of 1997. The reduction in cash flows from operating activities is primarily due to reductions in current liabilities during the first quarter of 1998.

     Net cash used in investing activities during the first quarter of 1998 and 1997 consisted entirely of capital expenditures. The Company spent $4.0 million and $4.4 million during the first quarter of 1998 and 1997, respectively. During the first quarter of 1998, working gas storage capacity increased 1.6 Bcf, to
17.6 Bcf from 16.0 Bcf at December 31, 1997.

     Net cash provided by (used in) financing activities was $33.4 million during the first quarter of 1998 and ($0.8) million during the first quarter of 1997. During the first quarter of 1998, the Company issued $115 million in aggregate principal amount of the Old Notes and repaid certain secured indebtedness owed to third parties (the "Secured Notes") for $59.3 million, including accrued interest and prepayment penalty. The Company distributed $17.6 million to MHP for repayment of certain indebtedness owed to certain Partners of MHP, including $0.6 million of accrued interest. In addition, a $4.0 million loan was made to an MHP subsidiary for the Tioga project. The Company also received $2,084 of cash that had been restricted under terms of the Secured Notes.

     COMPARISON OF 1997 AND 1996. Net cash provided by operating activities was $18.1 million in 1997 and $5.2 million in 1996. The primary source of additional cash flow was increased net income, in addition to increases in trade payable and accrued liabilities of $4.0 million, as compared to a $4.2 million decrease in trade payables and accrued liabilities during 1996.

     Net cash used in investing activities in 1997 and 1996 consisted entirely of capital expenditures. The Company spent $29.8 million in 1997 and $37.6 million in 1996 on the continued development of its Moss Bluff and Egan facilities. During 1996, capacity at Moss Bluff net to the Company was expanded to approximately 7.8 Bcf, primarily through the acquisition of CMS's interest in the facility, and capacity at Egan was increased to 4.2 Bcf. At year end 1997, the Company had expanded capacity to approximately 9.5 Bcf and approximately 6.5 Bcf at Moss Bluff and Egan, respectively.

     Net cash provided by financing activities was $13.5 million in 1997 and $31.9 million in 1996. Sources of financing consisted of the issuance of $60.0 million of Secured Notes in 1996, and $17.7 million of partners' contributions during 1997. A portion of the proceeds of the Secured Notes and of partner contributions was used to repay indebtedness.

     COMPARISON OF 1996 AND 1995. Net cash provided by operating activities in 1996 and 1995 was $5.2 million and $1.4 million, respectively. The increase in 1996 is primarily attributable to increased revenues and net income from operations.

     Net cash flows from investing activities in 1996 and 1995 consisted entirely of capital expenditures. During 1996 and 1995, the Company spent $37.6 million and $26.8 million, respectively, on the development of its storage facilities. During 1995, the Company continued its expansion of the Moss Bluff facility, reaching a capacity of approximately 3.75 Bcf (owned capacity) at year end. The Company commenced operations at the Egan facility in September 1995 with approximately 3.6 Bcf of capacity in service. At year end 1996, capacity at the Moss Bluff and Egan facilities was approximately 7.75 Bcf (owned capacity) and approximately 4.2 Bcf, respectively.

     Net cash provided by financing activities in 1996 and 1995 was $31.9 million and $25.0 million, respectively. Sources of financing consisted of $26.4 million of partners' contributions during 1995 and the issuance of $60.0 million of Secured Notes during 1996.

     CAPITAL EXPENDITURES

     Following consummation of the Old Notes Offering, the Company expects that its primary capital requirements will be for debt service, working capital and capital expenditures. The Company plans to use approximately $26.0 million of the net proceeds of the Old Notes Offering to expand the capacity of its current facilities at Moss Bluff and Egan and to purchase incremental pad gas. After this additional capacity has been added, management expects that capital expenditures needed to maintain these facilities will be relatively low. The Company projects that its maintenance capital expenditures for 1998 will be less than $1.0 million. The Company believes that funds generated from operations and funds available under the New Credit Facility will be sufficient to meet its liquidity requirements for the foreseeable future.

YEAR 2000 COMPLIANCE

     The Company is conducting a program to review and, if necessary, resolve data processing issues relating to whether its computer systems will recognize the year 2000 or will treat any date after December 31, 1999 as a date during the twentieth century. The Company does not currently have any information concerning the year 2000 compliance status of its customers or vendors, except for public information. Although the Company currently anticipates that it will not incur material expenditures or disruption of operations relating to year 2000 processing issues, if the Company or its customers or vendors are unable to resolve any significant processing issues that may arise in a timely manner, such inability could have an adverse effect on the Company's business, financial condition and results of operations. Accordingly, the Company plans to devote the necessary resources to resolve all significant year 2000 issues in a timely manner.

                               INDUSTRY OVERVIEW

     There are three principal types of underground natural gas storage sites:
(i) depleted oil or gas reservoirs; (ii) aquifers, which are water-only reservoirs conditioned to hold natural gas; and (iii) salt cavern formations. Salt cavern storage facilities, such as those operated by the Company, offer significant advantages compared to depleted reservoirs and aquifers. Due to the physical qualities of the salt formations in which these caverns are constructed, the salt cavern storage facilities generally have higher average daily deliverability rates than storage facilities that utilize depleted reservoirs or aquifers. For example, each of the Company's salt cavern storage facilities is designed to permit withdrawal of all the working gas in such facility in periods as short as ten days. They are also typically less costly to operate and more flexible than other competing storage methods. While a reservoir storage facility typically converts from injection to withdrawal once or twice per year, salt cavern storage facilities are capable of being switched from injection to withdrawal, and vice versa, several times a day. Accordingly, the Company believes that salt cavern storage facilities are better suited to meet short-duration load swings (E.G., intra-day heating and air-conditioning demand) and to serve peak demand during major supply interruption events, such as hurricanes and loss of production due to extremely cold weather.

     Several types of customers typically utilize salt cavern storage, including local distribution companies, gas-fired electric utilities, gas marketing companies, gas producers and gas pipelines. For example, local distribution companies can reduce their costs by maintaining a reserve supply of natural gas at a storage facility. The salt cavern's high deliverability capability allows distribution companies to access supply quickly, eliminating the need to purchase gas on short notice at peak prices. Gas-fired electric utilities typically use other sources of supply for baseload demand, but utilize gas storage facilities as "peaking" facilities to rapidly meet short-swing surges in demand. Gas marketing companies use salt cavern storage as a tool to maximize arbitrage profits when the total cost of purchasing gas at off-peak times and storing it is less than the price at which they can sell gas during periods of tight supply. Likewise, gas producers can increase profits by storing gas until prices increase, with the advantage of quick access to that stored supply in a salt cavern facility. Finally, salt cavern storage allows gas pipeline companies to increase operating efficiency by physically balancing pipeline receipts and deliveries with the salt cavern's flexible injection and withdrawal capabilities, thereby enabling companies to reduce compressor fuel usage through improved balancing.

     Market hubs, or strategic interconnects combined with storage in the pipeline grid, can be used for a number of purposes. A market hub can be an advantageous location to make or take delivery of gas, as it provides receipt point security because all purchase and supply contracts can be written with a known point of delivery. A market hub with salt cavern storage can improve efficiency of gas transportation management. Scheduling and imbalance penalties can be avoided, while pooling supply from different sources at one location can reduce transportation costs. In addition, high-deliverability storage can be used to minimize risks created by counterparty failures by eliminating the need for a party to enter the "spot" market. Finally, salt cavern storage permits producers, purchasers, marketers and pipelines to take advantage of pricing differentials. Both commodity and transportation costs can be reduced: commodity cost through purchases at off-peak prices for use during peak periods, and transportation cost through access at off-peak "interruptible" rates, compared to more expensive "firm" transportation.

     Changes in the industry have created the need for more efficient methods of managing the supply of natural gas throughout the pipeline grid. Prior to the issuance of FERC Order 636 in April 1992, users of natural gas were able to purchase sufficient natural gas from pipelines, on short notice, to meet substantially all their natural gas supply needs, and pipelines were largely obligated by contract to supply these needs. The Company believes that if general consumption of natural gas begins to more closely match supply, natural gas may not be available in sufficient quantities on a timely basis to satisfy short-duration peak usage needs caused by seasonal temperature variation or supply interruptions, and such events may increase the demand for flexible, reliable natural gas supply services.

                                    BUSINESS
GENERAL

     The Company believes it is the largest owner and operator of high deliverability salt cavern natural gas storage capacity in North America. The Company's Moss Bluff and Egan facilities, located near Houston, Texas and in Acadia Parish, Louisiana, respectively, are strategically positioned at industry-recognized market hubs near the convergence of major natural gas pipelines and serve as aggregation points for natural gas collected along the Texas and Louisiana Gulf Coast. Both of the Company's facilities have bidirectional interconnects to five pipelines, which form hub and spoke systems and enable the Company to provide its customers with storage and other services that allow better management of their variable gas load requirements. At December 31, 1997, the Company's two facilities maintained approximately 16.0 Bcf of natural gas storage capacity, 94% of which was leased under storage contracts with major utilities, pipeline companies, local distribution companies, natural gas producers and natural gas marketers. These storage contracts provide a minimum level of revenues regardless of usage by the customer. The Company supplements these revenues by providing a variety of load management services ("hub services"). For the year ended December 31, 1997, the Company had revenues of $27.5 million and Adjusted EBITDA of $19.1 million.

     The Company is a wholly owned subsidiary of MHP, which was formed in December 1994. MHP is owned by subsidiaries of PacifiCorp, NIPSCO Industries, Inc., DPL Inc. and Public Service Enterprise Group, Inc., all of which are large utilities or utility holding companies. MHP's owners currently lease approximately 50% of the Company's storage capacity. The remaining storage capacity is leased to third parties under contracts with, among others, subsidiaries or divisions of Houston Industries Incorporated, El Paso Natural Gas Company, The Coastal Corporation and Consolidated Natural Gas Company. In order to accommodate the current market demand for the Company's services, the Company has recently commenced additional construction at both of its facilities to expand the aggregate working gas capacity from approximately 16.0 Bcf to approximately 24.0 Bcf. The Company believes that incremental capacity expansions result in high rates of return due to the relatively low capital expenditures required to add new capacity and deliverability and the relatively low incremental costs associated with operating the new capacity.

     The Company's salt cavern storage facilities offer significant advantages over conventional reservoir natural gas storage facilities. In conventional reservoir storage, which includes both depleted natural gas reservoirs and aquifers, natural gas is injected for approximately 200 to 250 days per year when demand is lower and withdrawn during the 100 to 150 days per year in the winter months when demand is higher. While a reservoir storage facility typically converts from injection to withdrawal once or twice a year, a salt cavern facility is capable of switching from injection to withdrawal several times a day. In addition, each of the Company's salt cavern facilities is designed to permit withdrawal of all the working gas in such facility in periods as short as ten days. Conventional storage facilities are typically depleted oil and gas reservoirs which, depending on their size and permeability, permit withdrawal of all working gas in periods ranging from 80 to 150 days. This flexibility allows salt cavern storage customers to better manage unpredictable load variances throughout the year, including short duration load swings, such as those attributable to intraday heating and air conditioning demand, and to serve peak demand during major supply interruption events, such as hurricanes and the loss of production due to extremely cold weather.

BUSINESS STRATEGY

     The Company plans to continue to grow its revenue base and to improve its profitability and cash flow through the implementation of the following key business strategies:

o    OFFER SUPERIOR DELIVERABILITY AND FLEXIBILITY

     The Company's marketing strategy emphasizes the high deliverability and flexibility of its salt cavern storage facilities relative to conventional reservoir natural gas storage and targets those customers whose storage and delivery needs are more variable. For example, salt cavern storage can be used by utilities as

     "peaking" facilities to rapidly meet short-swing surges in demand. Salt cavern storage can allow local distribution companies to reserve a supply of natural gas at a storage facility that can be delivered quickly, reducing the need to purchase gas on short notice at peak prices. Natural gas marketing companies and natural gas production companies can use salt cavern facilities to store natural gas when prices are low and withdraw natural gas when prices increase.

     A salt cavern's flexible injection and withdrawal capabilities can allow pipeline companies to increase operating efficiencies and reduce compressor fuel usage through physically balancing pipeline receipts and deliveries.

o    GENERATE STABLE REVENUES AND CASH FLOWS THROUGH DEMAND STORAGE CONTRACTS

     The Company's primary source of revenues is demand storage contracts, in which the Company leases storage capacity to customers on a firm basis for periods ranging from one year to 20 years. Prices per Bcf of storage capacity and the amount of storage capacity to be leased are generally fixed at the inception of the contract. Accordingly, these storage contracts, which have a remaining weighted average life of approximately
     7.7 years as of December 31, 1997, provide a relatively stable source of revenues and cash flows, since the customer is required to pay a minimum level of storage fees regardless of usage. In 1997, approximately 86% of the Company's total revenues were generated from the minimum fees under demand storage contracts.

o    OPTIMIZE REVENUES AND OPERATING EFFICIENCIES BY OFFERING HUB SERVICES

     The Company offers a variety of load management services to its customers on a short-term and "interruptible" basis to supplement its storage revenues. These hub services include: (i) balancing services, which allow customers to borrow or park gas for a limited time, (ii) wheeling services, which allow customers to transfer gas from one pipeline to another through the Company's surface interconnects, (iii) title transfer services, which allow customers to effect the transfer of gas from one storage facility or pipeline to another without incurring unnecessary transportation charges,
     (iv) imbalance services, which allow customers to trade imbalances on a particular pipeline or between pipelines and (v) loaning services, which allow customers to borrow natural gas from the Company. Since the Company's storage customers generally do not utilize 100% of storage and/or withdrawal and injection capacities at all times, hub services allow the Company to optimize revenues and operating efficiencies through the use of unutilized and unsubscribed capacity. Hub services also provide an opportunity to attract new customers and market longer-term demand-type storage contracts to these new customers.

o    CAPITALIZE ON FAVORABLE EXPANSION ECONOMICS BY SELECTIVELY EXPANDING
     CAPACITY

     Due to the favorable economics associated with capacity expansion, the Company evaluates increasing capacity at its current facilities when it has leased close to 100% of storage capacity and demand for additional capacity remains strong. The Company has previously expanded capacity six times. The Company plans to use approximately $20.0 million of the proceeds of the Old Notes Offering to expand capacity by 50%, from approximately 16.0 Bcf to approximately 24.0 Bcf, and approximately $6.0 million to purchase incremental pad gas associated with such expansion. The Company believes that incremental capacity expansions result in high rates of return due to the relatively low capital expenditures required to add new capacity and deliverability and the relatively low incremental costs associated with operating the new capacity. For example, approximately $158.4 million has been invested in fixed assets to develop the Company's approximately 16.0 Bcf of existing storage capacity, or approximately $9.9 million per Bcf. The Company's current expansion plan projects an increase in capacity by
     8.0 Bcf for $20.0 million, requiring only $2.5 million per Bcf of additional capacity.

o    CONTINUE DEVELOPMENT OF INNOVATIVE TECHNOLOGY TO IMPROVE OPERATING
     EFFICIENCIES

     The Company plans to maintain its focus on developing salt cavern storage techniques that it believes to be state-of-the-art. Through a subsidiary of its majority owner, PacifiCorp, the Company has maintained an extensive technical relationship with Sandia National Laboratories, a leading source of technology for hydrocarbon storage, and previously had an extensive technical relationship with Gaz de France, a world leader in natural gas related research and development. The cooperative effort in technology has been primarily focused on salt cavern design, construction and operation. The use of Solution Mining Under Gas ("SMUG") technology, which allows the expansion of existing caverns without interrupting operations, provides the Company with what it believes are cost and safety advantages.

STORAGE FACILITIES

     GENERAL. A salt cavern is formed by drilling and leaching an underground cavern in a naturally existing salt formation and installing related surface equipment. The typical salt cavern storage facility consists of a solution mining plant, which provides fresh water to dissolve cavities within the underlying salt, brine handling and disposal facilities, and the necessary surface facilities to compress natural gas into the cavity and allow it to flow back into a pipeline. Natural gas is injected under pressure and is generally not subject to loss because salt is essentially impermeable. All storage facilities which the Company owns and all storage facility projects which MHP is planning or developing are salt cavern storage facilities.

     MOSS BLUFF FACILITY. The Moss Bluff facility consists of three storage caverns located in Liberty and Chambers Counties near Houston, Texas that provide approximately 9.5 Bcf of working storage capacity. The facility typically provides 10-day withdrawal service (950 MMcf/day) and 20-day injection service (475 MMcf/day), although it is capable of providing up to approximately 1,200 MMcf/day of withdrawal capacity and additional wheeling capacity of approximately 300 MMcf/day. The Moss Bluff facility occupies what the Company believes to be an ideal location on the pipeline grid, with access to five pipelines, three of which are intrastate and two of which are interstate. The three intrastate pipeline interconnects are with Channel (which is owned and operated as two pipelines), MidCon Texas and Tejas Gas. The interstate pipeline interconnects are with NGPL and Texas Eastern Transmission ("TETCO"). The interconnections to Channel, TETCO, MidCon Texas and Tejas Gas are via a 4.9 mile dual header system of 16-inch and 20-inch pipe, which runs south from the facility to the main metering facility location near the Liberty and Chambers Counties border. The interconnection to NGPL is a 16-inch, 9.7-mile pipe, which was added with the development of the second cavern.

     Operations at the Moss Bluff facility were commenced in 1990 with a single storage cavern providing approximately 1.75 Bcf of working storage capacity. At the time operations were commenced, the Moss Bluff facility was wholly owned by a partnership controlled by TPC. TPC contributed its interest in the Moss Bluff facility to MHP at the time of its formation in 1994. Moss Bluff completed construction of the second storage cavern at the Moss Bluff facility in 1994, which initially provided 3.15 Bcf of working gas storage. During 1994, an estimated 0.6 Bcf of storage capacity was added to the second cavern at the Moss Bluff facility. The new capacity was placed in service on September 1, 1994. Effective September 18, 1995, Moss Bluff completed construction and commenced operations of the third storage cavern at the Moss Bluff facility, adding an estimated initial 2.00 Bcf of working gas storage capacity. In 1997, the Company undertook a major expansion of the Moss Bluff facility, adding an equivalent of
2.75 Bcf of working storage capacity using SMUG technology and increasing average injection capability to 475 MMcf/day by placing a fifth compressor in service.

     The Company has budgeted capital expenditures of approximately $6.0 million in 1998 for the further expansion of the Moss Bluff facility. The Company currently intends to utilize SMUG technology to increase working storage capacity in caverns 2 and 3 by an aggregate of 2.5 Bcf for total facility storage capacity of 12.0 Bcf. The Company also intends to add a sixth compressor to the facility, which is expected to increase average injection capability to approximately 600 MMcf/day, and to add an additional disposal well to enhance cavern expansion and de-watering capabilities. Additional meter capacity will also be added to improve take-away capacity to correspond to market demands.

     EGAN FACILITY. The Egan facility consists of two storage caverns located in Acadia Parish in the south central part of Louisiana that provide approximately 6.5 Bcf of working storage capacity. The Egan facility typically provides 10-day withdrawal service (650 MMcf/day) and 20-day injection service (325 MMcf/day), although it is capable of providing up to approximately 1,500 MMcf/day of withdrawal capacity and additional wheeling capacity of approximately 350 MMcf/day. Because of the Egan facility's location in the supply area and proximity to the interstate and intrastate pipeline grid, the Company believes the Egan facility is the best located market hub for matching Gulf Coast production to market demand in the midwestern and northeastern United States. The Egan facility provides services to customers on five interstate pipelines:
Tennessee Gas, Texas Gas, ANR, Trunkline and Columbia Gas. The Egan facility interconnects to pipelines owned by Tennessee Gas and Texas Gas through 3.5 miles of dual 24-inch pipes, to pipelines owned by ANR and Trunkline through 1.5 miles of dual 20-inch pipes and to a Columbia Gas pipeline through 6.7 miles of a single 24-inch pipe.

     Operations at the Egan facility were commenced in 1995 with a single storage cavern providing approximately 3.6 Bcf of working storage capacity. The second cavern well was drilled and leaching operations commenced during 1997, effectively increasing total working storage capacity to 6.5 Bcf by December 31, 1997.

     The Company has budgeted capital expenditures of approximately $14.0 million in 1998 for the further expansion of the Egan facility. The Company anticipates the Egan facility will have a total facility storage capacity of
12.0 Bcf by December 1998. Additionally, the Company intends to add a fifth, sixth and seventh compressor to the Egan facility, which are expected to increase average injection capability to approximately 600 MMcf/day. Additional meter capacity will also be added to improve take-away capacity to correspond to market demands.

                             STORAGE SYSTEM SUMMARY

     The following table sets forth storage system information for the Company as of December 31, 1997:

                                                          ESTIMATED
                                                         WITHDRAWAL
                                                          CAPACITY       ESTIMATED
                                           ESTIMATED        PLUS          WORKING
                                           INJECTION      WHEELING      GAS STORAGE       PROJECTED
                                            CAPACITY      CAPACITY       CAPACITY        IN-SERVICE
                                           (MMCF/DAY)    (MMCF/DAY)        (BCF)            DATE
                                           ----------    -----------    -----------    ---------------
EXISTING
Moss Bluff..............................        475         1,500            9.5         In Service
Egan....................................        325         1,850            6.5         In Service
                                           ----------    -----------    -----------
     Subtotal...........................        800         3,350           16.0
PLANNED EXPANSIONS
Moss Bluff..............................        125           150            2.5        September 1998
Egan....................................        275           150            5.5         December 1998
                                           ----------    -----------    -----------
     Subtotal...........................        400           300            8.0
                                           ----------    -----------    -----------
          Total.........................      1,200         3,650           24.0
                                           ==========    ===========    ===========

DESCRIPTION OF SERVICES

     STORAGE SERVICES. Storage services are marketed by the Company on an unbundled basis to utilities, pipeline companies, local distribution companies, producers and natural gas marketers and permit customers to contract for injection, storage space and withdrawal capacities. These unbundled services are currently offered on firm, secondary firm and interruptible bases. The majority of the Company's contracts are on a firm basis, where the user pays a demand charge for the availability of the storage space and for injection and withdrawal rights regardless of usage. In a secondary firm arrangement, the user customarily pays a lower demand fee than in a firm contract because the facility has the right to make the storage capacity or injection and withdrawal facilities unavailable to the secondary firm customer if a customer with a firm contract requires the space or facilities. Interruptible contracts are similar to secondary firm contracts, except that no demand fee is paid and the facility is allowed to give prior access to both firm and secondary firm customers. Since customers with firm contracts generally do not utilize 100% of storage and/or withdrawal and injection capacity at all times, the Company can increase revenues and operating efficiencies by offering secondary firm and interruptible services to maximize capacity utilization. The facility may charge fees for the actual use of its storage capacity and of its injection and withdrawal facilities in addition to the demand fees charged to reserve availability of capacities. The number of contracts and their terms for a given storage cavern depend upon the physical limitations of available space and injection and withdrawal capacity at the relevant storage cavern.

     HUB SERVICES. The Company also offers short-term and interruptible "hub" services to its customers.

  o BALANCING SERVICES. Balancing services allow the Company's customers to borrow natural gas from a storage facility or to park their own natural gas at the facility within specified volumetric ranges for a limited time. A shipper using this service can continually keep its transportation obligations in balance.

  o WHEELING SERVICES. Wheeling services are the transportation of natural gas at a market hub from one pipeline to another over the surface interconnects and involve no storage service. Wheeling allows the Company's customers to reach markets or suppliers not normally available to them. A hub customer can deliver or purchase gas on one pipeline and have the hub transfer it to another for further shipping.

  o TITLE TRANSFER SERVICES. Title transfer services allow the Company's customers to effect the transfer of natural gas from one storage facility or pipeline to another without incurring unnecessary transportation charges.

  o IMBALANCE SERVICES. Imbalance services facilitate the trading of imbalances by shippers on a particular pipeline or between pipelines with interconnects to a market hub. The hub handles the physical gas movement, if needed, and the nominations necessary to complete the transaction.

  o LOAN SERVICES. Loaning services involve the loaning of non-critical pad gas and "extra" gas that the Company has obtained title to through in-kind fuel payments. The Company enters into loaning transactions only with counterparties it considers creditworthy.

     The Company began offering hub services on a short-term firm and interruptible basis at Moss Bluff in late 1994 and at Egan in late 1995. Using inventory management techniques common to many producing-manufacturing firms, the Company has developed hub services to enable better management of incremental, unsubscribed and rollover capacity at the operating facilities. Market hub services typically provide higher margins than demand storage; however, they are less predictable.

DESCRIPTION OF SIGNIFICANT CONTRACTS

     As of December 31, 1997, Moss Bluff and Egan had 22 contracts with 18 customers for an aggregate of 9.0 Bcf and 6.1 Bcf of storage capacity at the Moss Bluff facility and the Egan facility, respectively. The following chart sets forth certain terms with respect to firm storage capacity based on the Company's agreements with its most significant customers:

                              MOSS BLUFF FACILITY

                                                              CAPACITY LEASED
CUSTOMER                                 TERMINATION DATE        (IN MMCF)
-------------------------------------   -------------------   ----------------
Northern Indiana Public Service
  Company (NIPSCO Industries,
  Inc.)..............................       April 2013              4,000
Houston Lighting & Power Company
  (Houston Industries
  Incorporated)......................      April 2000(1)            1,000
Channel Industries Gas Company (El
  Paso Natural Gas Company)..........       April 2000                750
TPC (PacifiCorp).....................       April 2002                600
TPC (PacifiCorp).....................     September 1998              500
Inventory Management and Distribution
  Company, L.L.C.
     (Joint venture owned by Marathon
       Oil Company, NIPSCO Energy
       Services, Inc. and Inventory
       Management and Distribution
       Company, Inc.)................       April 1998                500
Texaco Natural Gas, Inc. (Texaco
Inc.)................................       April 1999                500
PNM Energy Marketing (Public Service
  Company of New Mexico).............        July 2000                500
All Other Contracts..................                                 650
                                                                   ------
          Total......................                               9,000
                                                                   ======
------------
(1) Pursuant to an early termination provision, Houston Lighting & Power terminated this contract in March 1998. Subsequently, Houston Lighting & Power signed a new one-year contract for 900 MMcf for June 1998 through October 1998 and 600 MMcf for November 1998 through May 1999.

                                 EGAN FACILITY

                                                              CAPACITY LEASED
CUSTOMER                                 TERMINATION DATE        (IN MMCF)
-------------------------------------   -------------------   ----------------
Northern Indiana Public Service
  Company (NIPSCO Industries,
  Inc.)..............................      April 2016(1)            1,500
ANR Pipeline Company (The Coastal
  Corporation).......................      November 1999            1,000
The East Ohio Gas Company
     (Consolidated Natural Gas
       Company)......................       April 2008                900
Columbia Energy Services, Inc. (The
  Columbia Gas System, Inc.).........     September 2000              500
TPC (PacifiCorp).....................       April 2006                500
TPC (PacifiCorp).....................       April 1998                400
The Dayton Power & Light Company (DPL
  Inc.)..............................      October 2000               432
All Other Contracts..................                                 850
                                                                   ------
          Total......................                               6,082
                                                                   ======
------------
(1) This contract has a primary term expiring April 1, 2016 but may be terminated by the customer effective April 1, 2006 on 12 months' notice.

     Certain of the current contracts provide that the customer has the right to terminate the contract upon the occurrence of certain events of default specified therein. Additionally, certain of the Company's contracts obligate the Company to indemnify the customer for any damage or injury occurring during the period in which the customer's natural gas is in the Company's possession.

MARKETING AND SALES EFFORTS

     GENERAL. The Company targets sales efforts on utilities, pipeline companies, local distribution companies, producers and natural gas marketers. As of December 31, 1997, available capacity at the Moss Bluff and Egan facilities for firm demand contracts was effectively sold out. Nonetheless, in light of planned expansions and the expirations of several firm basis contracts in 1998, the Company will continue to market firm storage service. In addition, the Company's increasing sales of hub services have allowed the Company to expand its customer base and maximize inventory value.

     TARGET CUSTOMERS. Local distribution companies have been the primary focus of the Company's marketing efforts. These companies have traditionally developed long-term gas supply plans and acquired the necessary storage under long-term contracts to meet those plans. However, in response to changes in the industry caused by deregulation, the Company has increased its marketing of specialized services to local distribution companies. Likewise, incentive rates have increased customers' focus on the cost of the gas supply. In response, the Company has highlighted the benefits of salt cavern storage and simple hedging strategies which permit customers to purchase natural gas supplies at off-peak prices.

     The number of natural gas marketers and producers contracting for the Company's services has steadily increased over the last two years. These customers have traditionally purchased under shorter-term contracts of two to three years. However, recent regulatory initiatives designed to encourage greater accountability among the unregulated merchants, such as the imposition of more restrictive balancing and scheduling requirements and larger penalties for noncompliance with such requirements, have made these customers more open to longer-term contracts.

     Interstate pipeline companies represent the Company's smallest customer base. To date, the Company has had limited success with this market because prospective pipeline customers have their own low deliverability storage facilities. In addition, current FERC policy limits rate recovery by pipelines interested in contracting for upstream capacity in third-party storage facilities. However, the Company continues to market its services to interstate pipelines. The Company believes that without a merchant function or an incentive to manage customer inventories, interstate pipelines are not well positioned to ensure that existing reservoir storage facilities are filled and cycled by their transportation customers in a manner that assures satisfactory peak (withdrawal) and off-peak (injection) performance and full cost recovery for storage operations. The Company believes that third-party high deliverability storage is an increasingly viable option for pipelines attempting to maximize the value of their seasonal storage capabilities.

     ON-LINE INVENTORY TRACKING. The nature of high deliverability salt cavern storage operations and the services provided by the Company require that the Company have a reliable and efficient system in place to track the physical flow of natural gas throughout its facilities. The Company utilizes at Moss Bluff and Egan an on-line inventory tracking system developed by MHP. This system tracks customer nominations and allocations and provides the Company with accurate fuel accounting for both customer and Company accounts. By automating what used to be a manual accounting process, the Company has increased efficiency and reduced the risk of errors.

     SERVICE PRICING TECHNIQUES. The Company intends to continue to price its services under a market based rate design authorized by applicable state and federal regulatory bodies. Prices are based upon what the market will bear at a given time for a particular service. Full consideration is given to operational and value factors associated with providing a service such as capacity, cycling rights, pipeline access, current contractual commitments to the surface facilities, pipeline and cavern pressures and the firm or interruptible nature of the service.

TECHNOLOGY AND INTELLECTUAL PROPERTY

     At the time of formation of MHP, MHP and TPC entered into an agreement pursuant to which TPC has maintained an extensive technical development program for the benefit of MHP and its subsidiaries. Key elements in this program include an existing technical relationship with Sandia National Laboratories ("Sandia"), a leading source of technology for hydrocarbon storage, and previously included a technical relationship with Gaz de France, the French state-owned natural gas company ("GDF"). The cooperative effort in technology has been primarily focused on natural gas storage cavern design, construction and operation and has enabled TPC to gain recognition for technical leadership within the industry.

     Sandia originally developed technology for the United States Department of Energy for the Strategic Petroleum Reserve, which stores crude oil in salt caverns. As a result of this work, the Company believes Sandia is the leading source in the United States of technology for hydrocarbon storage. Under an agreement with Sandia, TPC receives three-dimensional computer simulation, long-term creep and stress relaxation studies, mineral property testing, linear programming and other advanced support. The Sandia contract was originally entered into in May 1990 for an initial 12-month period and was subsequently amended and extended several times, most recently through November 1998.

     GDF is recognized as a world leader in natural gas related research and development, with related expenditures of approximately $200.0 million per year. Over several decades, GDF has constructed dozens of salt cavern storage facilities and acquired an extensive patent estate and a depth of operating skill. GDF was a major shareholder of TPC until PacifiCorp acquired TPC in April 1997. During that time, GDF provided technological assistance to TPC (and indirectly to MHP) through its ownership relationship and an exclusive technology agreement that was in effect from 1991 through 1997. Although neither TPC nor MHP currently has such a relationship or agreement with GDF, MHP continues to benefit from the experience gained in connection with TPC's and MHP's dealings with GDF.

REGULATION AND ENVIRONMENTAL CONSIDERATIONS

     Various aspects of the transportation, sale and marketing of natural gas are subject to or affected by extensive federal regulation under the Natural Gas Act ("NGA"), the Natural Gas Policy Act of 1978 ("NGPA"), the Natural Gas Wellhead Decontrol Act of 1989 ("Decontrol Act"), regulations promulgated by the FERC and certain statutes and regulations promulgated as state law.

     NATURAL GAS TRANSMISSION INDUSTRY. Historically, interstate pipeline companies acted as wholesale merchants by purchasing natural gas from producers, transporting the natural gas from production areas to markets and reselling that natural gas to local distribution companies and large end users. Prior to the enactment of the NGPA in 1978 and the Decontrol Act of 1989, all sales of natural gas for resale in interstate commerce, including sales by producers, were subject to the rates and service jurisdiction of the FERC under the NGA and NGPA. However, as a result of the NGPA and the Decontrol Act, by no later than January 1, 1993 all so-called the "first sales" of natural gas were federally deregulated, thus allowing all types of sellers, other than pipelines, local distribution companies and their affiliates, to market their natural gas free from federal controls. Moreover, pursuant to Section 311 of the NGPA and under
Section 7 of the NGA, the FERC promulgated regulations by which wholly intrastate natural gas pipeline companies and local distribution companies served by interstate pipelines may engage in interstate transactions without becoming subject to the FERC's full rates and service jurisdiction under the NGA. At the same time, however, the FERC has retained its traditional jurisdiction over the activities of interstate pipelines. Under the NGA and the NGPA, the transportation and sale of natural gas by interstate pipeline companies have been subject to extensive regulation, including rate regulation, regulation of relations with marketing affiliates and accounting and reporting requirements. In addition, the construction of new facilities, the extension or modification of existing facilities and the commencement and cessation of sales or transportation services by interstate pipeline companies generally have required prior FERC authorization. Such authorizations can be denied or conditioned to include public interest protections that may be unfavorable to the interstate pipeline.

     Commencing in 1985, the FERC adopted regulatory changes that have significantly altered the transportation, sale and marketing of natural gas. These changes were intended to foster competition in the natural gas industry by, among other things, transforming the primary role of the interstate pipeline companies from that of wholesale marketers to that of natural gas transporters and by mandating that interstate pipeline companies provide open and nondiscriminatory transportation services to all producers, distributors, marketers and other shippers seeking such services (so-called "open access" requirements). To provide interstate pipeline companies with the incentive to revamp their services, the FERC also sought to expedite, for pipeline companies providing "open access" services, the certification process for new services, facilities and operations. Throughout the early years of this process, the FERC's actions in these areas were subject to extensive judicial review and generated significant industry comment and proposals for modification to existing regulations.

     In April 1992, the FERC issued its latest and most comprehensive restructuring ruling, Order No. 636, a complex regulation that has had a major impact on natural gas pipeline operations, services and rates. Among other things, Order No. 636 generally required each interstate pipeline company to unbundle its traditional wholesale services and make available on an open and nondiscriminatory basis numerous constituent services (such as gathering services, storage services and firm and interruptible transportation services) and to adopt a new rate-making methodology to determine appropriate rates for those services. To the extent the pipeline company or its sales affiliate made natural gas sales as a merchant in the future, it would do so pursuant to a blanket sales certificate that placed such entity in direct competition with all other sellers pursuant to private contracts. However, pipeline companies were not required by Order No. 636 to remain merchants of natural gas, and many of the interstate pipeline companies have elected to become transporters only. The FERC required that each interstate pipeline company, in an individual restructuring proceeding, set forth in detail its new terms of service in a filing with the FERC. The FERC and the federal appellate courts have largely affirmed the significant features of Order No. 636 and the numerous related orders pertaining to the individual interstate pipelines. Nevertheless, because the FERC continues to review and modify its open access regulations, the outcome of any such later proceedings and their ultimate impact on MHP's business is uncertain.

     In addition, the FERC has announced its intention to reexamine certain of its transportation related policies, including the appropriate manner in which interstate pipelines release transportation capacity under Order No. 636 and, more recently, the price that firm service shippers can charge for released capacity. The FERC has also recently requested comments on the financial outlook of the gas pipeline industry, including, among other matters, whether the FERC's current ratemaking policies are suitable in the current industry environment. Finally, the FERC has recently issued a notice of proposed rulemaking to further standardize pipeline transportation tariffs which, if implemented as proposed, would adversely affect the reliability of scheduled interruptible service.

     REGULATION OF THE COMPANY'S FACILITIES. Certain of the operations of the Moss Bluff facility are subject to FERC regulation and other of its activities are subject to regulation by the Texas Railroad Commission ("TRC"). The Moss Bluff facility is classified by the FERC as a so-called "Hinshaw pipeline", exempt from the FERC's interstate pipeline rates and service jurisdiction under the NGA. The Moss Bluff facility is subject to regulation under the utility statutes of Texas as to its intrastate activity. Under regulations promulgated by the FERC, Hinshaw pipelines can engage in other interstate transactions by complying with certain reporting and other regulations applicable to such transactions. In this regard, the FERC has issued a limited-jurisdiction certificate to Moss Bluff under Section 7 of the NGA authorizing Moss Bluff to engage in the sale, transportation (including storage) or assignment of natural gas that is subject to the FERC's jurisdiction under the NGA to the same extent that intrastate pipelines are authorized to engage in such activities pursuant to Section 311 of the NGPA. The FERC has authorized Moss Bluff to charge market-based rates for its interstate storage and interruptible hub services. Such market-based rate authorization does not apply to stand-alone transportation service, for which Moss Bluff would require additional authorization. Further, it is based upon the FERC's determination, in light of Moss Bluffs' and its affiliates' activities described in its rate application, that Moss Bluff is not able to exercise market power in the provision of its storage and interruptible hub services. Such authorization is subject to reexamination in the event there is a significant future change to Moss Bluff's market power status. Such a change could include, for example, the addition by Moss Bluff or its affiliates of significant additional storage capacity or access to significant market area storage or transportation. Moss Bluff is required to report to the FERC circumstances that could significantly affect its market power status. Such market-based rate authorization could be limited or revoked prospectively in the event of any such change. Pursuant to the Texas Gas Utility Regulatory Act, intrastate rates are deemed to be just and reasonable and approved by the TRC if they have been negotiated at arm's length with pipeline companies or large industrial customers, which is the case with respect to Moss Bluff's rates for wholly interstate services.

     Egan is an interstate pipeline and storer of natural gas subject to FERC regulation under the NGA and NGPA. In October 1996, Egan received a certificate of public convenience and necessity from the FERC for its storage facility. This certificate grants Egan the authority under Section 7 of the NGA to own and operate its then-existing facilities and to build a second salt cavern storage facility at the Egan site. The FERC subsequently authorized Egan to expand its originally certificated facilities. Egan's natural gas storage and hub services are offered at market-based rates. Egan is the first hub in the United States with FERC authorization to charge market-based rates for natural gas hub services. Such market-based rate authorization is, however, based upon the FERC's determination, in light of Egan's and its affiliates' activities described in its certificate applications, that Egan is not able to exercise market power in the provision of its services. Such authorization is subject to reexamination in the event a significant change occurs to Egan's market power status; for example, if Egan adds storage capacity or storage caverns beyond the two caverns contemplated, or an affiliate enters the interstate storage or transportation business, and Egan is required to report to the FERC any such future circumstances that could significantly affect its market power status. Such market-based rate authorization could be limited or revoked prospectively in the event of any such change.

     ENVIRONMENTAL AND SAFETY MATTERS. The Company is subject to environmental risks normally incident to the operation and construction of pipelines and other facilities for processing, storing and transporting natural gas and other products, including, but not limited to, uncontrollable flows of natural gas, fluids and other substances into the environment, fires, pollution and other environmental and safety risks. The following is a discussion of certain environmental safety concerns related to the Company. It is not intended to constitute a complete discussion of the various federal, state and local statutes, rules, regulations or orders to which the Company's operations may be subject. For example, the Company, without regard to fault, could incur liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or state counterparts, in connection with the disposal or other releases of hazardous substances. Further, the recent trend in environmental legislation and regulations is toward stricter standards, and this will likely continue in the future.

     The Company's activities in connection with the operation and construction of pipelines, injection wells, storage caverns and other facilities for storing and transporting natural gas and other products are subject to environmental and safety regulation by federal and state authorities, including, without limitation, the Texas Natural Resource Conservation Commission ("TNRCC"), the Louisiana Office of Conservation, the TRC and the Federal Environmental Protection Agency ("EPA"), which can increase the costs of designing, installing and operating such facilities. In most instances, the regulatory requirements relate to the discharge of substances into the environment and include measures to control water and air pollution.

     Environmental laws and regulations may require the acquisition of a permit before certain activities may be conducted by the Company. Further, these laws and regulations may limit or prohibit activities on certain lands lying within wilderness areas, wetlands, areas providing habitat for certain species or other protected areas. The Company is also subject to other federal, state and local laws covering the handling, storage or discharge of materials used by the Company, or otherwise relating to protection of the environment, safety and health.

     An example of state environmental regulation affecting the Company is the Texas Clean Air Act ("TCA Act"), as administered by the TNRCC. The TCA Act restricts emission of air pollutants from natural gas pipeline facilities, and the TNRCC may curtail operations not meeting applicable standards.

Additionally, the TRC has the authority to take any steps necessary to ensure compliance with applicable safety regulations through pipeline construction standards and to issue permits and regulations necessary to prevent environmental pollution by pipeline operations. These regulations are subject to change from time to time. The design, construction, operation and maintenance of the Company's natural gas pipeline facilities are subject to the safety regulations established by the Secretary of the Department of Transportation pursuant to the Natural Gas Pipeline Safety Act of 1968, as amended ("1968 Act"), or by state agency regulations meeting the requirements of the 1968 Act. The Moss Bluff facility is subject to environmental regulations monitored by the TRC that pertain to natural gas storage, disposal of salt water, brine pit operations and noxious emissions.

     Management believes the Company has obtained and is in current compliance with all necessary and material permits and that the Company is in substantial compliance with applicable material environmental and safety regulations.

INSURANCE

     Although it is not fully insured against all environmental, safety and other risks, the Company maintains insurance coverages it considers appropriate, including replacement insurance for surface equipment, gas inventory insurance, business interruption insurance, leaching insurance and general liability insurance.

COMPETITION

     The natural gas storage industry is highly competitive. The Company competes most directly with other independent, stand-alone storage facilities and interstate pipelines which offer storage services. Additionally, an increase in competition in the market could arise from new ventures or expanded operations from existing competitors. Many of the Company's competitors have capital and other resources far greater than those of the Company. Competitive factors include (i) the quantity, location and physical flow characteristics of interconnected pipelines, (ii) the costs of service and rates of the Company's competitors, (iii) the ability to offer service from multiple locations and (iv) ancillary services, such as title tracking and electronic bulletin boards.

EMPLOYEES

     As of January 1, 1998, the Company had 38 full-time employees. The Company is not a party to any collective bargaining agreement and has not experienced work stoppages or strikes as a result of labor disputes. The Company considers relations with its employees to be excellent.

     Through June 30, 1996, many of the day-to-day operating activities at Moss Bluff and Egan were performed under contract by employees of TPC and its affiliates and were governed by various service agreements between TPC and MHP. See "Certain Transactions". Effective July 1, 1996, the TPC employees who were previously involved in providing project development services, construction management services, storage sales services, gas title information and administrative services to MHP became employees of MHP, and contracts relating to such services were terminated. The remaining service contracts between TPC and MHP for accounting, financial, field operating and technology access services were canceled as of December 31, 1997, and the TPC employees who were previously involved in these areas became employees of MHP effective January 1, 1998. Since January 1, 1998, all employees of MHP have become employees of the Company.

LEGAL PROCEEDINGS

     The Company is not aware of any pending or threatened material legal claims or proceedings.

                                   MANAGEMENT

MANAGERS, DIRECTORS AND EXECUTIVE OFFICERS

     The management structure of the Company is the same as that of MHP and of its sole general partner, Market Hub Partners, Inc., a Delaware corporation ("MHP GP"). Subsidiaries of PacifiCorp, NIPSCO, DPL and PSEG, each a limited partner of MHP, own percentages of MHP GP equal to their interests in MHP and have the right under the Certificate of Incorporation of MHP GP to appoint representatives to its Board of Directors. MHP GP, through its Board of Directors and executive officers, controls the management and affairs of MHP.

     The management structure for MHP GP, MHP and each of MHP's wholly owned subsidiaries, including Finance Corp. and MHP Storage, Moss Bluff, Egan and their respective general partners (collectively, the "MHP Entities") is substantially identical, and the directors and executive officers of MHP GP serve in the same or substantially identical capacities for each of the MHP Entities.

     The following table sets forth certain information with respect to the managers, directors and executive officers of the MHP Entities:

                   NAME                      AGE                 POSITION
------------------------------------------   --- ----------------------------------------
Donald B. Russell.........................   50  President and Chief Executive Officer

David W. Hooker...........................   42  Executive Vice President and Chief
                                                 Operating Officer

Anthony J. Clark..........................   43  Vice President and Chief Financial
                                                 Officer

Patrick B. Lorio..........................   37  Vice President, Business Development

Jack Gatewood.............................   47  Vice President, Engineering

Mark Cook.................................   38  Vice President, Sales

Donald N. Furman..........................   41  Director and Chairman of the Board

James W. Tomasiak.........................   38  Director

Jeffrey W. Yundt..........................   52  Director

Eileen A. Moran...........................   43  Director

M. Scott Jones............................   43  Director

Lon C. Mitchell...........................   45  Director

     DONALD B. RUSSELL is President and Chief Executive Officer of the MHP
Entities. He has served in this capacity since MHP's inception in December 1994.
Prior to joining MHP, Mr. Russell was the President and Chief Executive Officer of Vanir Construction Management, Inc., a company he founded in 1981. In addition, from 1983 through 1993, Mr. Russell served as Executive Vice President of the Vanir Group Companies, Inc., which was engaged in various areas of the real estate development and construction business. Mr. Russell has spent 25 years in the field of construction, construction management and real estate development. He is a past President of the Construction Management Association of America and, from 1990 through 1995, served as one of its directors.

     DAVID W. HOOKER is the Executive Vice President and Chief Operating Officer of the MHP Entities. He has held these positions since November 1997. Prior to this, Mr. Hooker was Vice President of Operations of MHP. From 1992 through
1994, he worked for TPC in various marketing and business development capacities. From 1987 to 1992, Mr. Hooker was employed by NICOR, Inc. in various positions involving natural gas marketing, sales and governmental relations.
Prior to joining NICOR, Inc., he practiced law in Denver, Colorado. Mr. Hooker has spent 17 years in the energy sector.

     ANTHONY J. CLARK is Vice President and Chief Financial Officer of the MHP
Entities. He has held these positions since joining MHP in September 1997. From
1992 to 1996, Mr. Clark was employed by Transfuel, Inc., a wholly owned subsidiary of Mitsubishi, Inc., serving as a Senior Vice President from 1992 to 1993 and as President and Chief Operating Officer from 1993 to 1996. He came to
Transfuel from Norfolk Holdings, Inc., where he held the positions of Senior
Vice President and Chief Financial Officer from 1984 to 1991. Mr. Clark has spent 22 years in the energy sector.

                                       49

     PATRICK B. LORIO is Vice President of Business Development of the MHP
Entities and has held this position since February 1998. From 1996 to 1998, Mr.
Lorio was Manager of the Commercial Group for Amoco in the United Kingdom, responsible for all hydrocarbon sales, transportation and processing activities as well as for establishing Amoco's UK/European gas trading operations. From
1994 to 1996, Mr. Lorio was Director of Amoco's East Region gas trading operations and also held the position of Director of Business Development. From
1993 to 1994, he was employed by Tejas Power Corporation as Director of Business
Development. Mr. Lorio has over 15 years in the energy sector and has worked in all areas of the natural gas value chain.

     JACK GATEWOOD is Vice President of Engineering of the MHP Entities and has held this position since July 1996. From 1989 through 1996, Mr. Gatewood worked for TPC, developing and expanding the Moss Bluff and Egan facilities. Prior to joining TPC, he was a project manager for CBS Engineering, where he led design teams developing offshore oil and gas production in the Gulf of Mexico, the Gulf of Suez and the South China Sea. Mr. Gatewood has spent 23 years in the energy sector.

     MARK COOK is Vice President of Sales of the MHP Entities and is responsible for marketing storage services and directing the daily commercial operations of the Moss Bluff and Egan facilities. He has held this position since August 1997.
He came to MHP in 1995 from TPC, where he worked to develop interruptible hub services. From 1987 through 1994, Mr. Cook was employed by NGC Corporation, where he served in various capacities, including as Director of Gas Accounting.
Mr. Cook has spent 14 years in the energy sector.

     DONALD N. FURMAN is a director and the Chairman of the Board of the MHP
Entities. He has served in this capacity since May 1997 and is an appointee of TPC, a subsidiary of PacifiCorp. Since July 1995, Mr. Furman has been President of PacifiCorp Power Marketing, Inc., PacifiCorp's unregulated marketing subsidiary, and Vice President of PacifiCorp. From 1991 to 1994, he was Senior
Vice President of Operations of Citizens Lehman Power L.P. A former practicing attorney, Mr. Furman has extensive experience in the utility industry, particularly in bulk power markets and transactions.

     JAMES W. TOMASIAK is a director of the MHP Entities. He has served in this capacity since April 1998 and is an appointee of Miami Valley Market Hub, Inc., a subsidiary of DPL. Since 1996, Mr. Tomasiak has been a Managing Director of Dayton Power & Light Company, responsible for Environmental and Information
Systems and for supplies of electricity and natural gas. He joined DPL in 1990.
Prior to that time, Mr. Tomasiak held several positions with Wisconsin Public
Service Corporation.

     JEFFREY W. YUNDT is a director of the MHP Entities. He has served in this capacity since the formation of MHP in 1994 and is an appointee of NIPSCO Energy
Services, Inc., a subsidiary of NIPSCO. Mr. Yundt has been an Executive Vice
President and Chief Operating Officer of NIPSCO since 1994. From 1991 to 1993, he served as NIPSCO's Vice President and General Manager, Energy Distribution.
Prior to that time, Mr. Yundt was Vice President of NIPSCO Industries, Inc.

     EILEEN A. MORAN is a director of the MHP Entities. She has served in this capacity since the formation of MHP in 1994 and is an appointee of PSRC Del., Inc. ("PSRC"), a subsidiary of PSEG. Ms. Moran has served as President and Chief Executive Officer of PSRC, which is a subsidiary of New Jersey public utility, Public Service Electric & Gas Company, since May 1990.

     M. SCOTT JONES is a director of the MHP Entities. He has served in this capacity since November 1997 and is an appointee of TPC, a subsidiary of PacifiCorp. Mr. Jones is TPC's Vice President of Financial Structuring. He joined TPC in 1992 as Vice President, General Counsel and Secretary. Prior to joining TPC, he was a shareholder of the Houston law firm of Dickerson, Carmouche & Jones.

     LON C. MITCHELL is a director of the MHP Entities. He has served in this capacity since March 1998 and is an appointee of TPC, a subsidiary of PacifiCorp. Mr. Mitchell has been the Assistant Controller of PacifiCorp since
1996. In 1994 and 1995, he served as a financial consultant. From 1990 through 1993, Mr. Mitchell served as the Vice President and Controller of NERCO Oil &
Gas, a former subsidiary of PacifiCorp. Prior to joining PacifiCorp in 1990, Mr.
Mitchell held a various finance and accounting positions with Pennzoil Company.

                                       50

EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning the compensation paid during the year ended December 31, 1997 to the Company's Chief
Executive Officer and to the four most highly compensated executive officers whose combined salary and bonus for services rendered to MHP Storage and its subsidiaries for such period exceeded $100,000, or would have exceeded such amount if paid during the full fiscal year.

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION
                                          ----------------------
NAME AND PRINCIPAL POSITION                 SALARY      BONUS
----------------------------------------  ----------  ----------
Donald B. Russell.......................  $  164,920  $  594,900(1)
     President and Chief Executive
       Officer
David W. Hooker.........................  $  123,692  $  319,388(1)
     Executive Vice President and Chief
       Operating Officer
Anthony J. Clark(2).....................  $   46,668  $   36,332
     Vice President, Chief Financial
       Officer and Secretary
Jack Gatewood...........................  $   86,587  $   75,000
     Vice President, Engineering
Mark Cook...............................  $   99,712  $   39,350
     Vice President, Sales
------------
(1) Includes special bonus payments of $360,000 to Mr. Russell and $240,000 to
    Mr. Hooker paid in connection with the Moss Bluff and Egan facilities.

(2) Salary and bonus information reflects compensation from September 1997, when
    Mr. Clark joined the Company, through December 31, 1997.

EMPLOYMENT AGREEMENTS

     Each of Messrs. Russell, Hooker, Clark, Lorio, Gatewood and Cook
(collectively, the "Executives") has entered into an employment agreement
(collectively, the "Agreements") with MHP, MHP Storage and Market Hub Partners
Storage, L.L.C. ("MHP Storage GP" and, collectively with MHP and MHP Storage, the "Employers"). The Agreements provide for an annual base salary of approximately $160,000, $160,000, $140,000, $120,000 and $120,000 for Messrs.
Russell, Hooker, Clark, Lorio, Gatewood and Cook, respectively. In addition, on an annual basis, Messrs. Hooker, Clark, Lorio and Gatewood shall receive between 65% and 135% of a Target Bonus equal to 1.5%, 1.25%, 1.0% and 1.0%, respectively, of the before-tax net income of MHP and its subsidiaries, including the Company. The amount of a bonus, if any, paid to Mr. Russell shall be at the discretion of the Boards of Directors of the Employers.

     Each Agreement may be terminated at any time by the Employers, with or without Cause (as defined therein), or by the Executive, for any reason. In the event of a termination without Cause or a resignation for Good Reason (as defined therein), the Company shall pay the Executive 65% of the Target Bonus for the calendar year, pro rated for the number of days in the year prior to the termination date. If such termination or resignation is involuntary, the Executive shall receive, in addition to the aforementioned amount, a lump sum cash payment equal to two years' base salary. In addition, the Agreements provide that, in the event of a Change of Control (as defined therein), Messrs.
Hooker, Clark, Cook, Lorio, Gatewood and Russell shall receive incentive bonuses equal to 2.0%, 1.25%, 1.25%, 1.0%, 1.0% and 1.0%, respectively, of the increase in value of MHP after January 1, 1998, as calculated pursuant to the Employment
Agreements. Each Agreement expires on December 31, 2000, with the exception of that of Mr. Russell, which expires on December 31, 1998.

                                       51

                              CERTAIN TRANSACTIONS

     As described below, the Company has entered into certain related party transactions. The Company believes such transactions were on terms no less favorable to the Company than could have been obtained from unrelated third parties.

SERVICES AGREEMENTS

     At the time of formation of MHP on December 20, 1994, MHP and certain of its subsidiaries entered into a series of service agreements with TPC and with the other limited partners of MHP. Pursuant to various agreements, each of which terminated on or before December 31, 1997, TPC provided MHP and its subsidiaries
(i) business support services, including financial reporting and accounting, insurance, payroll and tax preparation services, (ii) financial planning services, including the arrangement of long-term and construction borrowing,
(iii) operating services, including the maintenance, repair and administration of the Moss Bluff and Egan facilities, (iv) gas title and administrative services for the Egan facility, including the calculation of allocations of gas flows and the coordination of pipeline nominations and confirmations, and (v) construction management, administrative and permitting services in connection with the development of the Egan facility. The Company no longer contracts for these services, as they are performed by employees of MHP Storage, many of whom were employees of TPC and performed these services for the benefit of MHP prior to the termination of the aforementioned services agreements. See
"Business -- Employees".

     Certain other services agreements, with the limited partners of MHP remain in force. Under a technology agreement with TPC, MHP and its subsidiaries, including the Company, have access to certain technology relating to the design, construction and operation of the Moss Bluff and Egan facilities, including technology made available to TPC through an agreement with Sandia National
Laboratories. In addition, the Company uses, and will continue to use, certain software provided by TPC. MHP is also a party to storage sales services agreements with each of its limited partners. These agreements are substantially identical and provide that employees of the MHP limited partner party thereto will assist MHP by identifying prospective clients, coordinating sales efforts, reporting on client credit-worthiness and performing post-sales follow-up services.

     In connection with the services described above, MHP paid TPC approximately
$4.7 million, $2.0 million and $2.2 million in 1995, 1996 and 1997, respectively. Amounts paid to MHP's other limited partners have been de minimis.

STORAGE SERVICE CONTRACTS

     In addition to the services agreements described above, the Company is party to storage service contracts with several of MHP's limited partners and their affiliates. Certain summary information with respect to these contracts is provided below:

     TPC CORPORATION. Pursuant to two contracts for gas storage services at each of the Moss Bluff and Egan facilities, TPC paid the Company an aggregate of approximately $1.1 million, $2.8 million and $3.7 million in 1995, 1996 and 1997, respectively. The contracts related to services at the Moss Bluff facility terminate in April 2002 and September 1998, respectively. One of the contracts for services at the Egan facility terminated in April 1998. The other terminates in April 2006. See "Business -- Description of Significant Contracts". In addition, the Company received $166,000, $151,000 and $56,000 for hub services it performed for TPC in 1995, 1996 and 1997, respectively.

     NORTHERN INDIANA PUBLIC SERVICE COMPANY.  Northern Indiana, an affiliate of
NIPSCO Energy Services, Inc., has contracted with the Company for gas storage services at both the Moss Bluff and Egan facilities. Pursuant to two agreements, Northern Indiana paid the Company an aggregate of approximately $3.7 million, $7.5 million and $9.0 million in 1995, 1996 and 1997, respectively. Northern
Indiana's contract with Moss Bluff terminates in April 2013. The agreement for services at the Egan facility has a primary term expiring in April 2016 but may be terminated by Northern Indiana effective April 2006 on 12 months' notice. See
"Business -- Description of Significant Contracts".

                                       52

     MIAMI VALLEY RESOURCES, INC. Pursuant to an agreement entered into in 1995, Miami Valley Resources, Inc. ("Miami Valley"), an affiliate of Miami
Valley Market Hub, Inc., contracted for gas storage services at the Company's
Egan facility. Under this agreement, Miami Valley paid the Company an aggregate of $37,000, $0.2 million and $0.3 million in 1995, 1996 and 1997, respectively.
This agreement terminates, at Miami Valley's option, in March 1999 or in March
2004.

     THE DAYTON POWER AND LIGHT COMPANY. In September 1997, the Dayton Power and Light Company ("Dayton Power and Light"), an affiliate of Miami Valley
Market Hub, Inc. and a subsidiary of DPL Inc., signed an agreement providing for gas storage services at the Egan facility. Pursuant to this agreement, Dayton
Power and Light paid the Company an aggregate of approximately $0.1 million in 1997. This agreement terminates in October 2000. See "Business -- Description of Significant Contracts".

PARTNER NOTES

     On March 5, 1998, the Company distributed approximately $17.6 million of the net proceeds from the Old Notes Offering to MHP, which MHP used to repay the outstanding principal amount of $17.0 million of the Partner Notes, together with accrued interest thereon of $0.6 million. Accrued interest on the Partner
Notes as of December 31, 1997 was $0.3 million. The Partner Notes were issued by
MHP in April and October 1997 to its partners pro rata for the purpose of funding capital expenditures for the development of the Moss Bluff and Egan facilities. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

TIOGA LOAN

     In March 1998, the Company loaned $4.0 million of the net proceeds of the Old Notes Offering to another subsidiary of MHP which owns and is developing
MHP's Tioga project. The loan to Tioga is unsecured and matures in three years.
Interest is at prime rate plus 2.0%. The Company intends to loan an additional
$1.0 million to Tioga in the future. It is anticipated that such loan will be under the same terms as the $4.0 million loan. See "Use of Proceeds".

                                   OWNERSHIP

     The sole general partner of MHP Storage is Market Hub Partners Storage,
L.L.C., a wholly owned subsidiary of MHP. The sole limited partner of MHP
Storage is MHP. See "The Company". The following table sets forth certain information regarding the beneficial ownership of the equity of MHP as of December 31, 1997.

NAME OF BENEFICIAL OWNER                   PERCENTAGE(1)
----------------------------------------   -------------
TPC Corporation, a subsidiary of
  PacifiCorp(2).........................        66.0%
Miami Valley Market Hub, Inc., a
  subsidiary of DPL Inc.................        17.0%
NIPSCO Energy Services, Inc., a
  subsidiary of NIPSCO Industries,
  Inc...................................        11.3%
Public Service Resources Corporation, a
  subsidiary of Public Service
  Enterprise Group, Inc.................         5.7%
                                           -------------
     Total..............................       100.0%
                                           =============
------------
(1) Includes limited partner interest and proportionate share of general partner interest. The member interests in the general partner of MHP are owned by the partners of MHP proportionately in accordance with their limited partner interests in MHP.

(2) TPC owns its interest through a wholly owned subsidiary, Tioga Gas Storage
    Company.

     Under the terms of MHP's Partnership Agreement, certain decisions by MHP require the approval of PacifiCorp subsidiary, TPC, and at least two other partners. Such matters principally involve decisions relating to financing, acquisitions or divestitures and approval of operating budgets. The terms of the limited liability company agreements of the general partners of MHP Storage, Moss Bluff and Egan, as well as of the charter and bylaws of Finance Corp. and MHP's general partner, require approval for certain decisions by a supermajority of such entities' managers or directors, as the case may be, representing 80% of the

                                       53

ownership interests of such entity. Such decisions include, but are not limited to, decisions with respect to acquisitions or divestitures in excess of $1.0 million, certain expansions and financings, budgets, mergers and other similar transactions, regulatory filings and certain contracts and agreements. The limited liability company agreements also require approval by disinterested managers of the general partner for loans or agreements between a limited partner of MHP, on the one hand, and MHP Storage, Moss Bluff or Egan, on the other hand.

                       DESCRIPTION OF NEW CREDIT FACILITY

     MHP Storage and the Subsidiary Guarantors have entered into an agreement with Bank One, Texas, N.A., as lender, for a new bank credit facility. The New
Credit Facility provides for revolving credit borrowings up to $20.0 million in the aggregate outstanding at any time. Borrowings under the New Credit Facility bear interest at a rate per annum, at MHP Storage's option, equal to: (i) the bank's prime rate or (ii) a LIBOR rate plus 2.00%. The New Credit Facility is secured by substantially all the assets of the Company. It includes certain covenants that, among other things, restrict the ability of MHP Storage and of the Subsidiary Guarantors to incur indebtedness, incur certain contingent obligations, incur liens, dispose of assets, make loans or advances, enter into certain investments, pay dividends or distributions, issue stock, engage in mergers, consolidations or otherwise significantly alter corporate structure, engage in transactions with affiliates, expand into other lines of business and otherwise restrict business activities. In addition, the New Credit Facility also requires that MHP Storage and the Subsidiary Guarantors maintain compliance with certain financial ratios. The New Credit Facility expires on December 31, 2000.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Old Notes were originally sold by the Issuers on March 4, 1998 to the Initial Purchaser pursuant to the Purchase Agreement. The Initial Purchaser subsequently resold the Old Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act. As a condition to the completion of the Old Notes Offering, the Issuers and the Subsidiary Guarantors entered into the Registration Rights Agreement with the Initial Purchaser pursuant to which the Issuers and the Subsidiary Guarantors agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to an offer to exchange the Old Notes for Exchange
Notes. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Issuers and the Subsidiary Guarantors under the Registration
Rights Agreement.

     The Registration Rights Agreement provides that, unless due to a change in law or Commission policy the Exchange Offer is not permissible under applicable federal law or Commission policy, the Issuers and the Subsidiary Guarantors shall (i) cause to be filed with the Commission as soon as practicable on or prior to 60 days after the date of the Old Notes Offering (or, if such 60th day is not a business day, then the first business day thereafter), a Registration
Statement under the Securities Act relating to the Exchange Notes and the Exchange Offer, (ii) use their best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable on or prior to 120 days after the Closing Date (or, if such 120th day is not a business day, then the first business day thereafter), (iii) upon the effectiveness of such Registration Statement, promptly commence the Exchange Offer and use their best efforts to issue on or prior to 45 days after the effective date of the Exchange
Offer, Exchange Notes in exchange for all Old Notes tendered in the Exchange
Offer, (iv) cause the Exchange Offer Registration Statement to be effective continuously and keep the Exchange Offer open for a period not less than 20 business days and (v) use their best efforts to keep the Exchange Offer
Registration Statement continuously effective, supplemented and amended as required by the provisions of the Registration Rights Agreement to the extent necessary to ensure that it is available for resales of Notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities.

     Under existing interpretations of the staff of the Commission, the Exchange
Notes would, in general, be freely transferable after the Exchange Offer without further registration under the Securities Act.

                                       54

However, any purchaser of Old Notes who is an "affiliate" of the Issuers or of any Subsidiary Guarantor or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes (i) will not be able to rely on the interpretations of the staff of the Commission, (ii) will not be able to tender its Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes, unless such sale or transfer is made pursuant to an exemption from such requirements. See
"-- Resale of Exchange Notes".

     Each holder who wishes to exchange Old Notes for Exchange Notes in the Exchange Offer will be required to make certain representations, including representations that (i) it is not an affiliate of the Issuers or of any Subsidiary Guarantor, (ii) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes and (iii) it is acquiring the Exchange Notes in its ordinary course of business. In addition, broker-dealers receiving
Exchange Notes in the Exchange Offer will have a prospectus delivery requirement with respect to resales of Exchange Notes. The Commission has taken the position that such broker-dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of Old Notes) with this Prospectus. Under the Registration
Rights Agreement, the Issuers or any Subsidiary Guarantor is required to allow such broker-dealers to use this Prospectus in connection with the resale of such Exchange Notes. See "-- Resale of Exchange Notes".

     If (i) the Issuers and the Subsidiary Guarantors are not required to file the Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy, (ii) any holder of Transfer Restricted Securities (as defined herein) notifies MHP Storage within 20 business days of the commencement of the Exchange
Offer that such holder (a) is prohibited by applicable law or Commission policy from participating in the Exchange Offer or (b) may not resell the Exchange
Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and this Prospectus is not appropriate or available for such resales by such holder or (c) is a broker-dealer and owns Old Notes (including the Initial Purchaser who holds Old Notes as part of an unsold allotment from the original offering of the Notes) acquired directly from MHP Storage or an affiliate of MHP Storage or (iii) the Issuers and the Subsidiary Guarantors do not consummate the Exchange Offer within 45 days following the effectiveness date of the Exchange Offer Registration Statement, then MHP Storage and the Subsidiary Guarantors shall (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration
Statement"), on or prior to the earliest to occur of (1) the 45th day after the date on which MHP Storage determines that it is not required to file the Exchange Offer Registration Statement or (2) the 45th day after the date on which MHP Storage receives notice from a holder of Transfer Restricted
Securities as contemplated by clause (ii) above (such earliest date being the "Shelf Filing Deadline"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the holders of which shall have provided the information required pursuant to Section 4(b) of the Registration
Rights Agreement, and (y) use their best efforts to cause such Shelf
Registration Statement to be declared effective by the Commission on or before the 90th day after the Shelf Filing Deadline. For purposes of the Exchange
Offer, "Transfer Restricted Securities" means each Note until the earliest to occur of (i) the date on which each such Old Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of this Prospectus, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act. The
Issuers and the Subsidiary Guarantors shall use their best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the Registration Rights Agreement to the extent necessary to ensure that it is available for resales of Notes by the holders of Transferred
Restricted Securities entitled to the benefit of such agreement, and to ensure that it conforms to the requirements of such agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time,

                                       55

for a continuous period of two years following the date on which such Shelf
Registration Statement becomes effective under the Securities Act or such shorter period that will terminate when all the Notes covered by the Shelf
Registration Statement have been sold pursuant to the Shelf Registration
Statement.

     If (i) any of the registration statements required by the Registration
Rights Agreement are not filed with the Commission on or before the date specified for such filing, (ii) any of such registration statements are not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (iii) the Exchange Offer has not been consummated within 165 days after the date of the Old Notes Offering or
(iv) any registration statement required by the Registration Rights Agreement is filed and declared effective but shall thereafter cease to be effective or usable in connection with resales of Transfer Restricted Securities in accordance with and during the periods required by the Registration Rights
Agreement (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Issuers and the Subsidiary Guarantors, jointly and severally, have agreed to pay liquidated damages to each holder of Transfer
Restricted Securities with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $.05 per week per $1,000 principal amount of Notes constituting Transfer
Restricted Securities held by such holder for each week or portion thereof that the Registration Default continues. The amount of the liquidated damages shall increase each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.30 per week per $1,000 in principal amount of Notes constituting Transfer Restricted Securities.
Following the cure of all Registration Defaults relating to any particular
Transfer Restricted Securities, the accrual of liquidated damages with respect to such Transfer Restricted Securities will cease.

     In connection with the summary herein of certain provisions of the Registration Rights Agreement, reference is made to such Registration Rights
Agreement, the complete text of which is filed as an exhibit to the Exchange
Offer Registration Statement of which this Prospectus is a part.

     Following the consummation of the Exchange Offer, holders of the Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not have any further registration rights, and such Old
Notes will continue to be subject to certain restrictions on transfer.
Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Issuers will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York time, on the Expiration Date. The Issuers will issue $1,000 principal amount of Exchange
Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old
Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes, except that (i) the Exchange Notes bear a different CUSIP
Number from the Old Notes, (ii) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for the payment of liquidated damages in certain circumstances relating to the timing of the Exchange Offer, all of which rights generally will terminate when the Exchange Offer is terminated. The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture.

     The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered. As of the date of this Prospectus, $115,000,000 aggregate principal amount of Old Notes were outstanding. The Issuers and the Subsidiary
Guarantors intend to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder. The Issuers shall be deemed to have accepted validly tendered Old Notes when, as and if the Issuers have given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the

                                       56

tendering holders for the purpose of receiving the Exchange Notes from the Issuers. If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Issuers will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See " -- Fees and Expenses".

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York time, on August
14, 1998, unless the Issuers, in their sole discretion, extend the Exchange
Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. In order to extend the Exchange
Offer, the Issuers will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York time, on the next business day after the previously scheduled expiration date. The Issuers reserve the right, in their sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange
Offer or to terminate the Exchange Offer if any of the conditions set forth below under " -- Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or
(ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. Without limiting the manner in which the Issuers may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the Exchange
Offer, the Issuers shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON THE EXCHANGE NOTES

     Each Exchange Note will bear interest from the most recent date to which interest has been paid or duly provided for on the Old Note surrendered in exchange for such Exchange Note or, if no interest has been paid or duly provided for on such Old Note, from March 4, 1998. Interest on the Exchange
Notes is payable semi-annually on each March 1 and September 1, commencing on September 1, 1998.

     Holders of Old Notes whose Old Notes are accepted for exchange will not receive interest that is accrued and unpaid on such Old Notes for any period from and after the last date to which interest has been paid or duly provided for on the Old Notes prior to the original issue date of the Exchange Notes or, if no such interest has been paid or duly provided for, will not receive any accrued interest on such Old Notes and will be deemed to have waived the right to receive any interest on such Old Notes accrued from and after the last date to which interest has been paid or duly provided for on such Old Notes or, if no such interest has been paid or duly provided for, March 4, 1998.

PROCEDURES FOR TENDERING

     For a holder of Old Notes to tender Old Notes validly pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantee, or (in the case of a book-entry transfer), an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must be received by the Exchange Agent at the address set forth in the Letter of Transmittal prior to 5:00 p.m., New York time, on the Expiration Date. In addition, prior to 5:00 p.m., New York time, on the Expiration Date, either (i) certificates for tendered Old Notes must be received by the Exchange Agent at such address, (ii) such Old Notes must be transferred pursuant to the procedures for book-entry transfer described below
(and a confirmation of such tender received by the Exchange Agent, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal) or (iii) the holder must comply with the guaranteed delivery procedures described below.

                                       57

     The term "Agent's Message" means a message transmitted by the Depositary, received by the Exchange Agent and forming part of the confirmation of a book-entry transfer, which states that the Depositary has received an express acknowledgment from the participant in the Depositary tendering Old Notes which are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Issuers may enforce such agreement against such participant. In the case of an Agent's Message relating to guaranteed delivery, the term means a message transmitted by the Depositary and received by the Exchange Agent, which states that the Depositary has received an express acknowledgment from the participant in the Depositary tendering Old Notes that such participant has received and agrees to be bound by the Notice of Guaranteed Delivery.

     By tendering Old Notes pursuant to the procedures set forth above, each holder will make to the Issuers the representations set forth above in the fourth paragraph under the heading " -- Purpose and Effect of the Exchange
Offer". The tender by a holder and the acceptance thereof by the Issuers will constitute agreement between such holder and the Issuers in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL
OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK
OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO
CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME
SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION
DATE. NO LETTER OF TRANSMITTAL OR NOTES SHOULD BE SENT TO THE ISSUERS. HOLDERS
MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES
OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial holder whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial holder's behalf. If such beneficial holder wishes to tender on such beneficial holder's own behalf, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such beneficial holder's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. The Issuers will keep the Exchange Offer open for not less than twenty days in order to provide for the transfer of registered ownership. See the "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" accompanying the Letter of Transmittal. Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible
Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled
"Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "Eligible Institution"). If the Letter of Transmittal is signed by a person other than the registered holder of any Old
Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes with the signature thereon guaranteed by an Eligible Institution. If the Letter of Transmittal or any Old
Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Issuers of their authority to so act must be submitted with the Letter of Transmittal.

     The Issuers understand that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old
Notes at the book-entry transfer facility, The Depository Trust Company ("DTC" or the "Book-Entry Transfer Facility"), for the purpose of facilitating

                                       58

the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing such Book-Entry Transfer
Facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry
Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee, or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth in the Letter of Transmittal on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY
DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Issuers in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Issuers' acceptance of which would, in the opinion of counsel for the Issuers, be unlawful. The
Issuers also reserve the right in their sole discretion to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Issuers' interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Issuers shall determine.
Although the Issuers intend to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Issuers, the Exchange Agent nor any other person shall incur any liability for failure to give such notification.
Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange
Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange
Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration
Date, may effect a tender if:

          (a) the tender is made through an Eligible Institution and the Notice of Guaranteed Delivery is signed by the holder;

          (b) prior to the Expiration Date, the Exchange Agent receives from the holder and such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Notes and the principal amount of Old
     Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange
     Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (of facsimile thereof), as well as the certificate(s) representing all tendered
     Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent on, or prior to, the fifth New York Stock Exchange trading day after the Expiration Date.

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
     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York time, on the Expiration Date.

     To withdraw a tender of Old Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth in the Letter of Transmittal prior to 5:00 p.m., New York time, on the Expiration Date, unless previously accepted for exchange. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number(s) and principal amount of such Old Notes, or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry
Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old
Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old
Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuers, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under " -- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Issuers shall not be required to accept for exchange, or exchange Exchange Notes for, any Old
Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Issuers' reasonable discretion, might materially impair the ability of the Issuers to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Issuers or any of their subsidiaries; or

          (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the Issuers' reasonable discretion, might materially impair the ability of the Issuers to proceed with the Exchange offer or materially impair the contemplated benefits of the Exchange offer to the Issuers; or

          (c) any governmental approval has not been obtained, which approval the Issuers shall, in the Issuers' reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Issuers determine in their reasonable discretion that any of the conditions are not satisfied, the Issuers may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old
Notes (see "-- Withdrawal of Tenders"), or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered
Old Notes which have not been withdrawn.

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
EXCHANGE AGENT

     IBJ Schroder Bank & Trust Company has been appointed as Exchange Agent for the Exchange Offer. The mailing address of the Exchange Agent is IBJ Schroder
Bank & Trust Company, P.O. Box 84, Bowling Green Station, New York, New York
10274-0084. The address for deliveries by overnight courier and for hand deliveries is IBJ Schroder Bank & Trust Company, One State Street, New York, New
York 10004, Attn: Securities Processing Window, Subcellar One, (SC-1). For assistance and requests for additional copies of this Prospectus, the Letter of Transmittal or the Notice of Guaranteed Delivery, the telephone number for the Exchange Agent is (212) 858-2103, and the facsimile number for the Exchange
Agent is (212) 858-2611. Delivery to an address other than as set forth herein and in the Letter of Transmittal will not constitute a valid delivery.

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Issuers. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Issuers and their affiliates.

     The Issuers have not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Issuers, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Issuers. Such expenses include fees and expenses of the Exchange
Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Old
Notes, which is face value, as reflected in MHP Storage's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by MHP Storage. The expenses of the Exchange Offer will be expensed over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     The Old Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Issuers (upon redemption thereof or otherwise),
(ii) pursuant to an effective registration statement under the Securities Act,
(iii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, (iv) outside the United
States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, (v) to an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act who furnishes the Trustee with a letter containing certain representations and agreements (and, in the case of any transfer of aggregate principal amount of Old Notes of $100,000 or less, an opinion of counsel, if the Issuers so request) or (vi) pursuant to some other exemption from the registration requirements of the Securities Act (and based on an opinion of counsel, if the Issuers so request), in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF EXCHANGE NOTES

     With respect to resales of Exchange Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties
(for example, the letters of the Commission to (i) Exxon Capital Holdings
Corporation, available May 13, 1988, (ii) Morgan Stanley & Co., Inc. available
June 5, 1991 and (iii) Shearson & Sterling, available July 2, 1993), the Issuers believe that a holder or other person (other than a person that is an affiliate of the Issuers or of any Subsidiary Guarantor within the meaning of

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Rule 405 under the Securities Act) who receives Exchange Notes in exchange for
Old Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange
Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating
Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

     Each holder of Old Notes who wishes to exchange Old Notes for Exchange
Notes in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Issuers or of any Subsidiary Guarantor, (ii) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes, (iii) it is acquiring the Exchange Notes in its ordinary course of business and (iv) that any person participating in the Exchange Offer with the intention or for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act, and of the rules and regulations promulgated thereunder, in connection with a secondary resale of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Commission. Each Participating Broker-Dealer that receives Exchange
Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Issuers believe that Participating Broker-Dealers who acquired Old
Notes for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Notes received upon exchange of such Old Notes (other than Old Notes which represent an unsold allotment from the original sale of the Old Notes) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or such other trading activities.
Subject to certain provisions set forth in the Registration Rights Agreement, the Issuers have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Notes. However, a Participating
Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Notes received in exchange for Old Notes pursuant to the Exchange
Offer must notify the Issuers, or cause the Issuers to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth in the Letter of Transmittal. See "Plan of Distribution". Any Participating
Broker-Dealer who is an "affiliate" of the Issuers or of any Subsidiary
Guarantor may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

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
                         DESCRIPTION OF EXCHANGE NOTES

     The Old Notes were issued and the Exchange Notes will be issued pursuant to an indenture (the "Indenture") among Market Hub Partners Storage, L.P., as issuer, Market Hub Partners Finance, Inc. ("Finance Corp"), a wholly owned subsidiary of Market Hub Partners Storage, L.P., as co-issuer, the Subsidiary
Guarantors, as guarantors, and IBJ Schroder Bank & Trust Company, as trustee
(the "Trustee"). The terms of the Notes include those set forth or referred to in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Old Notes and prospective Holders of Exchange Notes are referred to the Indenture and the Trust Indenture Act. In connection with the summary herein of certain provisions of the Notes and of the Indenture, reference is made to such Notes and to such Indenture, the complete texts of which are filed as exhibits to the Exchange Offer Registration Statement, of which this Prospectus is a part. The definitions of certain capitalized terms used in the following summary are set forth below under "-- Certain
Definitions". Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture, and those definitions are incorporated herein by reference. As used in the following summary, the term
"Company" means Market Hub Partners Storage, L.P. and does not include any subsidiary of Market Hub Partners Storage, L.P., the term "Issuers" refers to the Company and Finance Corp., the term "Notes" includes the Old Notes and Exchange Notes and the term "Offering" refers to the Old Notes Offering.
Copies of the Indenture are available from the Company on request.

     Finance Corp. is a wholly owned subsidiary of the Company that was incorporated in Delaware in January, 1998 for the purpose of serving as a co-issuer of the Notes in order to facilitate the Offering. The Company believes that certain prospective purchasers of the Notes may be restricted in their ability to purchase debt securities of partnerships, such as the Company, unless such debt securities are jointly issued by a corporation. Finance Corp. has no and will have no business operations, assets or revenues. Consequently, Holders of Old Notes and prospective Holders of Exchange Notes should not expect Finance
Corp. to participate in servicing the interest and principal obligations on the Notes.

GENERAL

     The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes (which they are intended to replace) except that (i) the Exchange Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) the holders of Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. The Exchange Notes will be issued solely in exchange for an equal principal amount of Old Notes. As of the date hereof, $115 million aggregate principal amount of Old Notes is outstanding. See "The
Exchange Offer".

     The Old Notes are and the Exchange Notes will be (i) senior unsecured joint and several obligations of the Issuers, (ii) unconditionally guaranteed by the Subsidiary Guarantors and (iii) limited to $115 million aggregate principal amount. The Exchange Notes will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. The Exchange
Notes will mature on March 1, 2008 and bear interest at the rate per annum shown on the front cover hereof from the date they are originally issued under the Indenture or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semi-annually in cash in arrears on March 1 and September 1 of each year, commencing September 1, 1998, to the Persons in whose names the Exchange Notes are registered at the close of business on the preceding February 15 or August 15, as the case may be (whether or not a business day). Interest on the Exchange Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Principal of and premium, if any, interest and Liquidated Damages, if any, on the Exchange Notes will be Payable (i) in same-day funds on or prior to the payment dates with respect to those amounts in the case of Exchange Notes held of record by The Depository Trust Company ("DTC") or its nominee and (ii) at

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the corporate trust office of the Trustee in New York, New York, in the case of
Exchange Notes held of record by Holders other than DTC or its nominee, and the Exchange Notes may be surrendered for registration of transfer or exchange at the corporate trust office of the Trustee in New York, New York. The Company may, at its option, pay interest on Exchange Notes held of record by Holders other than DTC or its nominee by check mailed to the addresses of the Persons entitled thereto as they appear in the Note Register on the Regular Record Date for that interest or by wire transfer of immediately available funds to an account located in the United States designated by the Holder.

     No service charge will be made for the exchange of Old Notes for Exchange
Notes or for any registration of transfer the Exchange Notes, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses (including the fees and expenses of the Trustee) payable in connection therewith. The Company is not required (i) to issue or register the transfer of Exchange Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption and ending at the close of business on the day of that mailing or
(ii) to register the transfer of Exchange Notes selected for redemption in whole or in part, except the unredeemed portion of Old Notes being redeemed in part.

OPTIONAL REDEMPTION

     The Issuers may, at the Company's option, redeem the Exchange Notes in whole or from time to time in part, on or after March 1, 2003, on not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on March 1 of the year indicated below:

                                        REDEMPTION
YEAR                                       PRICE
-------------------------------------   -----------
2003.................................     104.125%
2004.................................     102.750%
2005.................................     101.375%
2006 and thereafter..................     100.000%

     Notwithstanding the foregoing, at any time on or prior to March 1, 2001, the Issuers may redeem up to 35% of the aggregate principal amount of Exchange
Notes originally issued from the Net Cash Proceeds of one or more Public Equity
Offerings, at a redemption price equal to 108.25% of the principal amount thereof, together with accrued and unpaid interest thereon and Liquidated
Damages, if any, to the date of redemption, PROVIDED that (i) at least $74.75 million of the aggregate principal amount of Exchange Notes originally issued remains outstanding immediately after that redemption and (ii) the Company effects that redemption within 60 days after the Public Equity Offering closes.

     If less than all the Exchange Notes are to be redeemed, the Trustee will, not less than 30 nor more than 60 days prior to the redemption date, select the particular Exchange Notes (or any portion thereof that is an integral multiple of $1,000) to be redeemed, pro rata, by lot or by any other method permitted in the Indenture.

     No sinking fund or mandatory redemption is provided for the Exchange Notes.

     RANKING. The Exchange Notes will be senior unsecured joint and several obligations of the Issuers and will rank PARI PASSU in right of payment with all other existing and future unsecured and unsubordinated Indebtedness of the Issuers and senior to all existing and future Subordinated Indebtedness of the Issuers. Each Subsidiary Guarantee will be a senior unsecured obligation of the applicable Subsidiary Guarantor and will rank PARI PASSU in right of payment with all other existing and future unsecured and unsubordinated Indebtedness of such Subsidiary Guarantor, and senior to all existing and future Subordinated
Indebtedness of the applicable Subsidiary Guarantor. The Exchange Notes and
Subsidiary Guarantees, however, will be

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effectively subordinated to secured Indebtedness of the Issuers and the
Subsidiary Guarantors with respect to the assets securing that Indebtedness. At
December 31, 1997, on a pro forma basis assuming that Old Notes Offering and the application of the net proceeds therefrom had occurred on such date, the Issuers and the Subsidiary Guarantors would not have had any Indebtedness outstanding other than the Old Notes. It is contemplated, however, that the Company may incur Indebtedness under the New Credit Facility, which will be secured by a lien on substantially all the assets of the Company and its Subsidiaries
(including the Subsidiary Guarantors). Subject to certain limitations, the Company and its Subsidiaries (including the Subsidiary Guarantors) may incur additional Indebtedness in the future. See "-- Certain Covenants -- Limitation on Indebtedness and Disqualified Equity Interests".

SUBSIDIARY GUARANTEES

     Each Restricted Subsidiary, other than Finance Corp., will unconditionally guarantee (each, a "Subsidiary Guarantee"), jointly and severally, to each Holder of Exchange Notes and the Trustee, the full and punctual performance of the Company's obligations under the Indenture and the Exchange Notes, including the payment of principal of and premium, if any, interest and Liquidated
Damages, if any, on the Exchange Notes. As of the Issue Date, all of the Company's Subsidiaries will be Restricted Subsidiaries. Under certain circumstances, the Board of Directors will be able to designate the Company's existing or future Subsidiaries as Unrestricted Subsidiaries. See " -- Certain
Covenants -- Future Designation of Restricted and Unrestricted Subsidiaries" below. Unrestricted Subsidiaries will not be subject to the restrictive covenants set forth in the Indenture.

     The obligations of each Subsidiary Guarantor under a Subsidiary Guarantee are limited to the maximum amount that, after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of that other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of that Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal law or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee will be entitled to a pro rata contribution from each other Subsidiary Guarantor based on the net assets of each Subsidiary Guarantor, determined in accordance with GAAP.

     Each Subsidiary Guarantor may consolidate with or merge with or into or sell or otherwise dispose of all or substantially all of its property and assets to the Company or another Subsidiary Guarantor without limitation, except to the extent any such transaction is subject to the "Merger, Consolidation and Sale of Assets" covenant of the Indenture. Each Subsidiary Guarantor may consolidate with or merge with or into or sell all or substantially all of its properties and assets to a Person other than the Company or another Subsidiary Guarantor
(whether or not affiliated with the Subsidiary Guarantor), if (i) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all of the obligations of such Subsidiary
Guarantor pursuant to a supplemental indenture in form and substance satisfactory to the Trustee, under the Exchange Notes and the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) immediately after giving effect to such transaction the Company could incur at least $1.00 of additional Indebtedness, not constituting Permitted Indebtedness, pursuant to the Consolidated Fixed Charge
Coverage Ratio test set forth in the covenant described under "Certain
Covenants -- Limitation on Indebtedness and Disqualified Equity Interests".

     The Indenture will provide that in the event of sale or other disposition of all the properties and assets of any Subsidiary Guarantor in accordance with the preceding paragraph or a sale or other disposition of all the Equity
Interests of any Subsidiary Guarantor, then that Subsidiary Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee, PROVIDED that, in the case of a sale of such Equity Interests not constituting a sale governed by the covenant in the Indenture described under "Merger, Consolidation and Sale of Assets", the Net Available Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See " -- Certain Covenants -- Limitation on Asset Sales". In addition, any Subsidiary Guarantor that is designated by the Board of Directors as an

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Unrestricted Subsidiary in accordance with the terms and conditions of the
Indenture will be released and relieved of any obligation under its Subsidiary
Guarantee.

     Separate financial statements of the Subsidiary Guarantors have not been provided because the Subsidiary Guarantors are jointly and severally liable for the obligations of the Issuers under the Exchange Notes and the aggregate assets, earnings and equity of the Subsidiary Guarantors are substantially equivalent to the consolidated assets, earnings and equity of the Company. The
Company has no assets other than its investment in the Subsidiary Guarantors.

CERTAIN COVENANTS

     The Indenture will contain, among others, the covenants described below.

     LIMITATION ON INDEBTEDNESS AND DISQUALIFIED EQUITY INTERESTS. The Company will not, and will not permit any Restricted Subsidiary to, (a) create, incur, assume, guarantee or in any manner become directly or indirectly liable for the payment of (collectively, "incur") any Indebtedness (including any Acquired
Indebtedness, but excluding any Permitted Indebtedness), or (b) issue any Disqualified Equity Interests, unless, on a pro forma basis after giving effect to that incurrence or issuance and the application of the net proceeds therefrom, the Company's Consolidated Fixed Charge Coverage Ratio for the four most recent consecutive fiscal quarters of the Company prior to the date of the proposed incurrence or issuance (and for which consolidated financial statements are available) would be at least 2.0 to 1.0.

     The Company will not, and will not permit Finance Corp. or any Subsidiary
Guarantor to, incur any Indebtedness that is expressly subordinated to any other
Indebtedness of the Company, Finance Corp. or such Subsidiary Guarantor unless such Indebtedness by its terms is also expressly made subordinated to the Exchange Notes, in the case of the Company or Finance Corp., or to the Subsidiary Guarantees, in the case of a Subsidiary Guarantor.

     LIMITATION ON PREFERRED EQUITY INTERESTS OF SUBSIDIARIES. The Company will not permit any Restricted Subsidiary to issue any Preferred Equity Interests
(other than to the Company or to a Wholly Owned Restricted Subsidiary) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary) to own any Preferred Equity Interests of any Restricted Subsidiary.

     LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted
Payment unless, at the time of and after giving effect to the proposed
Restricted Payment: (i) no Default or Event of Default has occurred and is continuing; (ii) the Company and its Restricted Subsidiaries would be permitted to incur at least $1.00 of additional Indebtedness not constituting Permitted
Indebtedness in accordance with the Consolidated Fixed Charge Coverage Ratio test described under " -- Limitation on Indebtedness and Disqualified Equity
Interests" above; and (iii) the amount of that Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue
Date, does not exceed the sum (without duplication) of the following:

          (a)  50% of the Consolidated Net Income (or, if Consolidated Net
     Income is a loss, minus 100% of such loss) accrued on a cumulative basis during the period beginning on January 1, 1998 and ending on the last day of the Company's last fiscal quarter for which quarterly or annual consolidated financial statements are available next preceding the date of payment of the proposed Restricted Payment;

          (b) the aggregate Net Cash Proceeds received by the Company after the Issue Date from the issuance or sale (other than to any Restricted
     Subsidiary) of Qualified Equity Interests of the Company or from the issuance, sale or exercise of any options, warrants or rights to purchase
     Qualified Equity Interests of the Company;

          (c) the aggregate net cash proceeds received after the Issue Date by the Company from the issuance of sale (other than to any of its Restricted
     Subsidiaries) of Indebtedness or shares of Disqualified Equity Interests that have been converted into or exchanged for Qualified Equity Interests of the Company to the extent such Indebtedness or Disqualified Equity
     Interests were originally sold

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     for cash, together with the aggregate cash received by the Company at the time of such conversion or exchange; and

          (d) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital (to the extent not otherwise included in Consolidated Net Income) with respect to that Restricted Investment (less the cost of disposition, if any).

     The foregoing provisions (ii) and (iii) will not prohibit: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration the payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Qualified Equity Interests of the Company in exchange for, or out of the proceeds of the substantially concurrent sale (other than to any Restricted
Subsidiary) of, other Qualified Equity Interests of the Company; (iii) the defeasance, redemption, repurchase or other retirement of Subordinated
Indebtedness in exchange for, or out of the proceeds of the substantially concurrent issue and sale of, (a) Subordinated Indebtedness so long as the new
Subordinated Indebtedness has (1) an Average Life equal to or longer than the Average Life of the Subordinated Indebtedness being defeased, redeemed, repurchased or otherwise retired and (2) terms of subordination no less favorable to the Holders of the Exchange Notes than those applicable to the Subordinated Indebtedness being defeased, redeemed, repurchased or otherwise retired or (b) Qualified Equity Interests of the Company (other than to any Restricted Subsidiary); (iv) repurchases, acquisitions or retirements of shares of Qualified Equity Interests of the Company deemed to occur upon the exercise of stock options or similar rights issued under employee benefit plans of the Company if such shares represent all or a portion of the exercise price or are surrendered in connection with satisfying any Federal income tax obligations;
(v) the application by the Company of the net proceeds from the Offering in the manner described in the third paragraph under the caption "Use of Proceeds" in this Prospectus; (vi) Permitted Distributions in an amount which, when added to the aggregate amount of all Permitted Distributions made after the Issue Date, does not exceed the Permitted Distribution Amount accrued on a cumulative basis during the period beginning on January 1, 1998 and ending on the last day of the Company's last fiscal quarter for which quarterly or annual consolidated financial statements are available next preceding the date of payment of such Permitted Distribution; and (vii) Restricted Payments which, when added to the aggregate amount of Restricted Payments previously or contemporaneously made pursuant to this clause (vii) after the Issue Date, do not exceed $5.0 million.

     The amounts referred to in clauses (i), (ii) and (iii)(b) of the immediately preceding paragraph will be included as Restricted Payments in any computation made pursuant to clause (iii) of the second preceding paragraph
PROVIDED, that any dividend paid pursuant to clause (i) of the immediately preceding paragraph shall reduce the amount that would otherwise be available under clause (iii) of the second preceding paragraph when declared, but not also when subsequently paid pursuant to such clause (i), and the actions described in clauses (iii)(a), (iv), (v), (vi) and (vii) of the immediately preceding paragraph shall be Restricted Payments that shall be permitted to be made in accordance with the immediately preceding paragraph and shall not reduce the amount that would otherwise be available for Restricted Payments under clause
(iii) of the second preceding paragraph.

     For purposes of the foregoing provisions, the amount of any Restricted
Payment (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors, whose determination shall be conclusive) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or a Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted by and complies with the Indenture and setting forth in reasonable detail the basis on which the required calculations were computed, which calculations will be based upon the Company's latest available financial statements. If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of the Indenture, such Restricted Payment shall be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustments made in good

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faith to the Company's financial statements affecting Consolidated Net Income of the Company for any period.

     LIMITATION ON ISSUANCES AND SALES OF EQUITY INTERESTS OF RESTRICTED
SUBSIDIARIES.  The Company (i) will not, and will not permit any Restricted
Subsidiary to, issue, sell or otherwise dispose of any Equity Interests of any Restricted Subsidiary to any Person other than the Company or another Restricted
Subsidiary and (ii) will not permit any Person other than the Company or a Restricted Subsidiary to own any Equity Interests of any Restricted Subsidiary.
This covenant will not restrict (i) dispositions of all of the Equity Interests of a Restricted Subsidiary, but any such disposition would be subject to the covenant described below under "Limitation on Asset Sales" or (ii) the ownership by any Person of Equity Interests of a Restricted Subsidiary that were owned by a Person at the time such Restricted Subsidiary became a Restricted
Subsidiary (including any Equity Interests issued as a result of a stock split, a dividend of Equity Interests to holders of such Equity Interests, a recapitalization affecting such Equity Interests, or similar event).

     LIMITATION ON SALE/LEASEBACK TRANSACTIONS. The Company will not, and will, not permit any Restricted Subsidiary to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale/Leaseback
Transaction unless (i) the Company would be permitted to incur Indebtedness not constituting Permitted Indebtedness in accordance with the Consolidated Fixed
Charge Coverage Ratio test described under " -- Limitation on Indebtedness and
Disqualified Equity Interests" above in an amount equal to the Attributable
Indebtedness arising from the Sale/Leaseback Transaction, (ii) the Company or the Restricted Subsidiary receives proceeds from the Sale/Leaseback Transaction at least equal to the fair market value of the property or assets subject thereto (as determined in good faith by the Board of Directors, whose determination in good faith and evidenced by a Board Resolution will be conclusive), (iii) the Company applies an amount in cash equal to the Net
Available Proceeds of the Sale/Leaseback Transaction in accordance with the provisions of the covenant described under "Limitation on Asset Sales" below as if the Sale/Leaseback Transaction were an Asset Sale and (iv) the Sale/Leaseback Transaction would not result in a violation of the covenant described under " -- Limitation on Liens" below.

     LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Restricted Subsidiary to, enter into, renew or extend any contract, agreement, transaction or arrangement with or for the benefit of an Affiliate of the Company (including, without limitation, the sale, purchase or lease of assets, property or services from or to any Affiliate of the Company)
(each of the foregoing, an "Affiliate Transaction") (i) on terms less favorable to the Company or the Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with a Person not an Affiliate of the Company or (ii) on terms that are not fair from a financial point of view to the Company or the Restricted Subsidiary, as the case may be, in the event no comparable transaction with a Person not an Affiliate of the Company is available; PROVIDED, that the Company will not, and will not permit any Restricted Subsidiary to, enter into, renew or extend any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments, value, remuneration or other consideration in excess of $1.0 million after the Issue
Date unless the prior approval thereof by the Board of Directors (including a majority of the Disinterested Directors, if any) has been obtained and the Company delivers to the Trustee an Officers' Certificate (i) certifying that the Affiliate Transaction or series of related Affiliate Transactions complies with the foregoing restriction and (ii) in the case of transactions other than storage contracts, hub services contracts or similar contracts entered into in the ordinary course of business, if the Affiliate Transaction or series of related Affiliate Transactions involves aggregate payments, value, remuneration or other consideration in excess of $5.0 million after the Issue Date, to which is attached a copy of a written opinion of an Independent Financial Advisor specializing or having a speciality in the type and subject matter of the transaction or series of related transactions at issue, to the effect that such transaction or series of related transactions is fair from a financial point of view to the Company or the Restricted Subsidiary, as the case may be; PROVIDED, HOWEVER, that the foregoing restriction will not apply to: (i) transactions between or among (a) the Company and one or more of Wholly Owned Restricted
Subsidiaries or (b) Wholly Owned Restricted Subsidiaries; (ii) transactions between the Company or any Restricted Subsidiary and any qualified employee stock or

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
equity ownership plan established for the benefit of the Company's employees, or the establishment or maintenance of any such plan; (iii) reasonable compensation and other benefit arrangements for the benefit of Persons in their capacity as officers and employees of the Company (but not Persons in their capacity as officers and employees of an Affiliate) and directors, officers and employees of the General Partner of the Company, in each case approved by the Board of Directors; (iv) transactions permitted by the covenant described under " -- Limitation on Restricted Payments" above; (v) Permitted Investments of the character described in clause (vi) of the definition of Permitted
Investments; (vi) making any indemnification or similar payment to any director or officer (a) in accordance with the charter, partnership agreement, bylaws, or other constituent document of the Company or any Restricted Subsidiary, (b) under any indemnification agreement or (c) under applicable law; or (vii) the transactions contemplated by the storage contracts, as in effect on the date of the Indenture, between certain Restricted Subsidiaries and the Principals which are described under the caption "Business -- Description of Significant
Contracts".

     LIMITATION ON LIENS. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, affirm or suffer to exist or become effective any Lien upon any of its property or assets, whether owned on or acquired after the Issue Date, or upon any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, except Permitted Liens, unless prior to, or contemporaneously therewith, the Exchange Notes (and, in the case of Liens upon the property or assets of a Restricted Subsidiary, the Subsidiary Guarantee of such Restricted Subsidiary) are equally and ratably secured with (or prior to) the obligation or liability secured by that Lien; PROVIDED, HOWEVER, that if a Lien is granted to secure Indebtedness and that Indebtedness is expressly subordinated to the Exchange Notes or a Subsidiary Guarantee, the Lien securing that Indebtedness must be expressly subordinated and junior to the Lien securing the Exchange Notes or such Subsidiary Guarantee, as the case may be, with the same relative priority as such Indebtedness has with respect to the Exchange
Notes or the applicable Subsidiary Guarantee. The incurrence of additional secured Indebtedness by the Company and the Restricted Subsidiaries is subject to further limitations on the incurrence of Indebtedness as described under " -- Limitation on Indebtedness and Disqualified Equity Interests" above.

     CHANGE OF CONTROL. If a Change of Control occurs, the Issuers must make an offer to purchase all the then outstanding Exchange Notes (a "Change of Control
Offer") and purchase, on a business day (the "Change of Control Purchase
Date") not more than 60 nor less than 30 days following the date notice is mailed, as provided below, all the then outstanding Exchange Notes validly tendered pursuant to that Change of Control Offer and not withdrawn, at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, together with accrued and unpaid interest thereon and Liquidated Damages, if any, to the Change of Control Purchase Date. The Issuers must keep the Change of Control Offer open for at least 20 business days (or such longer period as is required by law) and until the close of business on the fifth business day prior to the Change of Control Purchase Date.

     To effect a Change of Control Offer, the Issuers will, not later than the 30th day after a Change of Control occurs, send, by first class mail, to the Trustee and each Holder a notice of the Change of Control Offer, which notice will govern the terms of the Change of Control Offer and state the procedures
Holders must follow to accept the Change of Control Offer.

     There can be no assurance the Issuers will have available funds sufficient to fund the purchase of the Exchange Notes that might be tendered by Holders seeking to accept a Change of Control Offer, if one is made. If a Change of Control occurs at a time when the Issuers do not have available funds sufficient to pay the Change of Control Purchase Price for all the Exchange Notes tendered by Holders seeking to accept the Change of Control Offer, an Event of Default would occur under the Indenture. The occurrence of the events constituting a Change of Control under the Indenture may result in an event of default under the New Credit Facility or in respect of other Indebtedness of the Company and its Subsidiaries and, consequently, the lenders thereof may have the right to require repayment of such Indebtedness in full and to foreclose on the collateral, if any, securing such Indebtedness if such repayment is not made.

     The Issuers will not be required to make a Change of Control Offer following the occurrence of a Change of Control if another Person (i) makes the Change of Control Offer (a) at the same purchase price,

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
(b) at the same time and (c) otherwise in substantial compliance with the requirements applicable to a Change of Control offer to be made by the Issuers and (ii) purchases all Exchange Notes validly tendered and not withdrawn under that Person's Change of Control Offer. The existence of a Holder's right to require, subject to certain conditions, the Issuers to repurchase its Exchange
Notes following the occurrence of a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes, or results in, a Change of Control.

     The Issuers will be obligated to comply with Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws and regulations thereunder, if applicable, if a Change of Control occurs and the Issuers are required to purchase Exchange Notes as described above.

     LIMITATION ON ASSET SALES. The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale unless (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets and properties sold or otherwise disposed of pursuant to the Asset Sale (as determined by the Board of Directors, whose determination in good faith will be conclusive and evidenced by a Board Resolution), (ii) at least 80% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, in respect of the Asset Sale consists of cash or Cash Equivalents and
(iii) the Company delivers to the Trustee an Officers' Certificate certifying that the Asset Sale complies with clauses (i) and (ii) of this sentence. The amount (without duplication) of any Indebtedness (other than Subordinated
Indebtedness) of the Company or any Restricted Subsidiary that is expressly assumed by the transferee in an Asset Sale and with respect to which the Company or the Restricted Subsidiary, as the case may be, is unconditionally released by the holder of that Indebtedness, will be deemed (i) to be cash or Cash
Equivalents for purposes of clause (ii) of the preceding sentence and (ii) to constitute a repayment of, and a permanent reduction in, the amount of that Indebtedness for purposes of the following paragraph. If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration) or Cash Equivalents, then such conversion or disposition will constitute an Asset Sale and the Net Available Proceeds therefrom must be applied in accordance with this covenant. A transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Restricted
Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary will not constitute an Asset Sale, and a transfer of assets that constitutes a Restricted Investment and that is permitted under the covenant described under "-- Limitation on Restricted Payments" above will not constitute an Asset
Sale.

     If the Company or any Restricted Subsidiary consummates an Asset Sale, the Company or that Restricted Subsidiary, as the case may be, may either, no later than 365 days after that Asset Sale, (i) apply all or any of the Net Available
Proceeds therefrom to repay Indebtedness (other than Subordinated Indebtedness) of the Company or any Restricted Subsidiary, provided, in each case, that the related loan commitment (if any) is thereby permanently reduced by the amount of the Indebtedness so repaid or (ii) invest all or any part of the Net Available
Proceeds therefrom in properties or assets that replace the properties or assets that were the subject of the Asset Sale or in other properties or assets that are being, or will be, used in the business of the Company and the Restricted
Subsidiaries. The amount of the Net Available Proceeds not applied or invested as provided in this paragraph will constitute "Excess Proceeds." Pending application of such Net Available Proceeds pursuant to this paragraph, the Company or such Restricted Subsidiary may invest such Net Available Proceeds in Cash Equivalents or may apply such Net Available Proceeds to temporarily reduce amounts outstanding under the Working Capital Agreement.

     If substantially all (but not all) the property and assets of the Company and its Restricted Subsidiaries are transferred as an entirety to a Person in a transaction permitted under the covenant described under "-- Merger, Consolidation and Sale of Assets" below, and the Company or a Restricted
Subsidiary receives cash or Cash Equivalents in such transaction, then the successor entity will be deemed to have sold the properties and assets of the Company and its Subsidiaries not so transferred for purposes of this covenant and cash at least equal to the fair market value of the assets deemed to be sold must be applied in accordance with the preceding paragraph.

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
     NET PROCEEDS OFFER. When the aggregate amount of Excess Proceeds from one or more Asset Sales equals or exceeds $5.0 million, the Company must make an offer to purchase, from all Holders of the then outstanding Exchange Notes and the holders of any then outstanding Pari Passu Indebtedness required to be repurchased or repaid on a permanent basis in connection with an Asset Sale, an aggregate principal amount of Exchange Notes and any then outstanding Pari Passu
Indebtedness equal to such Excess Proceeds as follows:

          (i)(A)  The Company must make an offer to purchase (a "Net Proceeds
     Offer") from all Holders of the Exchange Notes in accordance with the procedures set forth in the Indenture the maximum aggregate principal amount (expressed as a multiple of $1,000) of Exchange Notes that may be purchased out of the amount (the "Payment Amount") of such Excess
     Proceeds, multiplied by a fraction, the numerator of which is the outstanding principal amount of the Exchange Notes and the denominator of which is the sum of the outstanding principal amount of the Exchange Notes and such Pari Passu Indebtedness, if any, (subject to proration in the event such amount is less than the aggregate Offered Price (as defined below) of all Exchange Notes tendered), and (B) to the extent required by such Pari Passu Indebtedness and provided there is a permanent reduction in the principal amount of such Pari Passu Indebtedness, the Company shall make an offer to purchase Pari Passu Indebtedness (a "Pari Passu
     Indebtedness Offer") in an amount (the "Pari Passu Indebtedness Amount") equal to the excess of the Excess Proceeds over the Payment Amount;

          (ii) The offer price for the Exchange Notes will be payable in cash in an amount equal to 100% of the principal amount of the Exchange Notes tendered pursuant to a Net Proceeds Offer, together with accrued and unpaid interest thereon and Liquidated Damages, if any, to the date that Net
     Proceeds Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate
     Offered Price of Exchange Notes tendered pursuant to a Net Proceeds Offer is less than the Payment Amount relating thereto or the aggregate amount of the Pari Passu Indebtedness that is purchased or repaid pursuant to the Pari Passu Indebtedness Offer is less than the Pari Passu Indebtedness
     Amount (such shortfall constituting a "Net Proceeds Deficiency"), subject to the limitations of the covenant described under "-- Limitation on Restricted Payments" above, the Company may use any or all of such Net
     Proceeds Deficiency for general business purposes;

          (iii) If the aggregate Offered Price of Exchange Notes validly tendered and not withdrawn by Holders thereof exceeds the Payment Amount, the Trustee will select the Exchange Notes to be purchased on a PRO RATA basis in accordance with the relative aggregate principal amounts of the Exchange Notes so tendered and not withdrawn; and

          (iv) When a Net Proceeds Offer and the Pari Passu Indebtedness Offer are completed, the amount of Excess Proceeds will be zero.

     The Company will not, and will not permit any Restricted Subsidiary to, enter into or suffer to exist any agreement that would place any restriction of any kind (other than pursuant to law or regulation and other than the terms of any agreement relating to Pari Passu Indebtedness requiring the making of a Pari
Passu Indebtedness Offer consistent with the foregoing) on the ability of the Company to make a Net Proceeds Offer following any Asset Sale. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, if applicable, if an Asset Sale occurs and the Company is required to purchase Exchange Notes as described above.

     The events that require a Net Proceeds Offer in connection with certain asset sales under the Indenture may also require a Pari Passu Indebtedness Offer or constitute events of defaults under the New Credit Facility or other
Indebtedness of the Company. Such events may permit the lenders under such debt instruments to accelerate the Indebtedness and, if the Indebtedness is not paid, to foreclose on their collateral which could ultimately result in a sale of substantially all the assets of the Company to satisfy the Indebtedness, thereby limiting the Company's ability to raise cash to repurchase the Exchange Notes and reducing the practical benefit to the holders of the Exchange Notes of the offer to purchase provisions contained in the Indenture.

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
     LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
SUBSIDIARIES.  The Company will not, and will not cause or permit any Restricted
Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or allow to become effective any Payment Restriction with respect to any Restricted Subsidiary, except for any such Payment Restriction existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions in leases or other contracts entered into in the ordinary course of business, (iii) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired, (iv) customary restrictions imposed on the transfer of copyrighted or patented materials, (v) the entering into of a contract for the sale or other disposition of assets, directly or indirectly, so long as such restrictions do not extend to assets that are not subject to such sale or other disposition, (vi) the terms of any agreement evidencing any Indebtedness of Restricted Subsidiaries that was permitted by the Indenture to be incurred that only restrict the transfer of the assets purchased with the proceeds of such Indebtedness, (vii) the terms of any merger agreement, stock purchase agreement, asset sale agreement or similar agreement that limit the transfer of properties and assets pending consummation of the subject transaction, (viii) Permitted Liens which are customary limitations on the transfer of collateral and (ix) the terms of any agreement evidencing any Acquired Indebtedness that was permitted by the Indenture to be incurred, provided that such Payment Restriction only applies to assets that were subject to such restrictions prior to the acquisition of such assets by the Company or any Restricted Subsidiary.

     LIMITATION ON CONDUCT OF BUSINESS. The Company will not, and will not permit any Restricted Subsidiary to, engage in the conduct of any business other than any Related Business.

     RESTRICTIONS ON NATURE OF DEBT AND ACTIVITIES OF FINANCE CORP. In addition to the restrictions set forth under "Limitation on Indebtedness and Disqualified Equity Interests" above, Finance Corp. may not incur any Indebtedness unless (i) the Company is a co-obligor or guarantor of such Indebtedness or (ii) the net proceeds of such Indebtedness are lent to the Company, used to acquire debt securities of the Company or used directly or indirectly to refinance or discharge Indebtedness permitted under the foregoing limitations. Finance Corp. may not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Company.

     FUTURE DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES. The foregoing covenants (including calculation of financial ratios and the determination of limitations on the incurrence of Indebtedness and Liens) may be affected by the designation by the Company of any existing or future Subsidiary of the Company, other than Finance Corp., as an Unrestricted Subsidiary. Finance
Corp. will be required to remain designated as a Restricted Subsidiary. The definition of "Unrestricted Subsidiary" set forth under the caption
"-- Certain Definitions" below describes the circumstances under which the Board of Directors may designate a Subsidiary of the Company as an Unrestricted
Subsidiary. Any Investment made by the Company or any Restricted Subsidiary in a Subsidiary that is redesignated from a Restricted Subsidiary to an Unrestricted
Subsidiary will be subject to the covenant described under "-- Limitation on Restricted Payments" above and will be treated as a Restricted Payment (to the extent not previously included as a Restricted Payment) made on the day of redesignation in an amount equal to the greater of (i) the fair market value (as determined by the Board of Directors in good faith) of the Equity Interests of such redesignated Subsidiary held by the Company and its Restricted Subsidiaries on that date and (ii) the amount of the Investments determined in accordance with GAAP made by the Company and its Restricted Subsidiaries in that redesignated Subsidiary.

     ADDITIONAL SUBSIDIARY GUARANTORS.  If the Company or any Restricted
Subsidiary acquires or creates another Subsidiary of the Company after the Issue
Date, that newly acquired or created Subsidiary must execute a Subsidiary
Guarantee and deliver an Opinion of Counsel, in accordance with the terms of the Indenture, unless the Board of Directors has duly designated that Subsidiary as an Unrestricted Subsidiary in accordance with the definition of "Unrestricted
Subsidiary" under the caption "-- Certain Definitions" below.

     ADDITIONAL COVENANTS. The Indenture also contains covenants with respect to the following matters: (i) payment of principal, premium, if any, and interest and Liquidated Damages, if any; (ii) maintenance of

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an office or agency in the City of New York; (iii) arrangements regarding the handling of money held in trust; (iv) maintenance of corporate existence; (v) payment of taxes and other claims; and (vi) maintenance of properties.

     REPORTS.  As a result of the filing of the Exchange Offer Registration
Statement with the Commission, the Issuers will become subject to the informational requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, will be required to file periodic reports and other information with the Commission for so long as they are subject to such requirements. In addition, MHP Storage has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, it will file with the Commission (unless the Commission would not accept such filing) and distribute to holders of the Notes, copies of the annual reports and quarterly reports and other information, documents and reports that MHP Storage would be required to file with the Commission pursuant to Section 13 of the Exchange Act if it were subject to such requirements. The
Company also will (i) file with the Trustee (with exhibits), and provide to each Holder (without exhibits), without cost to that Holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the SEC and (ii) if filing such reports and documents with the SEC is not accepted by the SEC or is prohibited under the Exchange Act, supply at its cost copies of such reports and documents (including any exhibits thereto) to any Holder promptly on its written request. For so long as the Old
Notes remain outstanding, the Issuers and the Subsidiary Guarantors will also furnish to the Holders and beneficial holders of Old Notes and to prospective purchasers of Old Notes designated by the Holders of Transfer Restricted
Securities (as defined in the Registration Rights Agreement) and to broker-dealers, on their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

MERGER, CONSOLIDATION AND SALE OF ASSETS

     The Company will not, in any single transaction or series of related transactions, consolidate or merge with any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of the properties and assets of the Company and the Restricted Subsidiaries on a consolidated basis substantially as an entirety to any Person or group of Persons that are Affiliates of each other
(an "Affiliated Group"), and the Company will not permit any of the Restricted
Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets of the Company and the Restricted Subsidiaries on a consolidated basis substantially as an entirety to any other Person or Affiliated Group, unless: (i) either (a) if the transaction is a merger, the Company will be the surviving Person of that merger, or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person or Affiliated Group that acquires the properties and assets of the Company and the Restricted Subsidiaries on a consolidated basis substantially as an entirety (any such surviving Person or acquiring Person or member of an acquiring Affiliated Group being the "Surviving Entity") is a corporation, limited liability company, partnership or similar entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes by a supplemental indenture to the Indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company or the Restricted Subsidiary, as the case may be, with respect to the Exchange Notes and the Indenture, including with respect to any Restricted Subsidiary that is a Subsidiary Guarantor, the obligations under the Subsidiary Guarantees, and, in any case, the Indenture remains in full force and effect; (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis
(and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary that becomes an obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction or transactions as having been incurred at the time of such transaction or transactions), no Default or Event of Default has occurred and is continuing;
(iii) except in the case of the consolidation or merger of (x) the Company with or into a Restricted Subsidiary or any Restricted Subsidiary with or into the Company or another Restricted Subsidiary or (y) the Company with or into any Person that has no Indebtedness outstanding, immediately

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before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (assuming that the transaction or series of transactions occurred on the first day of the most recent period of four consecutive fiscal quarters of the Company prior to the consummation of such transaction or series of transactions for which consolidated financial statements of the Company are available, with the appropriate adjustments with respect to the transaction or transactions being included in such pro forma calculation to the extent permitted by Regulation S-X), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur at least $1.00 of additional Indebtedness not constituting Permitted Indebtedness in accordance with the Consolidated Fixed
Charge Coverage Ratio test described under "-- Certain Covenants -- Limitation on Indebtedness and Disqualified Equity Interests" above; (iv) if any of the properties or assets of the Company or any Restricted Subsidiary would on such transaction or series of transactions become subject to any Lien (other than a Permitted Lien), the creation and imposition of that Lien complies with the covenant described under "-- Certain Covenants -- Limitation on Liens" above;
(v) each Subsidiary Guarantor, unless it is the other party to the transaction or series of transactions, confirms by amendment to its Subsidiary Guarantee that its guarantee of the Exchange Notes will apply to the obligations of the Company (or the Surviving Entity if the Company is not the continuing obligor tinder the Indenture) under the Exchange Notes and the Indenture; and (vi) the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) delivers to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and any supplemental indenture in respect thereof comply with the requirements under the Indenture and that all conditions precedent in the Indenture relating to such transaction or series of transactions have been satisfied.

     When any consolidation or merger or any sale, assignment, lease, conveyance, transfer or other disposition of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis substantially as an entirety becomes effective in accordance with the foregoing in which the Company is not the Surviving Entity, the Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if the Surviving Entity had been named as the Company in the Indenture, and thereafter the Company, except in the case of a lease, will be discharged from all obligations and covenants under the Indenture and the Exchange Notes and may be liquidated and dissolved.

     Upon the effectiveness of any such transaction, subject to the satisfaction of the conditions of clause (ii) and the other clauses of the second preceding paragraph, any Person that was a Restricted Subsidiary of the Company immediately prior to such transaction shall be a Restricted Subsidiary and each other Subsidiary of the Surviving Entity shall be an Unrestricted Subsidiary unless designated a Restricted Subsidiary (subject, in each case, to future redesignation as described above).

     The consolidation, merger and sale of substantially all the assets of a Subsidiary Guarantor are also limited by the provisions described under "-- Subsidiary Guarantees". Finance Corp. may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any person unless (i) the resulting, surviving or transferee person is a corporation that is a Wholly Owned Subsidiary and assumes the obligations of Finance Corp. under the Notes and the Indenture, (ii) immediately after giving effect to such transaction, no Event of Default has occurred and is continuing, (iii) immediately after giving effect to such transaction, the resulting, surviving or transferee person would be able to issue an additional
$1.00 of Debt, not constituting Permitted Indebtedness, pursuant to the first sentence under "Limitation on Indebtedness and Disqualified Equity Interests";
and (iv) Finance Corp. delivers to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

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EVENTS OF DEFAULT

     The following will be "Events of Default" under the Indenture:

          (i) any default in the payment of the principal of or premium, if any, on any of the Exchange Notes, whether such payment is due at Stated
     Maturity or on redemption, repurchase pursuant to a Change of Control Offer or a Net Proceeds Offer, acceleration or otherwise; or

          (ii) any default in the payment of any installment of interest or Liquidated Damages, if any, on any Exchange Note, when due, and the continuance of that default for a period of 30 days; or

          (iii) any default in the performance or breach by the Company or any Restricted Subsidiary of the covenants described under " -- Merger, Consolidation and Sale of Assets" above, or any failure of the Issuers to make or consummate either a Change of Control Offer, or any failure of the Company to make or consummate a Net Proceeds Offer, in accordance with the applicable provisions of the Indenture; or

          (iv)  any failure of the Company, Finance Corp. or any Subsidiary
     Guarantor to perform or observe any other term, covenant or agreement applicable to it and contained in the Exchange Notes, the Indenture (other than a default specified in clause (i), (ii) or (iii) above) or the Subsidiary Guarantees, as the case may be, for a period of 30 days after written notice of that failure is given (a) to the Company, Finance Corp.
     and the Subsidiary Guarantor, by the Trustee or (b) to the Company, Finance
     Corp., the Subsidiary Guarantor and the Trustee by the Holders of at least
     25% in aggregate principal amount of the Exchange Notes then outstanding;
     or

          (v) the occurrence and continuation beyond any applicable grace period of any default in any payment of the principal of, premium, if any, or interest on any Indebtedness of the Company (other than the Exchange
     Notes or any Non-Recourse Purchase Money Indebtedness) or any Restricted
     Subsidiary for money borrowed when due, or any other default resulting in acceleration of any Indebtedness (other than Non-Recourse Purchase Money
     Indebtedness) of the Company or any Restricted Subsidiary for money borrowed, provided, that the aggregate principal amount of such Indebtedness exceeds $5.0 million; or

          (vi) one or more final judgments or orders rendered against the Company or any Restricted Subsidiary that are unsatisfied and require the payment in money, either individually or in an aggregate amount, in excess of $5.0 million over the coverage of applicable insurance policies are not paid, discharged or stayed for a period of 60 days; or

          (vii) certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary; or

          (viii) except as permitted by the Indenture and the Exchange Notes, the cessation of the effectiveness of any Subsidiary Guarantee or the repudiation by any Subsidiary Guarantor (or by any Person acting on behalf of any Subsidiary Guarantor) of its obligations under its Subsidiary
     Guarantee.

     If an Event of Default (other than one of the types described in clause
(vii) above) occurs and is continuing, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Exchange Notes then outstanding by written notice to the Trustee and the Company, may, and the Trustee on the request of the Holders of not less than 25% in aggregate principal amount of the Exchange Notes then outstanding will, declare the principal of and premium, if any, accrued and unpaid interest and Liquidated Damages, if any, on all of the Exchange Notes due and payable immediately, on which declaration all amounts payable in respect of the Exchange
Notes will be immediately due and payable. If an Event of Default of any type described in clause (vii) above occurs and is continuing, then the principal of and premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on all Exchange Notes will become and be immediately due and payable, to the extent permitted by applicable law, without any declaration, notice or other act on the part of the Trustee or any Holder.

     After a declaration of acceleration under the Indenture, but before the Trustee obtains a judgment or decree for payment of the money due, the Holders of a majority in aggregate principal amount of the

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outstanding Exchange Notes, by written notice to the Company and the Trustee, may, under certain circumstances, rescind and annul that declaration and its consequences if all Events of Default, other than the nonpayment of principal of and premium, if any, or interest and Liquidated Damages, if any, on the Exchange
Notes that has become due solely because of that declaration, have been cured or waived. No such rescission will affect any subsequent Default or Event of Default or impair any right consequent thereto.

     No Holder will have any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless (i) that Holder has notified the Trustee of a continuing Event of Default and the Holders of at least 25% in aggregate principal amount of the outstanding Exchange Notes have made written request, and offered reasonable indemnity, to the Trustee to institute that proceeding as Trustee under the Exchange Notes and the Indenture, (ii) the Trustee has failed to institute that proceeding within 60 days after receipt of that notice and offer and (iii) the Trustee, within that 60-day period, has not received directions inconsistent with that written request by Holders of a majority in aggregate principal amount of the outstanding Exchange Notes. These limitations will not apply, however, to a suit instituted by any Holder to enforce the payment of the principal of and premium, if any, interest or Liquidated Damages, if any, on that Holder's Exchange Note on or after the respective due dates expressed in that Exchange Note or in the Registration
Rights Agreement described below.

     The Holders of a majority in principal amount of the Exchange Notes may waive any existing Default or Event of Default under the Indenture and its consequences, except a default (i) in the payment of the principal of or premium, if any, interest or Liquidated Damages, if any, on any Exchange Notes or (ii) in respect of any provision that cannot be modified or amended without the consent of the Holder of each Exchange Note.

     The Company has agreed (i) to furnish to the Trustee annual and quarterly statements as to the performance by the Company and Finance Corp. of their obligations under the Indenture and as to any default in that performance and
(ii) to notify the Trustee within 30 days after Senior Management becomes aware of any Default or Event of Default.

LEGAL DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

     The Issuers may, at the Company's option and at any time, terminate their obligations respecting the outstanding Exchange Notes (that action being a "legal defeasance"). If legal defeasance occurs, the Issuers will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding
Exchange Notes and to have been discharged from all their other obligations with respect to the Exchange Notes (and the Subsidiary Guarantors will be deemed to be released from the Subsidiary Guarantees), except for (i) the rights of Holders to receive payment, from the trust described below in respect of the principal of and premium, if any, interest and Liquidated Damages, if any, on their outstanding Exchange Notes when those payments are due, (ii) the Issuers' obligations to replace any temporary Exchange Notes, register the transfer or exchange of any Exchange Notes, replace mutilated, destroyed, lost or stolen
Exchange Notes and maintain an office or agency for payments in respect of the Exchange Notes, (iii) the rights, powers, trusts, duties and immunities of the Trustee and (iv) the legal defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to terminate its obligation to comply with certain covenants in the Indenture, some of which are described under " -- Certain Covenants" above, and any omission to comply with those covenants will not constitute a Default or an Event of Default respecting the Exchange Notes (that action being a "covenant defeasance"). If covenant defeasance occurs, certain events (not including nonpayment, bankruptcy, insolvency and reorganization events) described under "Events of Default" will no longer constitute Events of Default respecting the Exchange Notes.

     In order to exercise either the legal defeasance or the covenant defeasance option: (i) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, U.S. Government
Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay

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the principal of and premium, if any, interest and Liquidated Damages, if any, on the outstanding Exchange Notes to redemption or maturity; (h) the Company must deliver to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred (in the case of legal defeasance, this opinion must refer to and be based on a published ruling of the Internal Revenue Service or a change in applicable federal income tax laws);
(iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clauses (vii) and (viii) under the first paragraph of "-- Events of Default" above are concerned, at any time during the period ending on the 91st day after the date of deposit; (iv) such legal defeasance or covenant defeasance must not cause the Trustee to have a conflicting interest under the Indenture or the Trust Indenture Act with respect to any securities of the Company; (v) such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any Restricted Subsidiary is a party or by which the Company or any Restricted
Subsidiary is bound; (vi) the Company must deliver to the Trustee an Opinion of Counsel experienced in bankruptcy matters to the effect that the use of the trust funds to pay the principal of and premium, if any, interest and Liquidated
Damages, if any, on the outstanding Exchange Notes would not be avoidable as a preferential payment under Section 547 of the Bankruptcy Law or recoverable under Section 550 of the Bankruptcy Law in the event the Company or Finance
Corp. became a debtor in a proceeding commenced thereunder; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over other creditors of the Company and Finance Corp. with the intent of defeating, hindering, delaying or defrauding creditors of the Company, Finance Corp. or others; and (viii) the Company must deliver to the Trustee an Officers'
Certificate and an Opinion of Counsel, satisfactory to the Trustee, each stating that all conditions precedent under the Indenture to either legal defeasance or covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect
(except as to surviving rights of registration of transfer or exchange of the Exchange Notes, as expressly provided for in the Indenture) as to all outstanding Exchange Notes when: (i) either (a) all the Exchange Notes theretofore authenticated and delivered (except lost, stolen, mutilated or destroyed Exchange Notes that have been replaced or paid and Exchange Notes for whose payment money or certain U.S. Government Obligations have been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Exchange Notes not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the serving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Exchange Notes not theretofore delivered to the Trustee for cancellation, for principal of and premium, if any, interest and Liquidated Damages, if any, on the Exchange Notes to the date of deposit (in the case of Exchange Notes that have become due and payable) or to the Stated
Maturity or Redemption Date, as the case may be, together with instructions from the Company irrevocably directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Issuers have paid all other sums payable under the Indenture by the Issuers; and (iii) the Company has delivered to the Trustee an Officers' Certificate stating and an Opinion of Counsel opining that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

AMENDMENTS AND WAIVERS

     From time to time, the Issuers and the Trustee may, without the consent of any Holder, amend or supplement the Indenture or the Exchange Notes to: (i) evidence the succession of another Person to the

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Company, Finance Corp. or any Subsidiary Guarantor and the assumption by any such successor of the covenants of the Company, Finance Corp. or the Subsidiary
Guarantor, as the case may be, in the Indenture and the Exchange Notes; (ii) add to the covenants of the Company or Finance Corp. for the benefit of Holders;
(iii) comply with any requirement of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; (iv) secure the Exchange Notes; (v) provide for uncertificated Exchange Notes in addition to or in place of certificated Exchange Notes; (vi) reflect the release of any Subsidiary Guarantor from its Subsidiary Guarantee or add any Subsidiary of the Company pursuant to and in the manner provided by the Indenture; and (vii) cure any ambiguity or omission in the Indenture or the Exchange Notes, correct or supplement any provision in the Indenture or the Exchange Notes that may be defective or inconsistent with any other provision in the Indenture or the Exchange Notes and make any other provisions with respect to matters or questions arising under the Indenture; provided, however, that no modification or amendment described in this clause (vii) may adversely affect the interests of the Holders in any material respect. Other amendments and modifications of the Indenture or the Exchange Notes may be made by the Issuers and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Exchange Notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Exchange Note affected thereby: (i) change the Stated Maturity of the principal of, or any installment of interest on, any Exchange Note or alter the provisions with respect to redemption of the Exchange Notes; (ii) reduce the principal amount of or premium, if any, interest or Liquidated Damages, if any, on any Exchange Note; (iii) change the coin or currency in which principal of, premium, if any, interest or Liquidated Damages, if any, on any Exchange Note is payable; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any Exchange Note; (v) reduce the above-stated percentage of aggregate principal amount of outstanding Exchange Notes necessary to modify or amend the Indenture; (vi) reduce the percentage of aggregate principal amount of outstanding Exchange Notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (vii) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past Defaults or covenants, except as otherwise specified, or the rights of any Holder to receive payments of principal of or premium, if any, interest or Liquidated Damages, if any, on the Exchange Notes, (viii) change the ranking of the Exchange Notes in a manner adverse to the Holders or expressly subordinate in right of payment the Exchange Notes to any other Indebtedness; (ix) amend, change or modify the obligation of the Issuers to make and consummate a Change of Control Offer if a Change of Control occurs or make and consummate a Net Proceeds Offer with respect to any Asset Sale or modify any of the provisions or definitions in the Indenture insofar as they relate thereto; or (x) release any security that may have been granted in respect of the Exchange Notes except as expressly provided in the Indenture.

     The Holders of not less than a majority in aggregate principal amount of the outstanding Exchange Notes may, on behalf of the Holders, of all Exchange
Notes, waive any past default under the Indenture, except a default in the payment of principal of or premium, if any, interest or Liquidated Damages, if any, on the Exchange Notes, or in respect of a covenant or provision that under the Indenture cannot be modified or amended without the consent of the Holder of each Exchange Note outstanding.

THE TRUSTEE

     IBJ Schroder Bank & Trust Company will serve as Trustee under the
Indenture.

     The Indenture (including provisions of the Trust Indenture Act incorporated therein) will contain limitations on the rights of the Trustee thereunder, if it becomes a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Company and certain of its Affiliates may maintain banking, borrowing and other relations with the Trustee and certain of its affiliates. The Trustee may own Exchange Notes. The Indenture will permit the Trustee to engage in other transactions; provided, however, if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

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     The Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, is required to exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any Holder of Exchange Notes, unless offered reasonable indemnity by such Holder against the costs, expenses and liabilities which might be incurred thereby. The Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. The Indenture contains other provisions limiting the responsibilities and liabilities of the Trustee.

GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE

     The Indenture and the Exchange Notes will be governed by the laws of the State of New York, without regard to the principles of conflicts of law. The
Issuers and the Subsidiary Guarantors will expressly submit to the nonexclusive jurisdiction of the State of New York and the U.S. federal courts sitting in The
City of New York for the purposes of any suit, action or proceeding with respect to the Indenture, the Exchange Notes and the Subsidiary Guarantees and for actions brought under federal or state securities laws with respect to the Exchange Notes. The Issuers and the Subsidiary Guarantors will appoint CT
Corporation as their agent upon which process may be served in any such action or proceeding with respect to the Indenture, the Exchange Notes or the Subsidiary Guarantees.

CERTAIN DEFINITIONS

     "Acquired Indebtedness" means, with respect to any specified Person, Indebtedness of any other Person (i) existing, at the time that other Person merges or consolidates with the specified Person or becomes a Restricted
Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, that other Person merging with or into the specified Person or becoming a Restricted Subsidiary of that specified
Person or (ii) assumed in connection with an acquisition of properties or assets from such Person. A specified Person will be deemed to incur Indebtedness constituting its Acquired Indebtedness on the date (i) the obligor respecting that Indebtedness merges or consolidates with the specified Person, (ii) the obligor of that Indebtedness becomes a Restricted Subsidiary of that specified
Person or (iii) the specified Person assumes that Indebtedness.

     "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified Person. For purposes of this definition: (i)
"control," when used with respect to any Person, means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms
"controlling" and "controlled" have meanings correlative to the foregoing;
(ii) beneficial ownership at any time of 10% or more of the outstanding voting common equity of a Person (including voting common equity subject to being acquired pursuant to the exercise of options, warrants or other rights exercisable within 60 days of that time) will be deemed to constitute control of that Person at that time; and (iii) without limiting other Persons who may be deemed to control a limited partnership, the general partner of a limited partnership and each limited partner holding 10% or more of the limited partnership interests in such limited partnership will be deemed to control such limited partnership.

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease, assignment or other disposition to any Person other than the Company or a Wholly
Owned Restricted Subsidiary (including, without limitation, by means of a Sale/Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), directly or indirectly, in one transaction or a series of related transactions, of (i) any Equity Interests of any Restricted Subsidiary held by the Company or any other Restricted Subsidiary or (ii) any other properties or assets of the Company or any Restricted
Subsidiary. Notwithstanding the preceding sentence, the following do not constitute "Asset Sales": (i) transfers of cash, Cash Equivalents, accounts receivable (including the sale of accounts receivable without recourse to the Company or any Restricted Subsidiary pursuant to a bona fide factoring arrangement with a Person not

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an Affiliate of the Company), inventories or other properties or assets in the ordinary course of business and issuances of Qualified Equity Interests of the Company; (ii) any transfer of properties or assets (including Equity Interests) that is governed by, and made in accordance with, the covenant described under " -- Merger, Consolidation and Sale of Assets", the covenant described in the third paragraph under " -- Subsidiary Guarantees" or the covenant described under " -- Certain Covenants -- Change in Control" above; (iii) any transfer of properties or assets from the Company or a Restricted Subsidiary to another
Restricted Subsidiary or to any other Person if such transfer to a Restricted
Subsidiary or other Person is permitted under the covenant described under " -- Certain Covenants -- Limitation on Restricted Payments" above; (iv) transfers of damaged, worn-out or obsolete equipment or assets that, in the Company's reasonable judgment, are either (a) no longer used or (b) no longer useful in the business of the Company and the Restricted Subsidiaries; (v) the loan or sale of natural gas in the ordinary course of business; and (vi) any transfer of property or assets in a single transaction or a series of related transactions having a fair market value of less than $500,000.

     "Attributable Indebtedness" means, with respect to any particular lease under which any Person is at the time liable, whether or not accounted for as a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the present value of the total net amount of lease payments required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to the date of determination at a rate per annum equal to the discount rate that would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. As used in the preceding sentence, the "net amount of lease payments" under any such lease for any such period means the sum of lease, rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance and taxes, assessments or similar charges. If a lessee under any lease may terminate that lease by paying a penalty, the "net amount of lease payments" under that lease will include the amount of that penalty, but will exclude all lease payments after the first date on which that lease may be so terminated.

     "Average Life" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years (and any portion thereof) from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund or mandatory redemption payment requirements) of that Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

     "Bankruptcy Law" means Title 22 of the United States Code or any similar or successor federal law in effect from time to time for the relief of debtors.

     "Board of Directors" means, with respect to the Company, either the board of directors of the Company or any duly authorized committee of such board of directors, and, with respect to any Subsidiary, the board of directors of such Subsidiary or any duly authorized committee of that board. When used in this Prospectus, the term "Board of Directors" means the Board of Directors of the Company unless the context requires otherwise. For this purpose, (i) if the Company or a Subsidiary is a corporation, Board of Directors means the board of directors of such corporation, (ii) if the Company or a Subsidiary is a limited partnership, Board of Directors means the board of directors of the general partner (or, if more than one, the managing general partner) of such partnership
(or, if such general partner is not a corporation, then the managers, trustees or other body that govern the policies of such entity and has a function corresponding to that of the board of directors of a corporation), or (iii) if the Company or a Subsidiary is not a corporation or a limited partnership, the managers, trustees or other body that govern the policies of such entity and has a function corresponding to that of the board of directors of a corporation.

     "Capitalized Lease Obligation" means, with respect to any Person, any obligation of that Person to pay lease payments, rent or other amounts under a lease of (or other similar agreement conveying the right to use) any property
(whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP and, for purposes of the Indenture, the amount of that obligation at any date will be the capitalized amount thereof at that date, as determined in accordance with GAAP.

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     "Cash Equivalents" means (i) marketable obligations with a maturity of
180 days or less issued or directly and fully guaranteed or insured by the
United States of America or any agency or instrumentality thereof; provided that the full faith and credit of the United States of America is pledged in support thereof; (ii) demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million or any commercial bank that is organized under the laws of any country that is a member of the
Organization for Economic Cooperation and Development, and has total assets in excess of $500 million or its equivalent in another currency; (iii) commercial paper maturing no more than 180 days from the date of creation thereof issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by Standard & Poor's Rating Group or at least P-1 by Moody's Investors
Service Inc.; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any commercial bank meeting the specifications of clause (ii)
above; and (v) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (i)
through (iv) above. For purposes of this definition, the maturity of a security will be determined when it is acquired by the Company or a Restricted
Subsidiary.

     "Change of Control" means the occurrence of any event or series of events
(whether or not otherwise in compliance with the provisions of the Indenture) by which: (i) Market Hub Partners Storage, L.L.C., or a successor entity at least a majority of the Voting Equity Interests of which are owned directly or indirectly by the Principals, ceases to be the General Partner having the primary responsibility of managing the Company; (ii) any "person" or "group"
(as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Principals) is or becomes the beneficial owner (as defined in Rule
13d-3 under the Exchange Act), directly or indirectly, of a majority of the total Voting Equity Interests of the Company or a majority of the Voting Equity
Interests of the General Partner; (iii) the Company consolidates with or merges into another Person or any Person consolidates with, or merges into, the Company, pursuant to a transaction in which the outstanding Voting Equity
Interests of the Company are changed into or exchanged for cash, securities or other property or assets, other than any such transaction pursuant to which (a) the outstanding Voting Equity Interests of the Company are changed into or exchanged for Voting Equity Interests of the surviving or resulting Person that are Qualified Equity Interests and (b) the beneficial owners (as defined in Rule
13d-3 under the Exchange Act) of the Voting Equity Interests of the Company immediately prior to such transaction beneficially own, directly or indirectly, not less than a majority of the Voting Equity Interests of the surviving or resulting Person immediately after such transaction; (iv) the Company, either individually or in conjunction with one or more Restricted Subsidiaries, sells, assigns, conveys, transfers, leases or otherwise disposes of, or the Restricted
Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of, the properties and assets of the Company and its Restricted Subsidiaries substantially as an entirety (either in one transaction or a series of related transactions), including Equity Interests of the Restricted Subsidiaries, to any Person (other than the Company or a Wholly Owned Restricted Subsidiary or an entity majority-owned, directly or indirectly, by the Principals); (v) during any consecutive two-year period (which period need not be calendar years), individuals who at the beginning of that period constituted the Board of Directors (together with any new directors designated by a Principal or whose election was approved by a vote of two-thirds of the directors then still in office who were either directors at the beginning of that period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or
(vi) any plan or proposal for liquidation or dissolution of the Company is approved by the vote or other consent of the holders of Equity Interests of the Company.

     "Common Equity Interests" of any Person means Equity Interests of that
Person that do not rank prior, as to the payment of dividends or other distributions or the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of that Person, to Equity Interests of any other class of that Person.

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     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any period of four consecutive fiscal quarters of the Company (each such period of four consecutive fiscal quarters, a "computation period"), the ratio of (i)
the sum of Consolidated Net Income, Consolidated Fixed Charges, Consolidated
Income Tax Expense and Consolidated Non-cash Charges of the Company and the
Restricted Subsidiaries, on a consolidated basis for that computation period, all determined in accordance with GAAP, plus the Permitted Distribution Amount for such period that is deducted in determining Consolidated Net Income for such period in accordance with clause (ii) of the definition of Consolidated Net
Income, to (ii) Consolidated Fixed Charges for that computation period. For purposes of this computation, acquisitions or dispositions that have been made by the Company or any Restricted Subsidiary, including through mergers or consolidations and including any related financing transactions, during the computation period or subsequent to the computation period but on or prior to the date of computation will be deemed to have occurred on the first day of the computation period and will give pro forma effect to such acquisitions or dispositions and any related financing transactions with appropriate adjustments, without duplicative adjustments, to Consolidated Net Income,
Consolidated Fixed Charges, Consolidated Income Tax Expense, Consolidated
Non-cash Charges and the Permitted Distribution Amount. In each computation of the Consolidated Fixed Charge Coverage Ratio, the computation will be made as of the date Indebtedness (other than Permitted Indebtedness) is proposed to be incurred or Disqualified Equity Interests are proposed to be issued (the
"determination date") for the then most recent computation period (the
"current period") on a pro forma basis assuming that (i) the Indebtedness to be incurred or the Disqualified Equity Interests to be issued (and all other
Indebtedness incurred or Disqualified Equity Interests issued after the first day of the current period through and including the determination date), and (if applicable) the application of the net proceeds therefrom (and from any other such Indebtedness or Disqualified Equity Interests), including to refinance other Indebtedness, had been incurred, issued or applied, as the case may be, on the first day of the current period and, in the case of Acquired Indebtedness, on the assumption that the related transaction (whether by means of purchase, merger or otherwise) also had occurred on the first day of the current period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation and (ii) any acquisition or disposition by the
Company or any Restricted Subsidiary of any properties or assets outside the ordinary course of business and any related financing transactions, or any repayment of any principal amount of any Indebtedness of the Company or any
Restricted Subsidiary, in either case since the first day of the current period through and including the determination date, had been consummated on the first day of the current period. The Consolidated Fixed Charges representing interest on Indebtedness outstanding on any determination date and assumed in accordance with the preceding sentence to have been outstanding throughout the then current period will be computed as follows: (i) if that Indebtedness bears interest only at a floating rate, that floating rate as of the determination date will be assumed to have been in effect throughout that current period; (ii) if that
Indebtedness bears interest, at the option of the primary obligor, at either a floating rate or, for one or more periods of varying durations, fixed rates, either that floating rate or, at the option of the Company, that fixed rate for the longest period available to the primary obligor, in each case as of the determination date, will be assumed to have been in effect throughout that current period; (iii) if that Indebtedness is incurred under a revolving credit facility, the principal amount of that Indebtedness assumed to have been outstanding throughout that current period will be the lesser of (a) the average daily outstanding principal balance of that Indebtedness during that current period or such shorter period as amounts have been available to be borrowed or reborrowed under that facility or (b) the total revolving credit commitment under that facility as of the determination date; and (iv) if (a) that
Indebtedness bears interest at a floating rate, (b) that floating rate is used pursuant to clause (i) or (ii) of this sentence to determine the Consolidated
Fixed Charges attributable to that Indebtedness and (c) that interest is covered by agreements relating to Hedging Obligations, that interest, to the extent so covered, will be assumed to have accrued at the rate per annum resulting after giving effect to the operation of those agreements.

     "Consolidated Fixed Charges" means, for any period, without duplication,
(i) the remainder of the sum of (a) the interest expense of the Company and the Restricted Subsidiaries for that period as determined on a consolidated basis in accordance with GAAP, including, without limitation, any amortization of debt

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discount, the net cost under Hedging Obligations (including any amortization of discounts), the interest portion of any deferred payment obligation constituting
Indebtedness, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and all accrued interest, in each case to the extent attributable to that period, (b) if any Indebtedness of any Person (other than the Company or a Restricted Subsidiary) is guaranteed by the Company or any Restricted Subsidiary during that period, the aggregate amount of interest paid (to the extent not accrued in a prior period) or accrued by such other Person during that period attributable to any such Indebtedness, in each case to the extent required by GAAP to be recognized during that period as an expense of the Company or any Restricted Subsidiary,
(c) the aggregate amount of the interest component of Capitalized Lease
Obligations paid (to the extent not accrued in a prior period), accrued or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during that period and (d) the aggregate amount of dividends (except dividends paid or payable in additional shares of Qualified Equity Interests) paid (to the extent not accrued in a prior period) or accrued on Preferred Equity Interests or Disqualified Equity Interests of the Company and the Restricted Subsidiaries, to the extent such Preferred Equity Interests or Disqualified Equity Interests are owned by Persons other than the Company or any Restricted Subsidiary, minus
(ii) to the extent included in clause (i) above, amortization of capitalized debt issuance costs of the Company and the Restricted Subsidiaries during that period.

     "Consolidated Income Tax Expense" means, for any period, the provision, if any, for federal, state, local and foreign income taxes (including state franchise taxes accounted for as income taxes in accordance with GAAP) of the Company and the Restricted Subsidiaries for the period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, for any period, the remainder of (i) consolidated net income (or loss) of the Company and the Restricted Subsidiaries for such period as determined in accordance with GAAP, as adjusted by excluding, without duplication, (a) net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) if not treated as an extraordinary item, the make whole or premium payment required to be paid upon the repayment of the Secured Notes as contemplated under "Use of Proceeds" in this Prospectus and related debt extinguishment costs, (c) net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset
Sales, (d) net income (or net loss) of any Person (other than the Company or any Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash or property by such other Person during that period (regardless of whether such cash dividends or other distributions are attributable to net income (or net loss) of such other Person during such period or during any prior period), (e) net income (or net loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination, (f) net income of any Restricted
Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter, partnership agreement or other organizational document or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or the holders of its Equity
Interests, and (g) income resulting from transfers of assets during such period from an Unrestricted Subsidiary to the Company or any Restricted Subsidiary, minus (ii) the Permitted Distribution Amount for such period. For purposes of clause (d) above, the amount of any distribution of property or assets will be equal to the lesser of the fair market value or net book value of that property or assets as determined in good faith by the Board of Directors.

     "Consolidated Tangible Assets" means, at any date, the total of all assets appearing on a consolidated balance sheet of the Company and its consolidated Subsidiaries as of that date prepared in conformity with GAAP, after deducting therefrom, without duplication of deductions, all amounts shown on such balance sheet in respect of good will, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, or similar intangibles, and any other items which are treated as intangibles in conformity with GAAP.

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     "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, depletion, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries that are deducted in computing Consolidated Net
Income for that period, all determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge in the ordinary course of business for which an accrual of or reserve for cash charges for any future period is required).

     "Default" means any event, act or condition that, after notice or passage of time or both, would become an Event of Default.

     "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors under the Indenture, a member of the Board of Directors who does not have, and is not an employee of any Person who has, any material direct or indirect financial interest (other than an interest arising solely from the beneficial ownership of Equity Interests of the Company) in or with respect to that transaction or series of transactions.

     "Disqualified Equity Interests" of any specified Person means any Equity
Interests of the specified Person that, either by their terms, by the terms of any security into which they are convertible or for which they are exchangeable by contract or otherwise is, or on the happening of an event or passage of time or both would be, (i) required to be redeemed or repurchased (whether mandatorily or at the option of the holder thereof), other than a redemption or repurchase effected solely through the issuance of Qualified Equity Interests of the specified Person, by the specified Person or any of its Subsidiaries or by the Company or any Restricted Subsidiary prior to the final Stated Maturity of the Exchange Notes or (ii) convertible into or exchangeable, at any time prior to the final Stated Maturity of the Exchange Notes, for any Indebtedness of the specified Person or any of its Subsidiaries or of the Company or any Restricted
Subsidiary.

     "Equity Interests" means, with respect to any Person, any and all shares, general partner, limited partner, membership and other interests, units, participation rights or other equivalents in the equity interests (however designated) in that Person, and any rights (other than debt securities convertible into an equity interest), warrants or options exercisable or exchangeable for or convertible into such an equity interest in that Person.

     "Event of Default" has the meaning set forth above under the caption
" -- Events of Default" above.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" means the senior notes issued pursuant to the Exchange
Offer.

     "GAAP" means generally accepted accounting principles, consistently applied, that are set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public
Accountants, (ii) the statements and pronouncements of the Financial Accounting
Standards Board or (iii) such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United
States of America.

     "General Partner" means Market Hub Partners Storage, L.L.C., a Delaware limited liability company, the general partner of the Company, and its successors in such capacity.

     "Guarantee" or "guarantee" means, as applied to any Indebtedness, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of that Indebtedness and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of that Indebtedness, including, without limiting the foregoing, the payment of amounts drawn down under letters of credit. When used as a verb, "guarantee" has a corresponding meaning.

     "Hedging Obligation" means, at any time as to any Person, any obligation of that Person at that time that is incurred (i) in the ordinary course of its business pursuant to any exchange agreement, swap, option, forward sales contract, future contracts or other similar agreement or arrangement designed to protect

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against or manage the exposure of that Person or any of its Subsidiaries to fluctuations in foreign currency exchange rates or in the price of energy related commodities, and (ii) pursuant to any arrangement with any other Person whereby, directly or indirectly, the specified Person is entitled to receive periodic payments calculated by applying either a floating or a fixed rate of interest on a stated national amount and includes, without limitation, interest rate swaps, caps, floors, collars and other similar agreements or arrangements designed to protect against or manage the exposure of the specified Person or any of its Subsidiaries to fluctuations in interest rates.

     "Holder" means a Person in whose name an Exchange Note is registered in the Note Register.

     "Indebtedness" means, with respect to any Person, without duplication,
(i) all liabilities of that Person, contingent or otherwise, for borrowed money or for the deferred purchase price of property, assets or services (excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business of that Person) and all liabilities of that Person incurred in connection with any letters of credit, bankers' acceptances or other similar credit transactions or any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Equity Interests of that Person, or any warrants, rights or options to acquire that Equity Interest, outstanding on the Issue Date or thereafter, or any obligations arising out of the sale of accounts receivable of that Person if, and to the extent, any of the foregoing would appear as a liability on a balance sheet of that Person prepared in accordance with GAAP; (ii) all obligations of that Person evidenced by bonds, notes, debentures or other similar instruments, if, and to the extent, any of the foregoing would appear as a liability on a balance sheet of that Person prepared in accordance with GAAP; (iii) all obligations of that Person created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by that Person (even if the rights and remedies of the seller or lender under such agreement in the event of a default are limited to repossession or sale of such property or assets); (iv) the Attributable Indebtedness of any Capitalized Lease Obligation of that Person;
(v) all obligations of the types described in the preceding clauses and all dividends and other distributions, the payment of which is secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by that Person, even though that Person has not assumed or become liable for the payment of such Indebtedness
(the amount of such obligation being deemed to be the lesser of the value of such property or the amount of the obligation so secured); (vi) the maximum fixed redemption or repurchase price, if any, of all Disqualified Equity
Interests of that Person; (vii) all obligations of that Person under or in respect of Hedging Obligations; and (viii) all Guarantees by that Person of obligations of the types referred to in clauses (i) through (vii) of this definition.

     "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is disinterested and independent with respect to the Company and its Affiliates and, in the reasonable judgment of a majority of the Disinterested Directors, is qualified to perform the task for which it has been engaged.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Exchange Notes.

     "Investment" means, with respect to any specified Person, (i) any direct or indirect advance, loan, guarantee of Indebtedness or other extension of credit or capital contribution by the specified Person to (by means of any transfer of cash or other property or assets to others or any payment for property, assets or services for the account or use of others) any other Person,
(ii) any purchase or acquisition by the specified Person of any Equity
Interests, bonds, notes, debentures or other securities (including derivatives) or evidences of Indebtedness issued by any other Person and (iii) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. The following are not "Investments": (i) extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business; (ii) Hedging Obligations, but only to the extent that the same constitute Permitted Indebtedness; and (iii) endorsements of negotiable instruments and documents in the ordinary course of business. If the

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Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of.

     "Issue Date" means March 4, 1998, the date the Old Notes were initially issued.

     "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim or similar type of encumbrance (including, without limitation, any agreement to give or grant any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing) upon or with respect to any property or assets of any kind. A Person will be deemed to own subject to a Lien any property or assets that the Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Maturity" means, with respect to any Exchange Note, the date on which any principal of that Exchange Note becomes due and payable as therein or in the Indenture provided, whether at the Stated Maturity with respect to that principal or on redemption, repurchase pursuant to a Change of Control Offer or a Net Proceeds Offer, by declaration of acceleration or otherwise.

     "Net Available Proceeds" means, with respect to any Asset Sale, the proceeds therefrom in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, consultants, accountants and investment banks) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale
(after taking into account available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) (a) owning a beneficial interest in the properties or assets subject to the Asset Sale, (b) having a Lien on such properties or assets or (c) requiring such payment as a condition to providing any consent necessary to consummate the Asset Sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with that Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after that Asset Sale, including, without limitation, pensions and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with that Asset Sale, all as reflected in an Officers' Certificate;
provided, however, that any amounts remaining after adjustments, revaluations or liquidations of those reserves shall constitute Net Available Proceeds.

     "Net Cash Proceeds" means, with respect to any issuance or sale of Qualified Equity Interests or other securities, the cash proceeds of that issuance or sale net of the fees of attorneys and accountants, fees, discounts or commissions of underwriters and placement agents and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Non-Recourse Purchase Money Indebtedness" means Indebtedness of the
Company or any Restricted Subsidiary that is incurred to finance the purchase of any assets of the Company or any Restricted Subsidiary within 90 days of such purchase, as long as (i) the amount of Indebtedness thereunder does not exceed
100% of the purchase cost of such assets, (ii) that purchase cost is or should be included in "additions to property, plant and equipment" in accordance with GAAP, (iii) such Indebtedness is nonrecourse to the Company, and its Restricted
Subsidiaries and all their respective assets other than the assets so purchased and (iv) the purchase of such assets is not part of an acquisition of any Person.

     "Note Register" means the register required by the Indenture to be maintained by or on behalf of the Company for the registration of the Exchange
Notes and transfers of the Exchange Notes.

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     "Parent" means, with respect to the Company, the holder or holders of all of the Equity Interests of the Company, other than not more than a two percent interest owned by the General Partner.

     "Pari Passu Indebtedness" means any Indebtedness of the Company that is PARI PASSU in right of payment to the Exchange Notes.

     "Payment Restriction" means, with respect to any Restricted Subsidiary, any consensual encumbrance, restriction or limitation, whether by operation of the terms of its charter or partnership agreement or other organizational documents or by reason of any agreement, instrument, judgment, decree or order on the ability of (i) such Restricted Subsidiary to (a) pay dividends or make other distributions on its Equity Interests or make payments on any obligation, liability or Indebtedness owed to the Company or any other Restricted
Subsidiary, (b) make loans or advances to the Company or any other Restricted
Subsidiary or (c) transfer any of its properties or assets to the Company or any other Restricted Subsidiary or (ii) the Company or any other Restricted
Subsidiary to receive or retain any such dividends, distributions or payments, loans or advances or transfer of properties or assets.

     "Permitted Distribution" means a dividend, distribution, loan, advance or other Restricted Payment to the Parent of the Company to the extent it is designated as such by the Company. Although not limited by the purpose of the Restricted Payment, a primary purpose of Permitted Distributions is to provide funds to the Parent (or the partners or members of the Parent) to pay the income tax liability of the Parent (or such partners or members) resulting from the taxable income of the Company.

     "Permitted Distribution Amount" means, for any period, an amount equal to 35% of the amount referred to in clause (i) of the definition of Consolidated
Net Income for such period, excluding any portion of such period during which the Company is not a limited partnership, limited liability company or other entity that is not subject to Federal income taxation.

     "Permitted Indebtedness" means any of the following:

          (i) Indebtedness of the Company under Working Capital Agreements in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $20.0 million, or (b) 15% of Consolidated Tangible Assets;

          (ii)  Indebtedness under the Senior Notes, the Exchange Notes and the
     Subsidiary Guarantees;

          (iii) Indebtedness outstanding, or to be incurred pursuant to commitments in effect, on the Issue Date after giving effect to this Offering and the application of the net proceeds therefrom;

          (iv)  Indebtedness under Hedging Obligations, PROVIDED that (a) those
     Hedging Obligations are related to payment obligations on Permitted
     Indebtedness or Indebtedness otherwise permitted by the Consolidated Fixed
     Charge Coverage Ratio test described under "Certain
     Covenants -- Limitation on Indebtedness and Disqualified Equity Interests" above or, in the case of currency or commodity Hedging Obligations, to the foreign currency cash flows or energy requirements reasonably expected to be generated or required by the Company and the Restricted Subsidiaries,
     (b) the notional principal amount of the Hedging Obligations does not exceed 105% of the principal amount of that Indebtedness or, in the case of currency or commodity Hedging Obligations, the amount of those foreign currency cash flows or energy requirements to which those Hedging
     Obligations relate and (c) in the case of currency or commodity Hedging
     Obligations, those Hedging Obligations are entered into for the purpose of limiting currency exchange rate risks or commodity price fluctuation risks in connection with transactions entered into in the ordinary course of business;

          (v)  Indebtedness of the Company to a Wholly Owned Restricted
     Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary; PROVIDED, HOWEVER, that upon either (a) the subsequent issuance (other than directors' qualifying shares), sale, transfer or other disposition of any Equity Interests or any other event that results in a Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or (b) the transfer or other disposition of any such Indebtedness (except to the Company or a Wholly
     Owned Restricted Subsidiary), the provisions of this clause (v) will no longer apply to such Indebtedness and

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     such Indebtedness shall be denied, in each case, to be incurred and shall be treated as an incurrence for purposes of the Consolidated Fixed Charge
     Coverage Ratio test described under "-- Certain Covenants -- Limitation on
     Indebtedness and Disqualified Equity Interests" above at the time the transfer or other disposition occurred;

          (vi) Guarantees of Permitted Indebtedness or Indebtedness incurred in accordance with the Consolidated Fixed Charge Coverage Ratio test described under "Certain Covenants -- Limitation on Indebtedness and Disqualified
     Equity Interests" above;

          (vii) Indebtedness in respect of bid, performance or surety bonds issued or other reimbursement obligations for the account of the Company in the ordinary course of business, including guarantees and letters of credit supporting such bid, performance, surety bonds or other reimbursement obligations (in each case other than for an obligation for money borrowed);

          (viii)  Non-Recourse Purchase Money Indebtedness;

          (ix) other Indebtedness outstanding at any time in an aggregate principal amount not to exceed $5.0 million; and

          (x) any renewals, amendments, extensions, supplements, modifications, deferrals, substitutions, refinancing or replacements (each, for purposes of this clause (x), a "refinancing") by the Company or a Restricted
     Subsidiary of any Indebtedness incurred in accordance with the Consolidated
     Fixed Charge Coverage Ratio test described under "-- Certain
     Covenants -- Limitation on Indebtedness and Disqualified Equity Interests" above or referred to above in clauses (ii) through (ix) or this clause (x), so long as (a) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company or such Restricted Subsidiary as necessary to accomplish such refinancing, plus the amount of expenses of the Company or such Restricted Subsidiary incurred in connection with such refinancing; (b) in the case of any refinancing of Indebtedness (including the Exchange Notes) that is PARI PASSU with or subordinated in right of payment to the Exchange Notes, then such new Indebtedness is PARI PASSU with or subordinated in right of payment to the Exchange Notes at least to the same extent as the Indebtedness being refinanced; and (c) such new
     Indebtedness has an Average Life equal to or longer than the Average Life of the Indebtedness being refinanced and a final Stated Maturity that is not earlier than the final Stated Maturity of the Indebtedness being refinanced.

     "Permitted Investments" means any of the following:

          (i)  Investments in Cash Equivalents;

          (ii)  Investments in the Company or any of its Wholly Owned
     Subsidiaries;

          (iii) an Investment or series of related Investments by the Company or any Restricted Subsidiary in another Person, if as a result of that Investment or series of related Investments (a) that other Person becomes a Wholly Owned Restricted Subsidiary or (b) that other Person is merged or consolidated with or into, or transfers or conveys its properties and assets substantially as an entirety to, the Company or a Wholly Owned
     Restricted Subsidiary;

          (iv) Investments of Net Available Proceeds permitted by the covenant described under "-- Certain Covenants -- Limitation on Asset Sales" above;

          (v) Investments consisting of loans and advances to employees, officers and directors of the Company or any Restricted Subsidiary for travel, entertainment, relocation or other expenses in the ordinary course of business;

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          (vi)  Investments consisting of loans and advances by the Company or any Restricted Subsidiary to employees, officers and directors of the
     Company or any Restricted Subsidiary in an aggregate principal amount at any one time outstanding not exceeding $750,000;

          (vii)  Investments acquired by the Company or any Restricted
     Subsidiary in the ordinary course of business (a) in exchange for any other
     Investment or account receivable held by the Company or any Restricted
     Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or the obligor with respect to such account receivable or (b) as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (viii) Investments the payment for which consists exclusively of Qualified Equity Interests PROVIDED that (a) any such Investment must be made in accordance with the other requirements of the Indenture, including
     (A) with respect to any Acquired Indebtedness relating to such an Investment, the Consolidated Fixed Charge Coverage Ratio test described under "-- Certain Covenants -- Limitation on Indebtedness and Disqualified
     Equity Interests" above and (B) with respect to any Lien on properties or assets acquired in connection with any such Investment, the covenant described under "-- Certain Covenants -- Limitation on Liens" above and
     (b) such Qualified Equity Interests shall not be considered in any Qualified Equity Interests referred to in clause (iii)(b) of the first sentence under "-- Certain Covenants -- Limitation on Restricted
     Payments";

          (ix) Investments consisting of the loan of natural gas made in the ordinary course of business; or

          (x) Investments by the Company or any Restricted Subsidiary in any Person that is not a Restricted Subsidiary in an aggregate amount at any one time outstanding not exceeding $5 million.

          "Permitted Liens" means the following types of Liens:

             (i)  Liens existing as of the Issue Date;

             (ii)  Liens securing the Exchange Notes or the Subsidiary
        Guarantees;

             (iii) Liens in favor of the Company or, with respect to a Restricted Subsidiary, Liens in favor of another Restricted Subsidiary;

             (iv) Liens securing Permitted Indebtedness of the Company and the Restricted Subsidiaries of the type described in clause (i) of the definition of Permitted Indebtedness;

             (v)  Liens securing Indebtedness that constitutes Permitted
        Indebtedness of the type described in clause (x) of the definition of "Permitted Indebtedness" incurred as a refinancing of any Indebtedness secured by Liens described in clauses (i), (iv), (xi), (xii) and (xiii) of this definition; PROVIDED, HOWEVER, that (a) if any Lien securing
        Indebtedness being refinanced is subordinated or junior to any Lien granted for the benefit of the Holders, then the Lien securing the new
        Indebtedness must be subordinated or junior to any Lien granted for the benefit of the Holders at least to the same extent as the Lien securing the Indebtedness being refinanced and (b) such Liens do not extend to or cover any property or assets of the Company or any of its Restricted
        Subsidiaries not securing the Indebtedness so refinanced;

             (vi) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or a Restricted
        Subsidiary, as the case may be, has set aside on its books such reserves, or has made such other appropriate provision, if any, as is required by GAAP;

             (vii) Liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other similar Liens incurred in the ordinary course of business for sums not delinquent or being contested in good faith, and as to which the Company or a Restricted
        Subsidiary, as the case may be, has set aside on its books such reserves, or has made such other appropriate provision, if any, as is required by GAAP;

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             (viii)  Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, government contracts and leases, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

             (ix) Liens securing any judgment not giving rise to a Default or Event of Default and so long as any appropriate legal proceedings that may have been duly initiated for the review of the judgment has not been finally terminated or the period within which those proceedings may be initiated has not expired;

             (x) easements, rights-of-way, reservations, zoning and other restrictions and other similar encumbrances not interfering in any material respect with the ordinary conduct of business of the Company or any Restricted Subsidiary;

             (xi)  any interest or title of a lessor under any Capitalized Lease
        Obligation or operating lease; PROVIDED that (a) the Attributable
        Indebtedness related thereto constitutes Indebtedness permitted to be incurred under the terms of the Indenture and (b) with respect to any Capitalized Lease Obligation, such Liens do not extend to any property or assets that is not leased property or assets subject to such Capitalized Lease Obligation;

             (xii)  Liens securing Non-Recourse Purchase Money Indebtedness;
        PROVIDED, HOWEVER, that (a) the Non-Recourse Purchase Money Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property or assets so acquired and any proceeds therefrom and (b) the Lien securing such Non-Recourse
        Purchase Money Indebtedness shall be created within 90 days of such acquisition;

             (xiii) Liens securing Acquired Indebtedness incurred in accordance with the Consolidated Fixed Charge Coverage Ratio test described under "-- Certain Covenants -- Limitation on Indebtedness and Disqualified
        Equity Interests" above; PROVIDED that (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and
        (b) such Liens do not extend to or cover any property or assets of the Company or of any Restricted Subsidiary other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted
        Subsidiary and are no more favorable to the lienholder than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary;

             (xiv) leases or subleases granted to others that do not interfere with the ordinary conduct of business of the Company or any Restricted
        Subsidiary;

             (xv) rights of a common owner of any interest in property held by the Company or any Restricted Subsidiary and that common owner as tenants in common or through other common ownership; and

             (xvi)  Liens or equitable encumbrances deemed to exist by reason of
        (a) fraudulent conveyance or transfer laws or (b) negative pledge or other agreements to refrain from giving Liens.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Equity Interests" means, with respect to any Person, any and all Equity Interests of such Person that are not Common Equity Interests, whether outstanding on or after the Issue Date.

     "Principals" means (i) Miami Valley Leasing, Inc., Nipsco Energy
Services, Inc., PSRC Del., Inc. and TPC Corporation, (ii) the respective ultimate parent companies, if any, that control such Persons on the date

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of the Indenture, (iii) wholly owned Subsidiaries of any such ultimate parent companies, or (iv) any one or more of such Persons.

     "Public Equity Offering" means an offer and sale of (i) Common Equity
Interests of the Company for cash pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company) or (ii) Common Equity
Interests of the Parent for cash pursuant to such a registration statement to the extent that such cash is contributed by the Parent to the capital of the Company without any obligation of the Company (other than that imposed by applicable law) to return such contribution to the Parent.

     "Qualified Equity Interests" of any Person means any and all Equity
Interests of that Person other than Disqualified Equity Interests of that Person.

     "Regular Record Date" means, with respect to the interest payable on any Interest Payment Date, the February 15 or August 15 (whether or not a business day), as the case may be, next preceding such Interest Payment Date.

     "Related Business" means (i) the businesses of the Company and the Restricted Subsidiaries on the Issue Date and any business related, ancillary or complementary to the business of the Company and the Restricted Subsidiaries on that date and (ii) any other business related to the production, gathering, marketing, treating, storage, selling and/or transporting of natural gas as long as the principal businesses of the Company and its Restricted Subsidiaries remain the businesses described in the preceding clause (i).

     "Restricted Investment" means (without duplication) (i) the designation of a Subsidiary as an Unrestricted Subsidiary in the manner described in the definition of "Unrestricted Subsidiary" and (ii) any Investment other than a Permitted Investment.

     "Restricted Payment" means, with respect to any Person:

          (i) any declaration or payment of any dividend or distribution (other than a dividend or distribution declared or paid by a Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary), or any other distribution with respect to any shares of Equity Interests of that Person, including any payments to the general partner of such Person to compensate such Person for any management or related services provided by such general partner in its capacity as such or pursuant to the applicable partnership agreement (but excluding dividends or distributions payable solely in shares of Qualified Equity Interests of that Person or in options, warrants or other rights to purchase Qualified Equity Interests of that Person);

          (ii) any purchase, redemption, retirement or other acquisition for value of any Equity Interests of that Person or any other payment or distribution made in respect thereof, either directly or indirectly;

          (iii) any principal payment on or repurchase, redemption, defeasance or other acquisition or retirement for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, of any subordinated indebtedness (including, with respect to the Company and any Subsidiary Guarantor, Subordinated Indebtedness) of that Person; or

          (iv)  any Restricted investment.

     "Restricted Subsidiary" means any Subsidiary of the Company, whether existing on or after the Issue Date, unless that Subsidiary is designated as an Unrestricted Subsidiary in the manner described in the definition of "Unrestricted Subsidiary".

     "Sale/Leaseback Transaction" means any direct or indirect arrangement pursuant to which properties or assets are sold or transferred by the Company or a Restricted Subsidiary and are thereafter leased back from the purchaser or transferee thereof by the Company or a Restricted Subsidiary.

     "Senior Management" means, with respect to the Company, the Chairman of the Board of Directors, the president, the chief operating officer, the chief financial officer, the chief accounting officer, the

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treasurer, the controller and any vice president of the Company or, if the
Company has no such officers, the comparable officers or managers of the General
Partner.

     "Stated Maturity" means, when used with respect to any Indebtedness or any installment of interest thereon, the date specified in the instrument evidencing or governing such Indebtedness as the fixed date on which the principal of that Indebtedness or that installment of interest is due and payable.

     "Subordinated Indebtedness" means any Indebtedness of the Company, Finance Corp. or a Subsidiary Guarantor that is expressly subordinated in right of payment to the Exchange Notes or Subsidiary Guarantees, respectively.

     "Subsidiary" means, with respect to any specified Person, (i) a corporation a majority of whose Voting Equity Interests is at the time, directly or indirectly, owned by the specified Person, by one or more Subsidiaries of the specified Person or by the specified Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation), including, without limitation, a partnership, joint venture or limited liability company, in which the specified Person, one or more Subsidiaries thereof or the specified Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has or have at least a majority of the Voting Equity
Interests or other ownership interests of such Person.

     "Subsidiary Guarantors" means (i) Moss Bluff and Egan and the respective general partners of Moss Bluff and Egan and (ii) any other Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination will be designated an Unrestricted Subsidiary by the Board of Directors as provided below and (ii) any Subsidiary of an Unrestricted
Subsidiary. The Board of Directors may designate any Subsidiary of the Company, other than Finance Corp. and the Subsidiary Guarantors existing on the date of the Indenture, as an Unrestricted Subsidiary so long as: (i) neither the Company nor any Restricted Subsidiary is directly or indirectly liable for the payment of any Indebtedness of that Subsidiary; (ii) no default with respect to any Indebtedness of that Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted
Subsidiary to declare a default on that other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity or require the Company or any Restricted Subsidiary to repurchase or secure that other
Indebtedness; (iii) such designation as an Unrestricted Subsidiary would be permitted by the covenant described under " -- Certain Covenants -- Limitation on Restricted Payments" above; (iv) that designation would not result in the creation or imposition of any Lien on any of the properties or assets of the Company or any Restricted Subsidiary (other than any Permitted Lien); and (v) the Company could incur at least $1.00 of additional Indebtedness not constituting Permitted Indebtedness in accordance with the Consolidated Fixed
Charge Coverage Ratio test described under " -- Certain Covenants -- Limitation on Indebtedness and Disqualified Equity Interests," above; PROVIDED, HOWEVER, that with respect to clause (i) of this sentence, the Company or a Restricted
Subsidiary may be liable for the payment of Indebtedness of an Unrestricted
Subsidiary if (x) the liability constituted a Permitted Investment or a Restricted Payment permitted by the covenant described under " -- Certain
Covenants -- Limitation on Restricted Payments" above, in each case at the time of incurrence, or (y) the liability would be a Permitted Investment at the time of designation of that Subsidiary as an Unrestricted Subsidiary. Any such designation by the Board of Directors must be evidenced to the Trustee by filing a Board Resolution with the Trustee giving effect to that designation, together with an Officers' Certificate stating that such designation complies with the requirements under the Indenture. The Board of Directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation on a pro forma basis, (i) no Default or Event of Default has occurred and is continuing, (ii) the Company could incur at least
$1.00 of additional Indebtedness not constituting Permitted Indebtedness in accordance with the Consolidated Fixed Charge Coverage Ratio test described under " -- Certain Covenants -- Limitation on Indebtedness and Disqualified
Equity Interests" above and (iii) if any of the properties and assets of the Company or any Restricted Subsidiary would on such designation become subject to any Lien (other than a Permitted Lien), the creation or imposition of

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that Lien must comply with the covenant described under "-- Certain
Covenants -- Limitation on Liens" above.

     "Voting Equity Interests," with respect to any specified Person, (i) means any class or classes of Equity Interests of the specified Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, partners, managers or trustees of the specified Person (irrespective of whether or not, at the time, stock of any other class or classes have, or might have, voting power by reason of the happening of any contingency) that control the management and policies of such Person, and (ii) if such specified Person is a limited partnership, includes the general partner and limited partner interests of such Person.

     "Wholly Owned Subsidiary" means (i) a corporate Restricted Subsidiary all the outstanding capital stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries, (ii) a partnership Restricted Subsidiary all of the interests of which, other than not more than a two percent interest owned by the general partner of such partnership Subsidiary, are owned by the Company or one or more Wholly Owned
Subsidiaries or (iii) a Restricted Subsidiary that is neither a corporation or a partnership all of the Equity Interests of which are owned by the Company or one or more Wholly Owned Subsidiaries.

     "Working Capital Agreement" means, with respect to any specified Person,
(i) any agreement providing for the making of loans or advances on a revolving basis, the issuance of letters of credit and/or the creation of bankers' acceptances to fund the general working capital and other business requirements of that Person and one or more of its Subsidiaries and (ii) any refinancings, renewals, replacements, modification and extensions of any of the agreements described in clause (i) of this sentence. Initially, the Working Capital
Agreement means the New Credit Facility described under "Description of New
Credit Facility".

BOOK ENTRY; DELIVERY AND FORM

     The Exchange Notes initially will be represented by one or more Global
Notes (the "Global Notes") in registered global form. The Global Notes will be deposited with the Trustee as custodian for the Depositary and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder"). The Depositary will maintain the Exchange
Notes in denominations of $1,000 and integral multiples thereof through its book-entry facilities.

     The Depositary has advised the Company as follows: It is a limited-purpose trust company which was created to hold securities for its participating organizations (the "Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly
("Indirect Participants"). Persons who are not Participants may beneficially own securities held by the Depositary only through Participants or Indirect
Participants.

     The Company expects that pursuant to procedures established by the Depositary (i) upon deposit of the Global Notes, the Depositary will credit the accounts of Participants with portions of the principal amount of the Global
Notes and (ii) ownership of beneficial interests in the Notes evidenced by the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to Participants' interests), the Participants and the Indirect Participants.

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in the Global Notes is limited to such extent. For certain other restrictions on the transferability of the Exchange Notes, see
"Transfer Restrictions".

                                       93

     Investors in the Global Notes may hold their interests therein directly through the Depositary, if they are Participants in such system, or indirectly through organizations that are Participants in such system.

     So long as a nominee of the Depositary is the registered owner of the Global Notes, such nominee will be considered the sole owner or holder of the Exchange Notes for all purposes under the Indenture. Except as provided below, owners of beneficial interests in the Global Notes will not be entitled to have Exchange Notes registered in their names, will not receive or be entitled to receive physical delivery of Exchange Notes in definitive form and will not be considered the owners or holders thereof under the Indenture, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder.

     Neither the Issuers nor the Trustee, the paying agent or the Exchange Notes registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Principal and interest payments on the Global Notes registered in the name of the Depositary's nominee will be made by the Issuers, either directly or through a paying agent, to the Depositary's nominee as the registered owner of the Global Notes. Under the terms of the Indenture, the Issuers and the Trustee will treat the persons in whose names the Exchange Notes are registered as the owners of such Exchange Notes for the purpose of receiving payments of principal and interest on such Exchange Notes and for all other purposes whatsoever.
Therefore, neither the Issuers, the Trustee nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the Exchanger Notes to owners of beneficial interests in the Global Notes. The
Depositary has advised the Company and the Trustee that its present practice is, upon receipt of any payment, to credit immediately the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Global Notes as shown on the records of the Depositary. Payments by Participants and Indirect Participants to owners of beneficial interests in the Global Notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such Participants or Indirect Participants.

     As long as the Exchange Notes are represented by Global Notes, the Global
Notes Holder will be the holder of the Exchange Notes and therefore will be the only entity that can exercise a right to repayment or repurchase of the Exchange
Notes. See "-- Certain Covenants -- Change of Control" and " -- Limitation on
Asset Sales". Notice by Participants or Indirect Participants or by owners of beneficial interests in a Global Note held through such Participants or Indirect
Participants of the exercise of the option to elect repayment of beneficial interests in Exchange Notes represented by a Global Note must be transmitted to the Depositary in accordance with its procedures on a form required by the Depositary and provided to Participants. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Exchange Note, the beneficial owner of such Exchange Note must instruct the broker or other Participant or exercise a right to repayment.
Different firms have cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other Participant or Indirect Participant through which it holds an interest in an Exchange Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary. Neither the Company nor Finance Corp. will be liable for any delay in delivery of notices of the exercise of the option to elect repayment.

     Subject to certain conditions, any person having a beneficial interest in the Global Notes may, upon request to the Trustee, exchange such beneficial interest for Exchange Notes in definitive form. Upon any such exchange, the Trustee is required to register such Exchange Notes in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof). Such Exchange Notes would be issued in fully registered form and would be subject to the legal requirements described herein under "Transfer
Restrictions." In addition, if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Exchange Notes in definitive form under the Indenture, then, upon surrender by the relevant

                                       94

Global Note holder of its Global Note, Exchange Notes in such form will be issued to each person that such Global Note holder and the Depositary identifies as being the beneficial owner of the related Exchange Notes.

     Neither the Issuers nor the Trustee will be liable for any delay by the Global Note holder or the Depositary in identifying the owners of beneficial interests in the Global Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note holder or the Depositary for all purposes.

     The Indenture will require that payments in respect of the Exchange Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages) be made in same day funds. The Exchange Notes are expected to be eligible to trade in the PORTAL Market and interests in the Global Notes will trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in the Exchange Notes will, therefore, be required by the Depositary to be settled in same-day funds.
Transfers between Participants in the Depositary will be effected in accordance with the Depositary's procedures, and will be settled in same-day funds.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discusses the material United States federal income tax consequences under generally applicable current law of the acquisition, ownership and disposition of Exchange Notes by a person who acquires those Exchange Notes in exchange for Old Notes pursuant to the Exchange Offer and who holds those Exchange Notes as capital assets. This section does not discuss any foreign, state or local tax law or the effect of special rules, such as those which apply to tax-exempt organizations, insurance companies, financial institutions, an individual who expatriates from the United States, or a person who hold Exchange Notes as part of a straddle, hedge or conversion transaction.
Accordingly, each person who is considering the acquisition of Exchange Notes pursuant to the Exchange Offer should consult with its own tax advisor regarding the tax consequences of the acquisition, ownership and disposition of Exchange
Notes in light of its particular circumstances and the application of state, local and foreign tax laws.

RECEIPT OF EXCHANGE NOTES; SURRENDER OF OLD NOTES

     An Exchange Note which is received pursuant to the Exchange Offer in exchange for an Old Note will be treated for federal income tax purposes as the same debt instrument as the Old Note surrendered in exchange therefor. As a result, no gain or loss will be recognized on the receipt of an Exchange Note in exchange for an Old Note, and the Exchange Note so received will have the same adjusted basis, the same adjusted issue price and the same holding period as the Old Note which was delivered in exchange therefor.

OWNERSHIP BY U.S. HOLDER

     The following applies to a person (a "U.S. Holder") who is either an individual who is a citizen or resident of the United States within the meaning of Section 7701(b) of the Code (which provides that an individual is a resident of the United States if the number of days he is present in the United States exceeds a formula contained therein), a corporation or partnership which is, in either case, created or organized in the United States or any State thereof, a trust which is described in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Code") or an estate which is not a foreign estate within the meaning of Section 7701(a)(31) of the Code.

     INTEREST ON EXCHANGE NOTES. The stated interest on an Exchange Note will be taxable as ordinary income at the time that such interest is received or accrued in accordance with the U.S. Holder's method of accounting for United
States federal income tax purposes. An Exchange Note is held with market discount to the extent that the amount which was paid for the Old Note which is surrendered in exchange therefor is less than the sum of the stated principal amount thereof and any accrued but unpaid interest thereon at the time of the acquisition thereof.

     The Exchange Notes do not, as a general matter, have amortizable original issue discount, but if a Change of Control occurs, then the one percent premium over par at which the Issuers are required to offer

                                       95

to repurchase the Exchange Notes may be interest income accruable as original issue discount between the occurrence of the Change of Control and the time at which the Exchange Notes are to be repurchased.

     SALE, EXCHANGE OR REDEMPTION OF EXCHANGE NOTES. Gain or loss will be recognized on the sale, exchange or redemption of Exchange Notes in an amount equal to the difference between (i) the amount of cash and the fair market value of any other property received in the transaction (excluding however any amount received in respect of accrued, but unrecognized interest which will be taxable as such) and (ii) the adjusted basis of the Exchange Notes so sold, exchanged or redeemed. The portion of any such gain which is in excess of any market discount which has theretofore accrued on such Exchange Notes under the rules of Section
1276 of the Code but which has not theretofore been included in income and any loss will be a capital gain or loss because of the assumption that the Exchange
Notes are held as a capital asset, and the balance of any such gain (which is in respect of accrued but theretofore unrecognized market discount) is ordinary income. For an individual, estate or trust, 20 percent is the maximum rate of United States federal income tax on a capital gain which is recognized upon the sale, exchange or redemption of an Exchange Note which was held as a capital asset for more than 18 months, and 28 percent is the maximum rate in the case of an Exchange Note which was held for more than one year but not more than 18 months.

OWNERSHIP BY NON-U.S. HOLDERS

     The following applies to a person who is not a U.S. Holder (a "Non-U.S.
Holder") and for which interest income on, and gain on a sale, exchange or redemption of, an Exchange Note which is held by such person are not effectively connected with the conduct by such person of a trade or business within the United States. Any such items of interest income or gain which are so effectively connected will generally be subject to the United States federal income tax that applies to U.S. Holders and, in the case of such a Non-U.S.
Holder that is a foreign corporation, those items also will be subject to the branch profits tax. The following does not discuss the effect of any income tax treaty or of rules which apply to individuals who expatriate from the United
States.

     INTEREST ON EXCHANGE NOTES.  Interest paid on an Exchange Note to a
Non-U.S. Holder will not be subject to United States federal income tax or to withholding in respect thereof under the portfolio interest exemption if (i) the beneficial owner of the Exchange Note (or in certain circumstances, a member of a class of financial institutions) certifies, under penalties of perjury, that the beneficial owner is not a U.S. Holder and provides the beneficial owner's name and address; (ii) the Non-U.S. Holder is not a 10 percent shareholder, within the meaning, of Section 871(h)(3)(B) of the Code, of the issuer for United States federal income tax purposes of the Exchange Notes (which may be MHP); (iii) the Non-U.S. Holder is not a controlled foreign corporation with respect to which the issuer for United States federal income tax purposes of the Exchange Notes (which may be MHP) is a "related person" within the meaning of
Section 864(d)(4) of the Code; and (iv) the Non-U.S. Holder is not a bank holding the Exchange Notes as a result of an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business. If the portfolio interest exemption does not apply to interest on an Exchange Note, then such interest will generally be subject to United States federal income tax withholding at a rate of 30 percent (or any lower rate provided by any applicable treaty).

     SALE, EXCHANGE OR REDEMPTION OF EXCHANGE NOTES. A Non-U.S. Holder will not generally be subject to United States federal income tax on gain recognized on the sale, exchange or redemption of Exchange Notes unless the Non- U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the sale, exchange or redemption and certain other conditions are satisfied.

     ESTATE TAX. An Exchange Note will not be included in the gross estate of an individual Non-U.S. Holder for United States federal estate tax purposes if interest received at the time of death would have been exempt from United States income tax under the portfolio interest exemption (which is discussed above) if the required statement that the beneficial owner is not a United States person had been filed and such Exchange Note was not effectively connected with the conduct by the decedent of a trade or business within the United States.

                                       96

BACKUP WITHHOLDING; INFORMATION REPORTING

     U.S. HOLDERS. A noncorporate U.S. Holder who owns Exchange Notes will be subject to backup withholding at the rate of 31 percent as well as information reporting with respect to both interest paid on the Exchange Notes and the proceeds of any sale, exchange or redemption thereof if the payee fails to furnish a taxpayer identification number and in certain other circumstances.

     NON-U.S. HOLDERS. A noncorporate Non-U.S. Holder who delivers the statement discussed above to establish the availability of the portfolio interest exemption in respect of interest on an Exchange Note is not subject to backup withholding or information reporting in respect of the interest paid on that Exchange Note.

     A Non-U.S. Holder will be exempt from backup withholding and from information reporting with respect to a payment of proceeds from the sale or exchange of an Exchange Note through a broker if such Non-U.S. Holder is an "exempt foreign person", and provides the broker with a statement to that effect, or the payment is made through a foreign office of certain foreign brokers. A Non-U.S. Holder should consult with its own advisers as to the exemptions discussed in this paragraph.

     CREDITS AND REFUNDS OF BACKUP WITHHOLDING. Any amounts which are withheld under the backup withholding rules will be allowed as a refund or a credit against the Holder's United States federal income tax liability if certain information is furnished to the Internal Revenue Service.

                              PLAN OF DISTRIBUTION

     Each Participating Broker-Dealer that receives Exchange Notes for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This
Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities (other than a resale of an unsold allotment from the original sale of Old Notes). The Issuers have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Notes. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Notes received in exchange for Old Notes pursuant to the Exchange Offer must notify the Issuers, or cause the Issuers to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange
Agent at one of the addresses set forth in the Letter of Transmittal. See "The
Exchange Offer -- Resale of Exchange Notes".

     The Issuers will not receive any proceeds from the issuance of the Exchange
Notes offered hereby. Exchange Notes received by Participating Broker-Dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells Exchange Notes that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange
Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                       97

     The Issuers will send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

                                    EXPERTS

     The financial statements included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     On April 25, 1997, following the acquisition of TPC by PacifiCorp, TPC, the parent of MHP, owner of the registrant, notified Arthur Andersen LLP ("Arthur
Andersen") that it is replacing Arthur Andersen with Deloitte & Touche LLP
("Deloitte & Touche"), the independent public accountants of PacifiCorp after having entered into an Agreement and Plan of Merger with PacifiCorp Holdings, Inc., a wholly-owned subsidiary of PacifiCorp.

     TPC's Audit Committee did not participate in or approve the decision to change independent public accountants. PacifiCorp's Audit Committee recommended to the PacifiCorp Board of Directors that Deloitte & Touche be appointed TPC's independent public accountants for 1997.

     The reports of Arthur Andersen on TPC's consolidated financial statements for 1995 and 1996 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Additionally, Arthur Andersen was requested, in conjunction with this registration statement, to audit the financial statements of Moss Bluff
Partners, L.P. and Egan Hub Partners, L.P., for the years ended December 31,
1995 and 1996, which had not been previously audited. In connection with its audits for 1995 and 1996 and through April 25, 1997, there have been no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused them to make reference in their reports on the financial statements for such years.

     The Company has requested that Arthur Andersen furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements set forth above. A copy of such letter, dated June
26, 1998, is filed as Exhibit 16 to this registration statement.

     The combined financial statements of Moss Bluff Hub Partners, L.P. and Egan
Hub Partners, L.P. as of December 31, 1996 and 1995 and for the years then ended, referred to in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Exchange Offer will be passed upon for the Issuers by Baker & Botts, L.L.P., Houston, Texas.

                                       98

                         INDEX TO FINANCIAL STATEMENTS

                                           PAGE
                                           ----
Market Hub Partners Storage, L.P.:
     Condensed Consolidated Balance
      Sheets as of March 31, 1998 and
      December 31, 1997 (unaudited).....    F-2
     Condensed Consolidated Statements
      of Operations for the three months
      ended March 31, 1998 and 1997
      (unaudited).......................    F-3
     Condensed Consolidated Statements
      of Cash Flows for the three months
      ended March 31, 1998 and 1997
      (unaudited).......................    F-4
     Condensed Consolidated Statements
      of Partners' Capital for the three
      months ended March 31, 1998 and
      1997 (unaudited)..................    F-5
     Notes to Condensed Consolidated
      Financial Statements..............    F-6
     Report of Independent Auditors.....    F-8
     Report of Independent Public
      Accountants.......................    F-9
     Consolidated Balance Sheets as of
      December 31, 1997 and 1996........   F-10
     Consolidated Statements of
      Operations for the years ended
      December 31, 1997, 1996 and
      1995..............................   F-11
     Consolidated Statements of Cash
      Flows for the years ended December
      31, 1997, 1996
       and 1995.........................   F-12
     Consolidated Statements of
      Partners' Capital for the years
      ended December 31, 1997, 1996 and
      1995..............................   F-13
     Notes to Consolidated Financial
      Statements........................   F-14
Market Hub Partners Finance, Inc.:
     Report of Independent Auditors.....   F-20
     Balance Sheet as of March 31,
      1998..............................   F-21
Market Hub Partners Storage, L.L.C.:
     Report of Independent Auditors.....   F-22
     Balance Sheet as of March 31,
      1998..............................   F-23


                                      F-1

                       MARKET HUB PARTNERS STORAGE, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                          MARCH 31,      DECEMBER 31,
                                            1998            1997
                                          ----------     ------------
                                                (IN THOUSANDS)
                 ASSETS
Current Assets:
     Cash and cash equivalents..........  $   33,423       $  2,153
     Accounts and notes receivable......       7,110          3,418
     Inventory and other current
      assets............................       2,224          2,036
                                          ----------     ------------
          Total current assets..........      42,757          7,607
                                          ----------     ------------
Property and Equipment:
     Natural gas storage facilities.....     136,665        136,586
     Construction in progress...........      25,688         21,778
     Less accumulated depreciation......     (11,697)       (10,391)
                                          ----------     ------------
                                             150,656        147,973
Other Assets and Restricted Cash........       3,975          4,307
                                          ----------     ------------
                                          $  197,388       $159,887
                                          ==========     ============
   LIABILITIES AND PARTNERS' CAPITAL
Current Liabilities:
     Current portion of long-term
      debt..............................  $       --       $  4,449
     Accounts payable:
          Trade and other...............       1,343          3,955
          Partners and affiliates.......          --            943
     Accrued liabilities................       1,741          1,584
                                          ----------     ------------
     Total current liabilities..........       3,084         10,931
Long-Term Debt, net of current
  portion...............................     115,000         49,043
Partners' capital.......................      79,304         99,913
                                          ----------     ------------
                                          $  197,388       $159,887
                                          ==========     ============

                See Notes to Consolidated Financial Statements.

                                      F-2

                       MARKET HUB PARTNERS STORAGE, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                           THREE MONTHS ENDED
                                        ------------------------
                                        MARCH 31,     MARCH 31,
                                           1998          1997
                                        ----------    ----------
                                             (IN THOUSANDS)
Revenues:
     Salt cavern storage revenues....    $  6,504      $  5,414
     Hub services revenues...........       1,144           612
                                        ----------    ----------
     Total revenues..................       7,648         6,026
                                        ----------    ----------
Operating Expense:
     Operations and maintenance......         470           550
     Plant administrative............         212           477
     Property taxes..................         240           203
     Royalty payments................          68            94
     General and administrative......         816           471
     Depreciation....................       1,306         1,180
                                        ----------    ----------
     Total operating expenses........       3,112         2,975
                                        ----------    ----------
Operating income.....................       4,536         3,051
Interest expense.....................       1,033         1,093
Interest income......................         207            13
                                        ----------    ----------
Net Income Before Extraordinary
  Item...............................       3,710         1,971
     Extraordinary loss on early
      extinguishment of debt.........      (6,702)           --
                                        ----------    ----------
Net Income (loss)....................    $ (2,992)     $  1,971
                                        ==========    ==========

                See Notes to Consolidated Financial Statements.

                                      F-3

                       MARKET HUB PARTNERS STORAGE, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                             THREE MONTHS ENDED
                                           ----------------------
                                           MARCH 31,    MARCH 31,
                                             1998         1997
                                           ---------    ---------
                                               (IN THOUSANDS)
Cash Flows from Operating Activities:
     Net Income (loss)..................   $  (2,992)    $ 1,971
     Adjustments to reconcile net income
      (loss) to net cash provided by
      operating activities:
          Depreciation..................       1,306       1,180
          Extraordinary loss on early
            extinguishment of debt......       6,702          --
     Changes in assets and liabilities:
          Decrease in accounts
            receivable..................         308         961
          Decrease (increase) in
            inventory and other current
            assets......................        (188)         73
          Decrease (increase) in other
            assets and restricted
            cash........................         119        (256)
          Increase (decrease) in trade
            payables and accrued
            liabilities.................      (2,455)        397
          Increase (decrease) in payable
            to partners, affiliates and
            other.......................        (943)        617
                                           ---------    ---------
          Net cash provided by operating
            activities..................       1,857       4,943
                                           ---------    ---------
Cash Flows from Investing Activities:
     Capital expenditures:                    (3,989)     (4,436)
Cash Flows from Financing Activities:
     Issuance of long-term debt (net of
      expenses of $8,573)...............     106,427          --
     Repayments of long-term debt.......     (53,492)     (1,043)
     Issuance of note to Tioga
      project...........................      (4,000)         --
     Receipt of restricted cash.........       2,084          --
     Capital contributions from
      partners..........................          --         235
     Capital distributions to
      partners..........................     (17,617)         --
                                           ---------    ---------
          Net Cash provided by (used in)
            financing activities........      33,402        (808)
                                           ---------    ---------
     Net increase (decrease) in cash and
      cash equivalents..................      31,270        (301)
     Cash and cash equivalents at
      beginning of period...............       2,153         326
                                           ---------    ---------
     Cash and cash equivalents at end of
      period............................   $  33,423     $    25
                                           =========    =========
Supplementary Non-Cash Investing and
  Financing Activities:
     Non-Cash Capital Contribution......          --     $ 3,633

                See Notes to Consolidated Financial Statements.

                                      F-4

                       MARKET HUB PARTNERS STORAGE, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)
             CONDENSED CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
                                  (UNAUDITED)

                                             THREE MONTHS ENDED
                                           ----------------------
                                           MARCH 31,    MARCH 31,
                                             1998         1997
                                           ---------    ---------
                                               (IN THOUSANDS)
Partner Contributions (Distributions)...   $ (17,617)    $ 3,868
Net Income (loss).......................      (2,992)      1,971
                                           ---------    ---------
Net Increase (Decrease) in Capital......     (20,609)      5,839
Partners' Capital Balance, Beginning of
  Period................................      99,913      68,487
                                           ---------    ---------
Partners' Capital Balance, End of
  Period................................   $  79,304     $74,326
                                           =========    =========

                See Notes to Consolidated Financial Statements.

                                      F-5

                       MARKET HUB PARTNERS STORAGE, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               (ALL AMOUNTS IN THOUSANDS, UNLESS OTHERWISE NOTED)

NOTE 1.  BASIS OF PRESENTATION

     Market Hub Partners Storage, L.P. (the "Company") owns and operates two natural gas market hubs, "Moss Bluff" and "Egan," located near Houston, Texas and in Acadia Parish, Louisiana, respectively, which provide producers, end-users, local distribution companies, pipelines and natural gas marketers with "unbundled" high deliverability storage services, cash market trading, real time title tracking and other hub services. The Company was formed on December 31, 1997 as a Delaware limited partnership. The Company is wholly owned by Market Hub Partners, L.P. ("MHP") through its direct 99.99% limited partner interest and its subsidiary's, Market Hub Partners Storage, L.L.C., .01% general partner interest. MHP is owned by TPC Corporation, a wholly owned subsidiary of PacifiCorp, and subsidiaries of NIPSCO Industries, Inc., DPL Inc., and Public
Service Enterprise Group, Inc.

     The accompanying condensed consolidated financial statements and notes for the Company have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. In connection with the preparation of these financial statements, management was required to make estimates and assumptions that affect the reported amount of assets, liabilities, revenues, expenses and disclosure of contingent liabilities. Actual results could differ from such estimates.

     The condensed consolidated financial statements included herein are unaudited; however, they include adjustments (all of which are normal and recurring) which, in the opinion of management, are necessary to fairly state the consolidated financial position of the Company as of March 31, 1998, the results of its operations and its cash flows for the three months ended March
31, 1998 and 1997.

NOTE 2.  LONG-TERM DEBT

     144A FINANCING. In March 1998, the Company completed the sale of $115 million in 8 1/4% senior unsecured notes due 2008 (the "Unsecured Notes") in a private placement. The net proceeds from the sale were approximately $111.4 million. Of such amount, the Company used approximately $59.3 million to repay the entire outstanding principal amount of certain secured indebtedness owed to third parties (the "Old Notes"), including accrued interest and prepayment penalties. Approximately $26.0 million will be dedicated to capital expenditures for the continued expansion and development of its facilities and to purchase incremental pad gas. In March, the Company distributed to MHP approximately
$17.6 million of the net proceeds from the Unsecured Notes offering, which proceeds were used by MHP to repay debt owed by MHP to its partners, including accrued interest. Also, as discussed in Note 3 below, the Company loaned $4.0 million of the net proceeds of the Unsecured Notes offering to a subsidiary of MHP to develop another project. The Company intends to loan an additional $1.0 million to this subsidiary in the future. All remaining proceeds from the Unsecured Notes Offering will be used to fund the Company's working capital requirements and for other general business purposes.

     As a result of the repayment of the Old Notes discussed above, the Company recorded a $6,702 extraordinary loss. Approximately $5,057 of the extraordinary loss was a prepayment penalty made to holders of the Old Notes and $1,645 was a write-off of unamortized deferred financing costs associated with the Old Notes.
In addition, with the retirement of the Old Notes, $2,084 of Restricted Cash was made available to the Company.

NOTE 3.  NOTES RECEIVABLE

     Included in the accounts and notes receivable balance is a $4,000 note issued by the Company to a wholly owned subsidiary of MHP that bears interest at prime plus 2%. The note covers pre-construction

                                      F-6

                       MARKET HUB PARTNERS STORAGE, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)
      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

expenditures associated with a development project in Tioga County, Pennsylvania. The Company expects that the note will be repaid when financing is secured for the Tioga project.

NOTE 4.  SUBSEQUENT EVENTS

     In April 1998, the Company executed a credit facility (the "Credit
Facility") with Bank One, Texas, N.A. that expires December 2000. The Credit
Facility provides for revolving credit borrowings up to $20,000 in the aggregate outstanding at any time. Borrowings under the Credit Facility will bear interest at a rate per annum, at the Company's option, equal to: (i) the bank's prime rate or (ii) the London Interbank Offered Rate plus 2%. The Credit Facility is secured by substantially all the assets of the Company and includes certain covenants applicable to the Company, including requirements that the Company comply with certain financial ratios.

     The Company is currently in the process of an offering to exchange all of the outstanding 8.25% senior unsecured notes for newly issued notes ("New
Notes"). The New Notes will be registered with the Securities and Exchange
Commission under the Securities Act of 1933. The New Notes are identical in all material aspects to the form and term of the 8.25% senior unsecured notes except for certain transfer restrictions and registration rights related to the 8.25% senior unsecured notes, and will also be fully and unconditionally guaranteed on a joint and several basis by all subsidiaries of the Company, each of which is wholly owned.

                                      F-7

                         REPORT OF INDEPENDENT AUDITORS

Market Hub Partners Storage, L.P.

     We have audited the accompanying consolidated balance sheet of Market Hub
Partners Storage, L.P. and subsidiaries (the "Company"), a Delaware Limited
Partnership, as of December 31, 1997 and the related consolidated statement of operations, partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements give retroactive effect to the formation of Market Hub Partners Storage, L.P., which has been accounted for in a manner similar to a pooling of interests as described in Note 1 to the consolidated financial statements. For the years ended December 31, 1996 and 1995, the combined statements were audited by other auditors whose report, dated
February 5, 1998, expressed an unqualified opinion on these combined financial statements.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such 1997 financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

     As described in Note 1, the financial statements of the Company as of December 31, 1997 and 1996 and for each of the three years in the period ended
December 31, 1997 have been restated as if the formation of the Company had occurred at the beginning of the earliest period presented. In our opinion, such restatement is appropriate and has been properly reflected in the accompanying financial statements.

DELOITTE & TOUCHE LLP

April 15, 1998
Houston, Texas

                                      F-8

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Partners of Market Hub Partners:

     We have audited the accompanying combined balance sheets of Moss Bluff Hub
Partners, L.P. (Moss Bluff), and Egan Hub Partners, L.P. (Egan) (see Note 1), as of December 31, 1996 and 1995, and the related combined statements of operations, capital and cash flows for the years then ended. These combined financial statements are the responsibility of the management of Market Hub
Partners. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Moss Bluff and Egan as of December 31, 1996 and 1995, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
February 5, 1998

                                      F-9

                       MARKET HUB PARTNERS STORAGE, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)
                          CONSOLIDATED BALANCE SHEETS

                                               DECEMBER 31,
                                          ----------------------
                                             1997        1996
                                          ----------  ----------
                                              (IN THOUSANDS)
                 ASSETS
Current Assets:
     Cash and cash equivalents..........  $    2,153  $      326
     Accounts receivable................       3,418       3,094
     Inventory and other current
      assets............................       2,036       2,272
                                          ----------  ----------
          Total current assets..........       7,607       5,692
Property and Equipment:
     Natural gas storage facilities.....     136,586     124,719
     Construction in progress...........      21,778       3,868
     Less accumulated depreciation......     (10,391)     (5,471)
                                          ----------  ----------
                                             147,973     123,116
Other Assets and Restricted Cash........       4,307       3,108
                                          ----------  ----------
                                          $  159,887  $  131,916
                                          ==========  ==========
   LIABILITIES AND PARTNERS' CAPITAL
Current Liabilities:
     Current portion of long-term
      debt..............................  $    4,449  $    4,200
     Accounts payable:
          Trade and other...............       3,955          --
          Partners and affiliates.......         943       4,157
     Accrued liabilities................       1,584       1,580
                                          ----------  ----------
     Total current liabilities..........      10,931       9,937
Long-Term Debt, net of current
  portion...............................      49,043      53,492
Partners' capital.......................      99,913      68,487
                                          ----------  ----------
                                          $  159,887  $  131,916
                                          ==========  ==========

                See Notes to Consolidated Financial Statements.

                                      F-10

                       MARKET HUB PARTNERS STORAGE, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                           YEAR ENDED DECEMBER 31,
                                       -------------------------------
                                         1997       1996       1995
                                       ---------  ---------  ---------
Revenues:
     Salt cavern storage revenues....  $  23,743  $  15,539  $   7,442
     Hub services revenues...........      3,743      3,047        432
                                       ---------  ---------  ---------
          Total revenues.............     27,486     18,586      7,874
Operating Expense:
     Operations and maintenance......      2,196      1,812      1,052
     Plant administrative............      2,996      1,926      1,455
     Property taxes..................        810        344        186
     Royalty payments................        203        138        115
     General and administrative......      2,798      2,094      1,710
     Depreciation....................      4,928      3,857      1,620
                                       ---------  ---------  ---------
          Total operating expenses...     13,931     10,171      6,138
                                       ---------  ---------  ---------
Operating income.....................     13,555      8,415      1,736
Interest expense.....................      3,605      2,544        664
Interest income......................         99        139         98
                                       ---------  ---------  ---------
Net Income Before Extraordinary
  Item...............................     10,049      6,010      1,170
     Extraordinary loss on early
       extinguishment of debt........     --           (452)    --
                                       ---------  ---------  ---------
Net Income...........................  $  10,049  $   5,558  $   1,170
                                       =========  =========  =========

                See Notes to Consolidated Financial Statements.

                                      F-11

                       MARKET HUB PARTNERS STORAGE, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                           YEAR ENDED DECEMBER 31,
                                       -------------------------------
                                         1997       1996       1995
                                       ---------  ---------  ---------
                                               (IN THOUSANDS)
Cash Flows from Operating Activities:
     Net Income......................  $  10,049  $   5,558  $   1,170
     Adjustments to reconcile net
       income to net cash provided by
       operating activities:
          Depreciation...............      4,928      3,857      1,620
          Extraordinary loss on early
             extinguishment of
             debt....................     --            452     --
     Changes in assets and
       liabilities:
          Increase in accounts
             receivable..............       (324)    (1,604)      (757)
          Decrease (increase) in
             inventory and other
             current assets..........        236       (127)    (1,796)
          Decrease (increase) in
             other assets and
             restricted cash.........     (1,199)     1,104        (29)
          Increase (decrease) in
             trade payables and
             accrued liabilities.....      3,959     (4,208)    (4,184)
          Increase (decrease) in
             payable to partners,
             affiliates and other....        419       (489)     5,301
          Other......................     --            649        113
                                       ---------  ---------  ---------
          Net cash provided by
          operating activities.......     18,068      5,192      1,438
                                       ---------  ---------  ---------
Cash Flows from Investing Activities:
     Capital expenditures:...........    (29,785)   (37,598)   (26,755)
Cash Flows from Financing Activities:
     Issuance of long-term debt (net
       of expenses of $1,593)........     --         58,407     --
     Repayments of long-term debt....     (4,200)   (20,455)    (1,386)
     Capital contributions from
       partners......................     17,744     --         26,388
     Capital distributions to
       partners......................     --         (6,065)    --
                                       ---------  ---------  ---------
          Net Cash provided by
          financing activities.......     13,544     31,887     25,002
                                       ---------  ---------  ---------
     Net increase (decrease) in cash
       and cash equivalents..........      1,827       (519)      (315)
     Cash and cash equivalents at
       beginning of period...........        326        845      1,160
                                       ---------  ---------  ---------
     Cash and cash equivalents at end
       of period.....................  $   2,153  $     326  $     845
                                       =========  =========  =========
Supplementary Non-Cash Investing and
  Financing Activities:
     Non-Cash Capital Contribution...  $   3,633     --         --
Non-cash effect of acquisition (see
Note 1):
     Current assets..................     --      $   2,250     --
     Other assets....................     --            706     --
     Property, plant and
     equipments......................     --          6,435     --
     Current liabilities (excluding
       current maturities of
       long-term debt)...............     --         (1,058)    --
     Current portion of long term
       debt..........................     --         (1,500)    --
     Long term debt..................     --         (6,833)    --

                 See Notes to Consolidated Financial Statements

                                      F-12

                       MARKET HUB PARTNERS STORAGE, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)
                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL

                                              YEAR ENDED DECEMBER 31,
                                          -------------------------------
                                            1997       1996       1995
                                          ---------  ---------  ---------
                                                  (IN THOUSANDS)
Partner Contributions (Distributions)...  $  21,377  $  (6,065) $  26,388
Net Income..............................     10,049      5,558      1,170
                                          ---------  ---------  ---------
Net Increase (Decrease) in Capital......     31,426       (507)    27,558
Partners' Capital Balance, Beginning of
  Period................................     68,487     68,994     41,436
                                          ---------  ---------  ---------
Partners' Capital Balance, End of
  Period................................  $  99,913  $  68,487  $  68,994
                                          =========  =========  =========

                See Notes to Consolidated Financial Statements.

                                      F-13

                       MARKET HUB PARTNERS STORAGE, L.P.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (ALL AMOUNTS IN THOUSANDS, UNLESS OTHERWISE NOTED)

NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

     Market Hub Partners Storage, L.P. (the "Company") was formed on December
31, 1997 as a Delaware limited partnership. The Company is wholly owned by Market Hub Partners, L.P. ("MHP") through its direct 99.99% limited partner interest and its subsidiary's, Market Hub Partners Storage, L.L.C., .01% general partner interest. MHP is owned by TPC Corporation ("TPC"), a wholly owned subsidiary of PacifiCorp, and subsidiaries of NIPSCO Industries, Inc.
("Nipsco"), DPL Inc. ("DPL"), and Public Service Enterprise Group, Inc. The
Company conducts operations through its wholly owned subsidiaries, Moss Bluff
Hub Partners, L.P. ("Moss Bluff") and Egan Hub Partners, L.P. ("Egan"). On
January 30, 1998, the Company formed Market Hub Partners Finance, Inc. as a wholly owned subsidiary.

     Prior to formation of the Company, Moss Bluff and Egan were owned by MHP.
Upon formation of the Company, MHP contributed its ownership of Moss Bluff and Egan to the Company as a capital contribution. The consolidated financial statements give retroactive effect to the formation of Market Hub Partners
Storage, L.P., which has been accounted for in a manner similar to a pooling of interests.

     The Company owns and operates natural gas market hubs near Houston, Texas and in Acadia Parish, Louisiana, which provide producers, end-users, local distribution companies, pipelines and natural gas marketers with "unbundled" high deliverability storage services, cash market trading, real time title tracking and other hub services. The Company's revenue, profitability and future rate of growth are substantially dependent upon the supply and demand for natural gas, the pace of natural gas industry deregulation at both the federal and state levels, and the current and future positions regarding expiration of customer contractual commitments for both firm transportation and storage services. Such factors are largely beyond the Company's control.

     The Moss Bluff facility, which is located in Liberty and Chambers Counties near Houston, Texas, began operations in 1990. Prior to the formation of MHP, CMS acquired a 50% interest in Moss Bluff Gas Storage Systems (MBGSS), then a wholly owned subsidiary of TPC. Upon formation of MHP on December 21, 1994, TPC contributed its remaining 50% interest in MBGSS to MHP at TPC's historical cost.
MHP accounted for this 50% interest in MBGSS using proportionate consolidation.
On July 3, 1996, MHP negotiated the acquisition of CMS' 50% interest in MBGSS for a cash payment of approximately $26.6 million and the assumption of liabilities of approximately $6.4 million. The amount paid by MHP for CMS's 50% interest in MBGSS was recorded using the purchase method of accounting and approximated the historical cost of the assets at the time of sale. Financing for this transaction was provided through the issuance of $60 million of senior secured notes by MHP in a private placement offering (see Note 3). MBGSS was effectively dissolved upon the acquisition of CMS's partnership interest by MHP.
Upon formation of the Company, MHP contributed its 100% ownership of Moss Bluff to the Company as a capital contribution at historical cost.

     The results of operations related to the additional 50% interest acquired by MHP and subsequently contributed to the Company are reflected in the accompanying statements of operations since July 3, 1996. As part of the transaction, the Company assumed net liabilities totaling approximately $6,435.
Had the transfer occurred on January 1, 1995, the Company would have had revenues of $21,168 and $13,221 for 1996 and 1995, respectively, and would have had net income of $6,440 and $2,125 for 1996 and 1995, respectively.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRESENTATION AND PRINCIPLES OF CONSOLIDATION -- The accompanying financial statements include the consolidated financial statements of the Company and its wholly owned subsidiaries. All intercompany transactions and balances among such subsidiaries have been eliminated.

                                      F-14

                       MARKET HUB PARTNERS STORAGE, L.P.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     CASH AND CASH EQUIVALENTS -- Cash and cash equivalents consist of demand deposits and highly liquid investments purchased with an original maturity of three months or less.

     CONCENTRATION OF CREDIT RISK -- Financial instruments that potentially subject the Company to concentration of credit consist primarily of temporary cash investments and trade receivables derived principally from uncollateralized sales to customers in the pipeline and natural gas utility industries. The concentration of credit risk in these industries affects the Company's overall exposure to credit risk because customers may be similarly affected by changes in economic and other conditions.

     INVENTORIES -- Inventories of natural gas are carried at the lower of weighted average cost or market value.

     PROPERTY AND EQUIPMENT -- Depreciation of natural gas storage facilities is provided using the straight-line method over the estimated useful lives of the assets. Additions, renewals, and betterments that materially add to productive capacity or extend the life of an asset are capitalized. Construction in progress represents costs related to the ongoing expansion of natural gas storage facilities and are transferred to natural gas storage facilities and depreciation commenced once such expansion projects are complete and operational. Expenditures for routine maintenance, repairs and renewal costs are expensed as incurred. Interest is capitalized during the construction period of major facilities and amounted to $1,147, $390 and $1,582 in the years ended
December 31, 1997, 1996, and 1995, respectively. In 1996, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 121
"Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". Since adoption, SFAS No. 121 has had no impact on the Company's financial statements.

     The major components of natural gas storage facilities are as follows:

                                                            DECEMBER 31,
                                         ESTIMATED     ----------------------
                                        USEFUL LIVES      1997        1996
                                        ------------   ----------  ----------
Land.................................                  $    2,473  $    2,473
Storage Caverns and Compressors......    20-30 years      133,946     122,158
Other Equipment......................      5-7 years          167          88
                                                       ----------  ----------
     Natural Gas Storage
     Facilities......................                  $  136,586  $  124,719
                                                       ==========  ==========

     OTHER ASSETS -- Other assets consist primarily of deferred financing fees related to private placement financing transactions completed in July 1996 and restricted cash (see Note 3). The deferred financing fees include legal, placement agency and other services and are being amortized on a straight-line basis over the lives of the underlying loans. Restricted cash represents a cash balance required to be maintained under the terms of the Company's senior secured notes.

     REVENUE RECOGNITION -- Salt cavern storage revenues consist of demand charges for the reservation of storage space or the use of injection and withdrawal facilities and usage fees for the actual use of storage space or injection and withdrawal facilities. Demand fees are recognized as revenue over the term of the related storage agreement while usage fees and hub services revenues, which consist of a variety of other storage, injection and withdrawal services, are recognized as the services are performed.

     INCOME TAXES -- The Company is a limited partnership and the applicable tax liability or benefit is the responsibility of the individual general or limited partners. The Company's wholly owned subsidiary, Market Hub Partners Finance,
Inc., is subject to income taxes but had no operations in the periods presented and, thus, no income tax provision or liability is included in the accompanying financial statements.

     USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported liabilities and

                                      F-15

                       MARKET HUB PARTNERS STORAGE, L.P.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

disclosure of contingent assets and liabilities and the amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates with regard to these financial statements relate primarily to the depreciable lives of property and equipment.

NOTE 3.  LONG-TERM DEBT

     MOSS BLUFF FINANCING. -- MHP, through its half interest in MBGSS, was party to a project financing agreement with a bank for an original amount of $25 million of debt through July 3, 1996. Borrowings under the agreement provided for construction financing of the first two salt caverns and related surface facilities. The outstanding loan balance at the time of payoff on July 3, 1996, including assumption of the 50% attributable to CMS's former interest, was $16,695 (a $452 extraordinary loss was incurred on the early extinguishment of the debt). The loan bore interest, at the option of the Company, at the prime rate plus 1% or a Eurodollar index rate plus 1.65%. Prior to June 30, 1996, terms of the loan required MBGSS to deposit to accounts controlled by the lender certain amounts from operating cash flow to equal certain future principal and interest payments.

     SECURED NOTES. -- On July 3, 1996, Moss Bluff and Egan completed the issuance of $60 million of senior secured notes in a private placement transaction (the "Secured Notes"). The Secured Notes bear interest at a rate of 8.10% per annum and are due in varying amounts through December 31, 2006.
Proceeds of the private placement were used by MHP to acquire the remaining 50% interest in the Moss Bluff Facility owned by a third party (see Note 1), to retire an outstanding bank loan on the Moss Bluff Facility, to fund construction work in progress, to repay intercompany indebtedness of Egan to MHP in the amount of $14.1 million, and to pay the costs of the financing transaction.

     Under the terms of the Secured Notes, the Company is required to deposit
15% of the quarterly debt service into a cash reserve account at a trustee bank.
At December 31, 1997 and 1996, the amounts on deposit at the trustee bank were $2,084 and $721, respectively. The Company is also required to meet certain debt service coverage ratios on a combined basis. At December 31, 1997, the Company was in compliance with such coverage ratios. The Secured Notes were paid off in March 1998 with the proceeds received from the offering of $115 million in 8.25% senior unsecured notes, due in full in 2008 (see Note 8).

     As of December 31, 1997, 1996 and 1995, the Company paid interest, net of amounts capitalized of $3,404, $2,836, and $210, respectively.

NOTE 4.  FINANCIAL INSTRUMENTS AND OFF BALANCE SHEET RISK

     The carrying value of the Company's financial instruments, consisting of cash and cash equivalents, and trade receivables and payables, approximates the fair value of these instruments at December 31, 1997, 1996, and 1995.

     The fair value of long-term debt is estimated using discounted cash flow analysis, based on the borrowing rate currently available to the Company for loans with similar terms and maturities. The fair value of such debt was $52,639 and $57,692 at December 31, 1997 and 1996, respectively, the carrying value of which was $53,492 and $57,692, respectively.

NOTE 5.  RELATED PARTY TRANSACTIONS

     Subsequent to the formation of MHP, TPC has received natural gas storage services from the Company, and in turn, provided certain administrative, financial and other services to MHP which benefited the Company. Storage fees incurred by TPC to the Company pursuant to two storage contracts at each of the Moss Bluff and Egan facilities were at contractual rates which were comparable to those rates reflected in the Company's third-party storage contracts and amounted to $3,677, $2,763 and $1,073 in the years ended December 31, 1997, 1996 and 1995, respectively. In addition, hub services performed by the Company for TPC resulted in revenues of $56, $151 and $166 in the years ended December 31, 1997, 1996 and 1995,

                                      F-16

                       MARKET HUB PARTNERS STORAGE, L.P.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

respectively. Included in accounts receivable are balances due from TPC of $300 and $216 at December 31, 1997 and 1996, respectively. Charges for services provided by TPC to MHP were based substantially upon contracts approved by TPC and MHP and are meant to approximate the market rate for such services.

     TPC administrated the payroll and related benefits on MHP's behalf from its formation through December 31, 1997. These charges were directly charged to MHP based on actual time, salaries of such personnel responsible for field operations and day-to-day management of the Company. Other indirect general and administrative expenses incurred by the Company related to legal, office rent, supplies and other miscellaneous indirect charges were paid by the Company.
Salaries and related benefits for the Company were $3,485, $2,668 and $2,155 for 1997, 1996 and 1995, respectively. In addition, TPC under management services agreements provided administrative services (financial, human resources and support) for the Company. Management services agreements charges were $796, $461 and $346 for 1997, 1996 and 1995, respectively. Management of the Company believes the allocation methods used were reasonable, and such costs of the Company, on a stand alone basis, would not have been materially different from those allocated by TPC. Contracts covering a portion of such services were canceled by mutual agreement between TPC and MHP effective July 1, 1996, and the TPC employees who were previously involved in providing these services to the Company became employees of the Company at that date. As of December 31, 1997 and 1996, the Company had an outstanding accounts payable balance to TPC of $943 and $524, respectively, which primarily relates to the canceled agreements. All services provided by TPC to MHP have been allocated to the Company as it is the only operating subsidiary, of MHP. These amounts are included in operating and general and administrative expenses in the consolidated statements of operations.

     During the years ended December 31, 1997, 1996 and 1995, substantially all employees of the Company were eligible to participate in TPC's defined contribution 401(k) plan. The Company's matching contributions to the plan for all such years are included in the aggregate charges for contractual services provided by TPC.

     The Company performs storage services under long-term demand contracts as well as various other hub services for Nipsco. Under the provisions of the contracts, Nipsco reimburses the Company for a portion of the property taxes incurred by the Company, which totaled $265, $345 and $92 during the years ended
December 31, 1997, 1996 and 1995, respectively. Revenues recognized by the
Company in relation to the services performed for Nipsco pursuant to a storage contract at each of the Moss Bluff and Egan facilities totaled $8,736, $7,172 and $3,617 during the years ended December 31, 1997, 1996 and 1995, respectively. Additionally, hub services performed by the Company to Nipsco resulted in revenues of $33, $7 and $0 during the years ended December 31, 1997, 1996 and 1995, respectively. Included in accounts receivable are balances due from Nipsco of $988 and $1,078 at December 31, 1997 and 1996, respectively,

     The Company performs storage services under long-term demand contracts as well as various other hub services for DPL and its subsidiaries. Revenues recognized by the Company in relation to such services performed pursuant to two storage contracts at the Egan facility totaled $406, $218 and $37 during the years ended December 31, 1997, 1996 and 1995, respectively. Additionally, hub services performed by the Company to DPL resulted in revenues of $13, $11 and $0 in the years ended December 31, 1997, 1996 and 1995, respectively. Included in accounts receivable are balances due from DPL and its subsidiaries of $63 and $81 at December 31, 1997 and 1996, respectively.

                                      F-17

                       MARKET HUB PARTNERS STORAGE, L.P.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Significant terms of the storage contracts with related parties are as follows:

                                                             CAPACITY LEASED
              CUSTOMER:                  TERMINATION DATE       (IN MMCF)
-------------------------------------   ------------------   ----------------
Moss Bluff Facility
  TPC (PacifiCorp)...................       April 2002               600
  TPC (PacifiCorp)...................     September 1998             500
  Nipsco.............................       April 2013             4,000
Egan Facility
  TPC (PacifiCorp)...................       April 2006               500
  TPC (PacifiCorp)...................       April 1998               400
  Nipsco.............................       April 2016             1,500
  DPL................................      October 2000              432
  DPL................................       March 1999               100
------------
  The contract with Nipsco at the Egan Facility has a primary term expiring
  April 1, 2016, but may be terminated by Nipsco effective April 1, 2006 on 12 months' notice. The contract with DPL at the Egan Facility with a capacity of
  100 MMcf terminates, at DPL's option, in March 1999 or in March 2004.

NOTE 6.  COMMITMENTS AND CONTINGENCIES

     LEASES -- Effective December 1, 1997, MHP began leasing its main office space in Houston, Texas from a third party in addition to maintaining office space in Leesburg, Virginia. Prior to this time, MHP occupied office space in Houston, Texas, leased by a TPC subsidiary from a third party. MHP's total office lease expenses for the years ended December 31, 1997, 1996 and 1995 were $128, $62 and $38, respectively. All such lease expense costs for MHP are included in the financial statements of the Company because it is the only operating subsidiary of MHP. Future minimum rental payments required to be made by MHP under the Houston, Texas, and Leesburg, Virginia, offices are as follows:

                                           AMOUNT
                                           ------
1998....................................   $ 162
1999....................................     168
2000....................................     128
2001....................................     131
2002....................................     120
Thereafter..............................       0
                                           ------
     Total minimum payments required....   $ 709
                                           ======

NOTE 7.  SIGNIFICANT CUSTOMERS

     SIGNIFICANT CUSTOMERS -- Significant customers are those which individually account for more than 10% of the Company's combined revenues. For the year ended
December 31, 1997, Nipsco, TPC and Channel Industries Gas Company ("Channel") accounted for approximately 32%, 14% and 10%, respectively, of the Company's total revenues. For the year ended December 31, 1996, Nipsco, TPC, East Ohio Gas
Company and Channel accounted for approximately 39%, 15%, 12% and 11%, respectively, of the Company's total revenues. For the year ended December 31, 1995, Nipsco, Channel and TPC accounted for approximately 46%, 18% and 14% of the Company's total revenues.

NOTE 8.  SUBSEQUENT EVENTS

     The Company completed an offering of $115 million in 8.25% senior unsecured notes, due in full in 2008, in March 1998. Proceeds of the placement have been used by the Company to repay the entire outstanding principle amount, $53,492, of the 8.10% Secured Notes (see Note 3), with accrued interest of $758 and prepayment penalties of $5,057, and to pay a distribution to MHP in the amount of $17,617,

                                      F-18

                       MARKET HUB PARTNERS STORAGE, L.P.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) which was subsequently used by MHP to repay debt owed by MHP to its partners. In addition, the Company loaned approximately $4.0 million of the net proceeds, at a rate of prime plus 2%, to a subsidiary of MHP to develop another project. The principal balance, together with all accrued and unpaid interest thereon, is due in full in April 2001. It is anticipated that the remaining proceeds will be used for capital expenditures for the continued expansion and development of the natural gas storage facilities. As a result of the extinguishment of the Secured
Notes, the Company recorded an extraordinary loss in 1998 of approximately $6.7 million. In addition, the restricted cash balance of $2,084 at December 31, 1997 was made available to the Company.

     The 8.25% senior unsecured notes are fully and unconditionally guaranteed on a joint and several basis by all subsidiaries of the Company, each of which is wholly-owned. The Company has no operations or assets other than its investment in its wholly-owned subsidiaries. The Company is currently in the process of an offering to exchange all of the outstanding 8.25% senior unsecured notes for newly issued notes ("New Notes"). The New Notes will be registered with the Securities and Exchange Commission under the Securities Act of 1933.
The New Notes are identical in all material aspects to the form and term of the 8.25% senior unsecured notes except for certain transfer restrictions and registration rights related to the 8.25% senior unsecured notes, and will also be fully and unconditionally guaranteed on a joint and general basis by all subsidiaries of the Company, each of which is wholly owned.

     MHP has adopted a 401(k) savings plan for all of its employees effective
January 1, 1998. Participation in the plan is optional. Employer contributions are equal to 50% of employee contributions up to 6% of participants' elected annual salary deferral contributions, subject to certain limitations.

     On January 1, 1995, MHP entered into employment agreements with two of its executives. The agreements provide for certain payments of bonuses upon meeting certain objectives and incentive compensation payments based upon the increase in the value of MHP. These agreements have been terminated as of December 31, 1997 and new employment agreements have been entered into with the key executive management team. At December 31, 1997, $600 was reflected in the consolidated statement of financial position and results of operations as payments due as a result of the termination of the agreements.

     In April 1998, the Company executed a credit facility (the "New Credit
Facility") with Bank One, Texas, N.A. that expires December 2000. The New
Credit Facility provides for revolving credit borrowings up to $20.0 million in the aggregate outstanding at any time. Borrowings under the credit facility will bear interest at a rate per annum, at the Company's option, equal to: (i) the bank's prime rate or (ii) the London Interbank Offered Rate plus 2%. The New
Credit Facility is secured by substantially all the assets of the Company and includes certain covenants applicable to the Company, including requirements that the Company comply with certain financial ratios.

                                      F-19

                         REPORT OF INDEPENDENT AUDITORS

Market Hub Partners Finance, Inc.

     We have audited the accompanying balance sheet of Market Hub Partners
Finance, Inc. (a wholly owned subsidiary of Market Hub Partners Storage, L.P.)
as of March 31, 1998. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audit provides a reasonable basis for an opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Market Hub Partners Finance, Inc.
as of March 31, 1998 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Houston, Texas
July 1, 1998

                                      F-20

                       MARKET HUB PARTNERS FINANCE, INC.
        (A WHOLLY OWNED SUBSIDIARY OF MARKET HUB PARTNERS STORAGE, L.P.)
                                 BALANCE SHEET
                                 MARCH 31, 1998

Assets --                              $       0
Stockholder's Equity
     Common stock, $.01 par value;
      1,000 shares authorized,
       issued and outstanding........  $      10
     Additional paid-in capital......        990
     Contributions receivable from
      Market Hub Partners, L.P.......     (1,000)
                                       ---------
Total Stockholder's Equity...........  $   1,000
                                       =========


Note:

     Market Hub Partners Finance, Inc. ("Finance"), formed on January 30,
1998, is a wholly owned subsidiary of Market Hub Partners Storage, L.P.
("Storage"). Finance was formed to be the co-issuer with Storage of the senior notes issued in March 1998.

                                      F-21

                         REPORT OF INDEPENDENT AUDITORS

Market Hub Partners Storage, L.L.C.

     We have audited the accompanying balance sheet of Market Hub Partners
Storage, L.L.C. (wholly owned subsidiary of Market Hub Partners L.P.) as of
March 31, 1998. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audit provides a reasonable basis for an opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Market Hub Partners Storage, L.L.C.
as of March 31, 1998 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Houston, Texas
July 1, 1998

                                      F-22

                      MARKET HUB PARTNERS STORAGE, L.L.C.
            (A WHOLLY OWNED SUBSIDIARY OF MARKET HUB PARTNERS L.P.)
                                 BALANCE SHEET
                                 MARCH 31, 1998

Assets -- General partner investment
  in Market Hub Partners Storage,
  L.P................................  $  10,000
                                       =========
Member's equity......................  $  10,000
                                       =========

Note:

     Market Hub Partners Storage, L.L.C., formed on December 31, 1997, is a wholly owned subsidiary of Market Hub Partners, L.P. and owns a .01% general partner interest in Market Hub Partners Storage, L.P. ("Storage"). The $10,000 general partner investment represents approximately .01% of the book value of the partners' capital of Storage at December 31, 1997.

                                      F-23

================================================================================
  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND,
IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS
HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN
OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE
EXCHANGE NOTES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A
SOLICITATION OF AN OFFER TO BUY ANY OF THE EXCHANGE NOTES TO ANYONE OR BY ANYONE
OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS
UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS
PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY
IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME AFTER THE DATE
HEREOF OR THAT THERE HAS NOT BEEN A CHANGE IN THE AFFAIRS OF THE COMPANY SINCE
THE DATE HEREOF.

                               ------------------

              TABLE OF CONTENTS

                                                 PAGE
                                                 -----
Summary........................................     6
Risk Factors...................................    17
Market Hub Partners, L.P. and the Company......    23
Use of Proceeds................................    25
Selected Financial and Other
  Operating Data...............................    26
Unaudited Pro Forma Condensed Consolidated
  Financial Statements.........................    28
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................    32
Industry Overview..............................    37
Business.......................................    38
Management.....................................    49
Certain Transactions...........................    52
Ownership......................................    53
Description of New Credit Facility.............    54
The Exchange Offer.............................    54
Description of Exchange Notes..................    63
Certain Federal Income Tax Consequences........    95
Plan of Distribution...........................    97
Experts........................................    98
Legal Matters..................................    98
Index to Financial Statements..................   F-1

                                   MARKET HUB
                             PARTNERS STORAGE, L.P.

                              MARKET HUB PARTNERS
                                 FINANCE, INC.

                                   [MHP LOGO]

                               OFFER TO EXCHANGE
                          8 1/4% SENIOR NOTES DUE 2008
                          FOR ANY AND ALL OUTSTANDING
                          8 1/4% SENIOR NOTES DUE 2008
                           ($115,000,000 IN PRINCIPAL
                              AMOUNT OUTSTANDING)

                              -------------------
                                   PROSPECTUS
                              -------------------

                                              , 1998

================================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is comprised of limited partnerships, limited liability companies and a corporation, each formed or organized, as the case may be, under the laws of the State of Delaware. In addition, each limited partnership registering securities pursuant to this registration statement is managed by the managers and officers of its general partner, a limited liability company. As described below, the formation documents of each of these entities provide for indemnification of certain persons.

     Section 108 of the Delaware Revised Uniform Limited Partnership Act (the
"DRULPA") provides that, subject to any standards or restrictions set forth in its partnership agreement, a limited partnership may, and has the power to, indemnify and hold harmless any partner or any other person from and against any and all claims and demands whatsoever. As permitted by Section 108, the limited partnership agreements of MHP Storage, Moss Bluff and Egan provide, in relevant part that no partner of the partnership, or director, officer, partner or employee of a partner, shall be liable to the partnership or to any partner for any losses sustained or liabilities incurred as a result of any act or omission if (i) such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the partnership, and (ii) its conduct did not constitute gross negligence or willful or wanton misconduct.

     In addition, the limited partnership agreements of MHP Storage and Egan further provide that, to the fullest extent permitted by law, each partner shall be indemnified and held harmless by the partnership from and against, among other things, any and all losses, claims, damages, fines, settlements or other expenses (including legal fees and expenses) arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (other than an action by or in the right of the partnership), in which the partner may be involved, or threatened to be involved, by virtue of its status as a partner. This indemnity is available only if (i) the partner acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful, and (ii) the partner's conduct did not constitute gross negligence or willful or wanton misconduct. The termination of any action by, among other things, judgment, order, settlement or conviction shall not, of itself, create a presumption that the partner acted in a manner contrary to that specified in (i) or (ii) above. However, in the case of actions brought by and on behalf of the partnership, no indemnification may be made with respect to any claim, demand, action, suit or proceeding as to which a partner has been adjudged to be liable for gross negligence or willful or wanton misconduct, unless and only to the extent that the court in which such claim, demand, action, suit or proceeding was brought determines that the partner is fairly and reasonably entitled to indemnity. Expenses incurred by an indemnified person must be advanced by the partnership prior to the final disposition of any claim upon the partnership's receipt of any undertaking to repay such amounts in the event it is determined that the person is not entitled to indemnification.

     Section 303 of the Delaware Limited Liability Company Act (the "DLLCA") provides that, unless otherwise provided by law, the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, are solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company is obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company. As permitted by Section 303, the limited liability company agreements of Market Hub Partners Storage, L.L.C., the general partner of MHP Storage ("MHP Storage GP"), of Moss Bluff Hub Partners, L.L.C., a subsidiary guarantor and the general partner of Moss Bluff ("Moss Bluff GP") and of Egan Hub Partners, L.L.C., a subsidiary guarantor and the general partner of Egan ("Egan GP"), provide that a manager of MHP Storage GP, Moss Bluff GP or Egan GP (each the "Company"), as the case may be, will not be liable under any judgment, decree or order of a court, or in any other manner, for any debt, obligation or liability of a Company by reason of his acting as a manager of such Company. Nor will a manager of MHP Storage GP, Moss Bluff GP or Egan GP, as the case may be, be

                                      II-1

personally liable to such Company or to its members for monetary damages for breach of fiduciary duty as a manager, except for liability for any acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or for a distribution in violation of the DLLCA as a result of the willful or grossly negligent act or omission of a manager.

     Section 108 of the DLLCA provides that, subject to any standards or restrictions set forth in its limited liability company agreement, a limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. As permitted by Section 108, the limited liability company agreements of MHP Storage GP, Moss Bluff GP and Egan GP provide that a manager, officer, employee, agent or fiduciary of MHP Storage GP, Moss Bluff GP or Egan
GP, as the case may be (or of any other enterprise which such person is or was serving at the request of a Company) who is made, or is threatened to be made, a witness in or a party to a proceeding whether civil, criminal, administrative or investigative, shall be indemnified and advanced expenses by the Company to the fullest extent permitted by applicable law. A manager, officer, employee, agent or fiduciary of the Company, who, by reason of such position, is a witness in a proceeding, or is a party to and is successful in any proceeding or in any part thereof, shall be indemnified against all expenses incurred in connection with, as the case may be, such proceeding or a part thereof. A person with indemnification rights under the limited liability company agreements of MHP
Storage GP, Moss Bluff GP or Egan GP must be advanced expenses within ten days after requesting them to the fullest extent permitted by the DLLCA. The limited liability company agreements of MHP Storage GP, Moss Bluff GP and Egan GP further provide that, to the extent a Company maintains an insurance policy or policies providing liability insurance for its managers or officers, any employee, agent and fiduciary, as well as any officer or manager, entitled to indemnification under the provisions described above shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of coverage available for any such manager or officer under such policy or policies. However, no person shall be entitled to indemnification or advancement of expenses with respect to any proceeding, or any matter therein brought or made by such person against, as the case may be, MHP Storage GP, Moss Bluff GP and Egan GP.

     As permitted by Section 102 of the Delaware General Corporation Law (the
"DGCL"), the Certificate of Incorporation of Finance Corp. provides that, to the fullest extent permitted by Delaware law, no director shall be personally liable to Finance Corp. or its stockholders for monetary damages for breach of fiduciary duty as director involving any act or omission of any such director, except for liability for (i) breach of duty of loyalty to Finance Corp. or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) payment of dividends or stock repurchases or redemptions that are unlawful under the DGCL, as it may be amended, supplemented or replaced, and (iv) any transaction from which such director receives an improper personal benefit. In addition, the Certificate of Incorporation provides that, if the DGCL is amended to authorize the further elimination or limitation of liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as amended.

     Section 145 of the DGCL permits indemnification upon a determination that an officer or director has met the applicable standard of conduct. Such officer or director is required to have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of a corporation and, with respect to any criminal action, without reasonable cause to believe his conduct was unlawful. Section 145 does not authorize indemnification in actions brought by or in the right of the corporation with respect to any claim, issue or matter as to which a director or officer is adjudged to be liable to the corporation, unless specifically authorized by the Delaware Court of Chancery or the court in which such action is brought. Section 145 also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Finance Corp.'s Certificate of Incorporation provides for the indemnification of any and all persons who serve as officers and directors, and any other persons whom Finance Corp. may have the power to indemnify under the DGCL, to the fullest extent permitted under the DGCL, as the same may be amended or supplemented. In addition, the Bylaws of Finance Corp.
provide for indemnification to the fullest extent permitted by Section 145 of the DGCL of persons who are or were serving as directors, officers, employees

                                      II-2

or agents of Finance Corp. (or who are or were serving at the request of Finance
Corp. as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another entity or enterprise at the request of Finance Corp.). The Bylaws also authorize the purchase and maintenance of insurance on behalf of any persons entitled to indemnification as described above.

                                      II-3

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A)  EXHIBITS.


           3.1*      --   Certificate of Limited Partnership of Market Hub Partners Storage, L.P., as amended as of
                          January 30, 1998.

           3.2*      --   Limited Partnership Agreement of Market Hub Partners Storage, L.P., as amended as of
                          December 31, 1997. by and between Market Hub Partners Finance, L.L.C. and Market Hub
                          Partners, L.P.

           3.3*      --   Certificate of Incorporation of Market Hub Partners Finance, Inc., as of January 30, 1998.

           3.4*      --   Amended and Restated By-Laws of Market Hub Partners Finance, Inc., as of January 30, 1998.

           3.5*      --   Certificate of Formation of Moss Bluff Hub Partners, L.L.C., dated December 31, 1997.

           3.6*      --   Limited Liability Company Agreement of Moss Bluff Hub Partners, L.L.C., dated as of
                          December 31, 1997.

           3.7*      --   Certificate of Limited Partnership of Moss Bluff Hub Partners, L.P., dated December 20,
                          1994.

           3.8*      --   Amended and Restated Agreement of Limited Partnership of Moss Bluff Hub Partners, L.P.,
                          dated December 15, 1994.

           3.9*      --   Certificate of Formation of Egan Hub Partners, L.L.C., dated December 31, 1997.

           3.10*    --    Limited Liability Company Agreement of Egan Hub Partners, L.L.C., dated as of December 31,
                          1997.

           3.11*    --    Certificate of Limited Partnership of Egan Hub Partners, L.P., dated December 20, 1994.

           3.12*    --    Amended and Restated Agreement of Limited Partnership of Egan Hub Partners, L.P., dated
                          December 15, 1994.

           4.1*      --   Indenture dated March 1, 1998 by and among Market Hub Partners Storage, L.P., Market Hub
                          Partners Finance, Inc., the Subsidiary Guarantors and IBJ Schroder Bank & Trust Company,
                          as Trustee.

           4.2*      --   Registration Rights Agreement dated March 4, 1998 by and among Market Hub Partners
                          Storage, L.P., Market Hub Partners Finance, Inc., the Subsidiary Guarantors and SBC
                          Warburg Dillon Read Inc.

           4.3*      --   Note Purchase Agreement dated April 11, 1997 by and among Market Hub Partners, L.P. and the Note Purchasers Party Thereto.

           4.4*      --   Waiver and Amendment Agreement dated February 11, 1998 by and among Market Hub Partners,
                          L.P. and the Note Purchasers Party Thereto of the Note Purchase Agreement dated April 11,
                          1997.

           5.1*      --   Opinion of Baker & Botts, L.L.P.

          10.1*      --   Assumption Agreement dated March 1, 1998 by and among Market Hub Partners Storage, L.P.
                          and Market Hub Partners Finance, Inc.

          10.2*      --   Credit Agreement dated April 15, 1998 by and among Market Hub Partners Storage, L.P., the
                          Guarantors party thereto and Bank One, Texas, National Association.

          10.3*      --   Employment Agreement dated January 1, 1998 by and among Market Hub Partners, L.P., Market
                          Hub Partners Storage, L.P., Market Hub Partners Storage, L.L.C. and Donald B. Russell.

          10.4*      --   Agreement dated February 24, 1998 by and between Market Hub Partners, Inc. and Donald B.
                          Russell.

          10.5*      --   Employment Agreement dated January 1, 1998 by and among Market Hub Partners, L.P., Market
                          Hub Partners Storage, L.P., Market Hub Partners Storage, L.L.C. and David W. Hooker.

          10.6*      --   Agreement dated February 6, 1998 by and between Market Hub Partners, Inc. and David W.
                          Hooker.

                                      II-4

          10.7*      --   Employment Agreement dated January 1, 1998 by and among Market Hub Partners, L.P., Market
                          Hub Partners Storage, L.P., Market Hub Partners Storage, L.L.C. and Anthony J. Clark.

          10.8*      --   Employment Agreement dated January 1, 1998 by and among Market Hub Partners, L.P., Market
                          Hub Partners Storage, L.P., Market Hub Partners Storage, L.L.C. and Jack W. Gatewood.

          10.9*      --   Employment Agreement dated February 8, 1998 by and among Market Hub Partners, L.P., Market
                          Hub Partners Storage, L.P., Market Hub Partners Storage, L.L.C. and Patrick Lorio.

          10.10*    --    Employment Agreement dated January 1, 1998 by and among Market Hub Partners, L.P., Market
                          Hub Partners Storage, L.P., Market Hub Partners Storage, L.L.C. and Mark D. Cook.

          12.1*      --   Statement regarding computation of ratios.

          16.1*      --   Letter regarding Change in Certifying Accountant.

          21.1*      --   Subsidiaries of Market Hub Partners Storage, L.P.

          23.1       --   Consent of Deloitte & Touche LLP dated July 6, 1998.

          23.2       --   Consent of Arthur Andersen LLP dated July 6, 1998.

          23.3*      --   Consent of Baker & Botts, L.L.P. (included in Exhibit 5.1).

          24.1*      --   Powers of attorney of directors and officers of the Company.

          25.1*      --   Statement of Eligibility of Trustee on Form T-1.

          27.1*      --   Financial Data Schedule.

          99.1*      --   Form of Letter of Transmittal.

          99.2*      --   Form of Notice of Guaranteed Delivery.

          99.3*      --   Form of Tender Instructions.

------------
* Previously filed.

(B)  FINANCIAL STATEMENT SCHEDULES.

     All schedules are omitted because they are not applicable or because the required information is contained in the Financial Statements or Notes thereto.

ITEM 22.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

     PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective

                                      II-5

     amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provision described under Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
     In the event that a claim for indemnification against such liabilities
     (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.
     This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                      II-6

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 6, 1998.

                                      MARKET HUB PARTNERS STORAGE, L.P.

                                      By: MARKET HUB PARTNERS STORAGE, L.L.C.,
                                         its General Partner

                                      By: /s/ ANTHONY J. CLARK
                                              ANTHONY J. CLARK
                                      VICE PRESIDENT AND CHIEF FINANCIAL
                                                   OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.


              SIGNATURE                                   TITLE                         DATE
-------------------------------------  -------------------------------------------  -------------
        /s/DONALD N. FURMAN*           Director and Chairman                        July 6, 1998
          DONALD N. FURMAN

        /s/DONALD B. RUSSELL*          President and Chief Executive Officer        July 6, 1998
          DONALD B. RUSSELL            (Principal Executive Officer)

         /s/DAVID W. HOOKER            Executive Vice President and Chief           July 6, 1998
           DAVID W. HOOKER             Operating Officer

         /s/ANTHONY J. CLARK           Vice President and Chief Financial           July 6, 1998
          ANTHONY J. CLARK             Officer (Principal Financial and
                                       Accounting Officer)

         /s/M. SCOTT JONES*            Manager                                      July 6, 1998
           M. SCOTT JONES

         /s/LON C. MITCHELL*           Manager                                      July 6, 1998
           LON C. MITCHELL

         /s/EILEEN A. MORAN*           Manager                                      July 6, 1998
           EILEEN A. MORAN

        /s/JAMES W. TOMASIAK*          Manager                                      July 6, 1998
          JAMES W. TOMASIAK

        /s/JEFFREY W. YUNDT*           Manager                                      July 6, 1998
          JEFFREY W. YUNDT

      *By: /s/ANTHONY J. CLARK
      (PURSUANT TO A POWER OF
      ATTORNEY FILED HEREWITH)

                                      II-7

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 6, 1998.

                                      MARKET HUB PARTNERS FINANCE, INC.

                                      By: /s/ ANTHONY J. CLARK
                                              ANTHONY J. CLARK
                                      VICE PRESIDENT AND CHIEF FINANCIAL
                                                   OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.


              SIGNATURE                                   TITLE                         DATE
-------------------------------------  -------------------------------------------  -------------
        /s/DONALD N. FURMAN*           Director and Chairman                        July 6, 1998
          DONALD N. FURMAN

        /s/DONALD B. RUSSELL*          President and Chief Executive Officer        July 6, 1998
          DONALD B. RUSSELL            (Principal Executive Officer)

         /s/DAVID W. HOOKER            Executive Vice President and Chief           July 6, 1998
           DAVID W. HOOKER             Operating Officer

         /s/ANTHONY J. CLARK           Vice President and Chief Financial           July 6, 1998
          ANTHONY J. CLARK             Officer (Principal Financial and
                                       Accounting Officer)

         /s/M. SCOTT JONES*            Director                                     July 6, 1998
           M. SCOTT JONES

         /s/LON C. MITCHELL*           Director                                     July 6, 1998
           LON C. MITCHELL

         /s/EILEEN A. MORAN*           Director                                     July 6, 1998
           EILEEN A. MORAN

        /s/JAMES W. TOMASIAK*          Director                                     July 6, 1998
          JAMES W. TOMASIAK

        /s/JEFFREY W. YUNDT*           Director                                     July 6, 1998
          JEFFREY W. YUNDT

      *By: /s/ANTHONY J. CLARK
      (PURSUANT TO A POWER OF
      ATTORNEY FILED HEREWITH)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 6, 1998.

                                      MOSS BLUFF HUB PARTNERS, L.P.

                                      By: MOSS BLUFF HUB PARTNERS, L.L.C.,
                                         its General Partner

                                      By: /s/ ANTHONY J. CLARK
                                              ANTHONY J. CLARK
                                      VICE PRESIDENT AND CHIEF FINANCIAL
                                                  OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                   TITLE                         DATE
-------------------------------------  -------------------------------------------  -------------
        /s/DONALD N. FURMAN*           Director and Chairman                        July 6, 1998
          DONALD N. FURMAN

        /s/DONALD B. RUSSELL*          President and Chief Executive Officer        July 6, 1998
          DONALD B. RUSSELL            (Principal Executive Officer)

         /s/DAVID W. HOOKER            Executive Vice President and Chief           July 6, 1998
           DAVID W. HOOKER             Operating Officer

         /s/ANTHONY J. CLARK           Vice President and Chief Financial           July 6, 1998
          ANTHONY J. CLARK             Officer (Principal Financial and
                                       Accounting Officer)

         /s/M. SCOTT JONES*            Manager                                      July 6, 1998
           M. SCOTT JONES

         /s/LON C. MITCHELL*           Manager                                      July 6, 1998
           LON C. MITCHELL

         /s/EILEEN A. MORAN*           Manager                                      July 6, 1998
           EILEEN A. MORAN

        /s/JAMES W. TOMASIAK*          Manager                                      July 6, 1998
          JAMES W. TOMASIAK

        /s/JEFFREY W. YUNDT*           Manager                                      July 6, 1998
          JEFFREY W. YUNDT

      *By: /s/ANTHONY J. CLARK
      (PURSUANT TO A POWER OF
      ATTORNEY FILED HEREWITH)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 6, 1998.

                                      MOSS BLUFF HUB PARTNERS, L.L.C.

                                      By: /s/ ANTHONY J. CLARK
                                              ANTHONY J. CLARK
                                      VICE PRESIDENT AND CHIEF FINANCIAL
                                                  OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                  TITLE                         DATE
-------------------------------------  -----------------------------------------  --------------
        /s/DONALD N. FURMAN*           Director and Chairman                       July 6, 1998
          DONALD N. FURMAN

        /s/DONALD B. RUSSELL*          President and Chief Executive Officer       July 6, 1998
          DONALD B. RUSSELL            (Principal Executive Officer)

         /s/DAVID W. HOOKER            Executive Vice President and Chief          July 6, 1998
           DAVID W. HOOKER             Operating Officer

         /s/ANTHONY J. CLARK           Vice President and Chief Financial          July 6, 1998
          ANTHONY J. CLARK             Officer (Principal Financial and
                                       Accounting Officer)

         /s/M. SCOTT JONES*            Manager                                     July 6, 1998
           M. SCOTT JONES

         /s/LON C. MITCHELL*           Manager                                     July 6, 1998
           LON C. MITCHELL

         /s/EILEEN A. MORAN*           Manager                                     July 6, 1998
           EILEEN A. MORAN

        /s/JAMES W. TOMASIAK*          Manager                                     July 6, 1998
          JAMES W. TOMASIAK

        /s/JEFFREY W. YUNDT*           Manager                                     July 6, 1998
          JEFFREY W. YUNDT

      *By: /s/ANTHONY J. CLARK
      (PURSUANT TO A POWER OF
      ATTORNEY FILED HEREWITH)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 6, 1998.

                                      EGAN HUB PARTNERS, L.P.

                                      By: EGAN HUB PARTNERS, L.L.C.,
                                         its General Partner

                                      By: /s/ ANTHONY J. CLARK
                                              ANTHONY J. CLARK
                                      VICE PRESIDENT AND CHIEF FINANCIAL
                                                  OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                  TITLE                         DATE
-------------------------------------  -----------------------------------------  --------------
        /s/DONALD N. FURMAN*           Director and Chairman                       July 6, 1998
          DONALD N. FURMAN

        /s/DONALD B. RUSSELL*          President and Chief Executive Officer       July 6, 1998
          DONALD B. RUSSELL            (Principal Executive Officer)

         /s/DAVID W. HOOKER            Executive Vice President and Chief          July 6, 1998
           DAVID W. HOOKER             Operating Officer

         /s/ANTHONY J. CLARK           Vice President and Chief Financial          July 6, 1998
          ANTHONY J. CLARK             Officer (Principal Financial and
                                       Accounting Officer)

         /s/M. SCOTT JONES*            Manager                                     July 6, 1998
           M. SCOTT JONES

         /s/LON C. MITCHELL*           Manager                                     July 6, 1998
           LON C. MITCHELL

         /s/EILEEN A. MORAN*           Manager                                     July 6, 1998
           EILEEN A. MORAN

        /s/JAMES W. TOMASIAK*          Manager                                     July 6, 1998
          JAMES W. TOMASIAK

        /s/JEFFREY W. YUNDT*           Manager                                     July 6, 1998
          JEFFREY W. YUNDT

      *By: /s/ANTHONY J. CLARK
      (PURSUANT TO A POWER OF
      ATTORNEY FILED HEREWITH)


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 6, 1998.

                                      EGAN HUB PARTNERS, L.L.C.

                                      By: /s/ ANTHONY J. CLARK
                                              ANTHONY J. CLARK
                                       VICE PRESIDENT AND CHIEF FINANCIAL
                                                   OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                  TITLE                         DATE
-------------------------------------  -----------------------------------------  --------------
        /s/DONALD N. FURMAN*           Director and Chairman                       July 6, 1998
          DONALD N. FURMAN

        /s/DONALD B. RUSSELL*          President and Chief Executive Officer       July 6, 1998
          DONALD B. RUSSELL            (Principal Executive Officer)

         /s/DAVID W. HOOKER            Executive Vice President and Chief          July 6, 1998
           DAVID W. HOOKER             Operating Officer

         /s/ANTHONY J. CLARK           Vice President and Chief Financial          July 6, 1998
          ANTHONY J. CLARK             Officer (Principal Financial and
                                       Accounting Officer)

         /s/M. SCOTT JONES*            Manager                                     July 6, 1998
           M. SCOTT JONES

         /s/LON C. MITCHELL*           Manager                                     July 6, 1998
           LON C. MITCHELL

         /s/EILEEN A. MORAN*           Manager                                     July 6, 1998
           EILEEN A. MORAN

        /s/JAMES W. TOMASIAK*          Manager                                     July 6, 1998
          JAMES W. TOMASIAK

        /s/JEFFREY W. YUNDT*           Manager                                     July 6, 1998
          JEFFREY W. YUNDT

      *By: /s/ANTHONY J. CLARK
      (PURSUANT TO A POWER OF
      ATTORNEY FILED HEREWITH)

                                     II-12

                               INDEX TO EXHIBITS

           3.1*      -- Certificate of Limited Partnership of
                        Market Hub Partners Storage, L.P., as
                        amended as of January 30, 1998.

           3.2*      -- Limited Partnership Agreement of Market
                        Hub Partners Storage, L.P., as amended
                        as of December 31, 1997. by and between
                        Market Hub Partners Finance, L.L.C. and
                        Market Hub Partners, L.P.

           3.3*      -- Certificate of Incorporation of Market
                        Hub Partners Finance, Inc., as of
                        January 30, 1998.

           3.4*      -- Amended and Restated By-Laws of Market
                        Hub Partners Finance, Inc., as of
                        January 30, 1998.

           3.5*      -- Certificate of Formation of Moss Bluff
                        Hub Partners, L.L.C., dated December 31,
                        1997.

           3.6*      -- Limited Liability Company Agreement of
                        Moss Bluff Hub Partners, L.L.C., dated
                        as of December 31, 1997.

           3.7*      -- Certificate of Limited Partnership of
                        Moss Bluff Hub Partners, L.P., dated
                        December 20, 1994.

           3.8*      -- Amended and Restated Agreement of
                        Limited Partnership of Moss Bluff Hub
                        Partners, L.P., dated December 15, 1994.

           3.9*      -- Certificate of Formation of Egan Hub
                        Partners, L.L.C., dated December 31,
                        1997.

           3.10*    --  Limited Liability Company Agreement of
                        Egan Hub Partners, L.L.C., dated as of
                        December 31, 1997.

           3.11*    --  Certificate of Limited Partnership of
                        Egan Hub Partners, L.P., dated December
                        20, 1994.

           3.12*    --  Amended and Restated Agreement of
                        Limited Partnership of Egan Hub
                        Partners, L.P., dated December 15, 1994.

           4.1*     --  Indenture dated March 1, 1998 by and
                        among Market Hub Partners Storage, L.P.,
                        Market Hub Partners Finance, Inc., the
                        Subsidiary Guarantors and IBJ Schroder
                        Bank & Trust Company, as Trustee.

           4.2*     --  Registration Rights Agreement dated
                        March 4, 1998 by and among Market Hub
                        Partners Storage, L.P., Market Hub
                        Partners Finance, Inc., the Subsidiary
                        Guarantors and SBC Warburg Dillon Read
                        Inc.

           4.3*     --  Note Purchase Agreement dated April 11,
                        1997 by and among Market Hub Partners,
                        L.P. and the Note Purchasers Party
                        Thereto.

           4.4*     --  Waiver and Amendment Agreement dated
                        February 11, 1998 by and among Market
                        Hub Partners, L.P. and the Note
                        Purchasers Party Thereto of the Note
                        Purchase Agreement dated April 11, 1997.

           5.1*     --  Opinion of Baker & Botts, L.L.P.

          10.1*     --  Assumption Agreement dated March 1, 1998
                        by and among Market Hub Partners
                        Storage, L.P. and Market Hub Partners
                        Finance, Inc.

          10.2*     --  Credit Agreement dated April 15, 1998 by
                        and among Market Hub Partners Storage,
                        L.P., the Guarantors party thereto and
                        Bank One, Texas, National Association.

          10.3*     --  Employment Agreement dated January 1,
                        1998 by and among Market Hub Partners,
                        L.P., Market Hub Partners Storage, L.P.,
                        Market Hub Partners Storage, L.L.C. and
                        Donald B. Russell.

          10.4*     --  Agreement dated February 24, 1998 by and
                        between Market Hub Partners, Inc. and
                        Donald B. Russell.

          10.5*     --  Employment Agreement dated January 1,
                        1998 by and among Market Hub Partners,
                        L.P., Market Hub Partners Storage, L.P.,
                        Market Hub Partners Storage, L.L.C. and
                        David W. Hooker.

          10.6*     --  Agreement dated February 6, 1998 by and
                        between Market Hub Partners, Inc. and
                        David W. Hooker.

          10.7*     --  Employment Agreement dated January 1,
                        1998 by and among Market Hub Partners,
                        L.P., Market Hub Partners Storage, L.P.,
                        Market Hub Partners Storage, L.L.C. and
                        Anthony J. Clark.

          10.8*     --  Employment Agreement dated January 1,
                        1998 by and among Market Hub Partners,
                        L.P., Market Hub Partners Storage, L.P.,
                        Market Hub Partners Storage, L.L.C. and
                        Jack W. Gatewood.

          10.9*     --  Employment Agreement dated February 8,
                        1998 by and among Market Hub Partners,
                        L.P., Market Hub Partners Storage, L.P.,
                        Market Hub Partners Storage, L.L.C. and
                        Patrick Lorio.

          10.10*    --  Employment Agreement dated January 1,
                        1998 by and among Market Hub Partners,
                        L.P., Market Hub Partners Storage, L.P.,
                        Market Hub Partners Storage, L.L.C. and
                        Mark D. Cook.

          12.1*      -- Statement regarding computation of
                        ratios.

          16.1*      -- Letter regarding Change in Certifying
                        Accountant.

          21.1*      -- Subsidiaries of Market Hub Partners
                        Storage, L.P.

          23.1       -- Consent of Deloitte & Touche LLP dated
                        July 6, 1998.

          23.2       -- Consent of Arthur Andersen LLP dated
                        July 6, 1998.

          23.3*      -- Consent of Baker & Botts, L.L.P.
                        (included in Exhibit 5.1).

          24.1*      -- Powers of attorney of directors and
                        officers of the Company.

          25.1*      -- Statement of Eligibility of Trustee on
                        Form T-1.

          27.1*      -- Financial Data Schedule.

          99.1*      -- Form of Letter of Transmittal.
          99.2*      -- Form of Notice of Guaranteed Delivery.

          99.3*      -- Form of Tender Instructions.

------------
* Previously filed.